           As filed with the Securities and Exchange Commission on June 29, 1998

                         REGISTRATION STATEMENT NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                ------------------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                ------------------------------------------------

                        KEYCORP STUDENT LOAN TRUST 1998-A
                   (Issuer of the Notes and the Certificates)
                ------------------------------------------------

                       KEY BANK USA, NATIONAL ASSOCIATION
                   (Originator of the Trust described herein)
             (Exact name of Registrant as specified in its charter)

              UNITED STATES                                     34-1804148
      (State or other jurisdiction                            (IRS Employer
    of incorporation or organization)                     Identification Number)

                                    KEYCENTER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                                 (216) 689-3000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                ------------------------------------------------
                                DANIEL R. STOLZER
                              SENIOR VICE PRESIDENT
                          AND ASSOCIATE GENERAL COUNSEL
                          KEYBANK NATIONAL ASSOCIATION
                                    KEYCENTER
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                                 (216) 689-3000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                ------------------------------------------------
                                   COPIES TO:
   KATHERINE D. BRANDT, ESQ.                          REED D. AUERBACH, ESQ.
 THOMPSON HINE & FLORY LLP                       STROOCK & STROOCK & LAVAN LLP
     127 PUBLIC SQUARE                                  180 MAIDEN LANE
     3900 KEY TOWER                                 NEW YORK, NEW YORK 10038
CLEVELAND, OHIO 44114-1216
                          -----------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                ------------------------------------------------
                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                                         PROPOSED MAXIMUM          AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE       PROPOSED MAXIMUM OFFERING     AGGREGATE OFFERING       REGISTRATION
TO BE REGISTERED                      REGISTERED (1)          PRICE PER UNIT (2)             PRICE (2)               FEE
----------------------------------    --------------      -------------------------    -------------------      --------------
Asset Backed Notes.................     $1,000,000                 100%                    $1,000,000               $295.00
Asset Backed Certificates..........     $1,000,000                 100%                    $1,000,000               $295.00
Total..............................     $2,000,000                 100%                    $2,000,000               $590.00
==============================================================================================================================

(1) This Registration Statement also relates to market-making transactions that may be made by Key Capital Markets, Inc., an affiliate of the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee.
THIS REGISTRATION STATEMENT IS ALSO BEING USED TO REGISTER SECURITIES THAT MAY BE SOLD IN MARKET-MAKING TRANSACTIONS BY
AN AFFILIATE OF THE REGISTRANT. THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE
NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT
THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF
1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

         THIS REGISTRATION STATEMENT CONTAINS (i) A PROSPECTUS RELATING TO A PUBLIC OFFERING BY KEYCORP STUDENT LOAN TRUST 1998-A (THE "TRUST") OF $_____________ AGGREGATE PRINCIPAL AMOUNT OF FLOATING RATE CLASS IA-1 ASSET BACKED NOTES, $________ AGGREGATE PRINCIPAL AMOUNT OF FLOATING RATE CLASS IA-2 ASSET BACKED NOTES, $____________ AGGREGATE PRINCIPAL AMOUNT OF FLOATING RATE CLASS I-B ASSET BACKED CERTIFICATES, $___________________ AGGREGATE PRINCIPAL AMOUNT OF FLOATING RATE CLASS IIA-1 ASSET BACKED NOTES, $______ AGGREGATE PRINCIPAL AMOUNT OF FLOATING RATE CLASS IIA-2 ASSET BACKED NOTES AND $______________________ AGGREGATE PRINCIPAL AMOUNT OF FLOATING RATE CLASS II-B ASSET BACKED CERTIFICATES (COLLECTIVELY, THE "SECURITIES"); AND (ii) CERTAIN PAGES OF A SECOND PROSPECTUS WHICH MAY BE USED IN CONNECTION WITH OFFERS AND SALES RELATING TO MARKET-MAKING TRANSACTIONS IN THE SECURITIES BY AN AFFILIATE OF THE REGISTRANT. THE PROSPECTUS RELATING TO THE SECURITIES FOLLOWS IMMEDIATELY AFTER THIS EXPLANATORY NOTE. FOLLOWING SUCH PROSPECTUS ARE ALTERNATE PAGES OF THE MARKET-MAKING PROSPECTUS RELATING TO THE SECURITIES. ALL OTHER PAGES OF THE PUBLIC OFFERING PROSPECTUS FOR THE SECURITIES ARE ALSO TO BE USED FOR THE MARKET-MAKING PROSPECTUS.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED ___________ __, 1998
                                 $_____________
                        KEYCORP STUDENT LOAN TRUST 1998-A

                       KEY BANK USA, NATIONAL ASSOCIATION
                                     Seller

         The KeyCorp Student Loan Trust 1998-A (the "Trust") will issue four classes of notes (the "Notes") and two classes of certificates (the "Certificates") and together with the Notes (the "Securities") as set forth below. The Class IA-1 Notes and Class IA-2 Notes will be secured by a group ("Loan Group 1") of law school, medical school, dental school, graduate business school, and other graduate school student loans ("Student Loans"), originated by Key Bank USA, National Association (the "Seller") reinsured by the United States Department of Education as described herein. The Class I-B Certificates will represent undivided beneficial ownership interests in the Student Loans to be included in Loan Group 1. The Class IIA-1 Notes and Class IIA-2 Notes will be secured by a group ("Loan Group 2") of Student Loans that are not reinsured by the United States Department of Education. The Class II-B Certificates will represent undivided beneficial ownership interests in the Student Loans to be included in Loan Group 2. Pennsylvania Higher Education Assistance Agency ("PHEAA" and in its capacity as servicer, "Servicer") and EFS Services, Inc. ("EFS" or "Servicer") will service the Student Loans included in the Trust.

         Interest on and principal of the Securities will be payable quarterly on or about the twenty-seventh day of each March, June, September and December, commencing December 27, 1998; provided, that no distributions in respect of principal of the Class A-2 Notes related to a Loan Group will be payable until the Class A-1 Notes related to such Loan Group are paid in full, and no distributions in respect of principal of the Certificates related to a Loan Group will be payable until the Class A-2 Notes related to such Loan Group are paid in full. The rights of Certificateholders to receive payments of interest and principal shall be subordinated to the rights of the Noteholders to receive payments of interest and principal to the extent described herein.

         Neither the Notes nor the Certificates will be listed on any national securities exchange. Credit Suisse First Boston Corporation intends to, and Key Capital Markets, Inc. may, make a secondary market in the Notes and the Certificates but neither has any obligation to do so. There can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will continue.

SEE "RISK FACTORS" BEGINNING ON PAGE FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES REPRESENT OBLIGATIONS OF, THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICERS OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE NOTES ARE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

                     Original Class                                               Underwriting       Proceeds to
                   Principal Balance       Interest Rate      Price to Public       Discount          Seller(2)
                   -----------------       -------------      ---------------       --------          ---------

Class IA-1 Notes......      $                     (1)                 %                 %                 %
Class IA-2 Notes......      $                     (1)                 %                 %                 %
Class I-B Certificates      $                     (1)                 %                 %                 %
Class IIA-1 Notes.....      $                     (1)                 %                 %                 %
Class IIA-2 Notes.....      $                     (1)                 %                 %                 %
Class II-B Certificates     $                     (1)                 %                 %                 %
Total

(1)  Interest will accrue with respect to each Interest Period at a rate per annum equal to the lesser of
     (i) the applicable Investor Index plus the applicable Margin and (ii) the Student Loan Rate as described herein.

(2) Before deducting expenses, estimated to be $___________.

     The Securities are offered by Credit Suisse First Boston Corporation and Key Capital Markets, Inc. (the "Underwriters") when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Securities in book-entry form will be made through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and, in the case of the Notes, also Cedel Bank, societe anonyme and the Euroclear System on or about ________ __, 1998.

After the initial distribution of the Securities by the Underwriters, this Prospectus may be used by Key Capital Markets, Inc., an affiliate of the Seller, in connection with market making transactions in the Securities. Key Capital Markets, Inc., may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference."

Credit Suisse First Boston                             Key Capital Markets, Inc.
                                -----------------
              The date of this Prospectus is __________ ___, 1998.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS WHICH STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES AND THE CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE EXCHANGE OF NOTES AND CERTIFICATES TO COVER SHORT POSITIONS. SUCH STABILIZING , IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."


                              AVAILABLE INFORMATION

         The Seller, as originator of the Trust, has filed a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission (the "Commission") with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which forms part of the Registration Statement, does not contain all the information contained in the Registration Statement. For further information reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates and electronically through the Commission's Electronic Gathering and Retrieval System at the Commission's Web Site (http://www.sec.gov).


                           REPORTS TO SECURITYHOLDERS

         Unless and until Definitive Notes or Definitive Certificates are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by Key Bank USA, National Association in its capacity as Administrator (the "Administrator") and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes and the Certificates, but will not be sent to any beneficial holder of the Securities. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Securities--Book-Entry Registration" and "--Reports to Securityholders." The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Trust intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by the Administrator, on behalf of the Trust, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes and Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Administrator will provide, without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Key Bank USA, National Association, Education Resources, 800 Superior Avenue, Cleveland, Ohio, 44114, Attention: Trust Administrator, KeyCorp Student Loan Trust 1998-A. Telephone requests for such copies should be directed to the Administrator at (800) 523-7248.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein. Certain capitalized terms used herein are defined elsewhere herein on the pages indicated in the "Index of Principal Terms."

Issuer......................................KeyCorp Student Loan Trust 1998-A (the "Trust").

Securities Offered..........................Group 1 Securities and Group 2 Securities (the "Securities").  The
                                            initial principal amount of each of the Securities, is set forth on the cover page  hereof. The Securities  will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only.  Persons acquiring beneficial ownership interests in the Notes will hold their interests in the Notes through
                                            The Depository Trust Company  ("DTC") in the United States or Cedel Bank,
                                            S.A. ("Cedel") or the Euroclear System ("Euroclear") in Europe and
                                            persons acquiring beneficial ownership interests in the Certificates will hold their interests in the Certificates through DTC. See
                                            "Description of the Securities--Book-Entry Registration." Securityholders
                                            will not be entitled to receive a Definitive Security, except in the event that Definitive Securities are issued in the limited circumstances described herein. See "Description of the Securities--Definitive Securities."
Designations

     Group 1 Notes..........................Class IA-1 Notes, Class IA-2 Notes.

     Group 2 Notes .........................Class IIA-1 Notes, Class IIA-2 Notes.

     Group 1 Securities ....................Class IA-1 Notes, Class IA-2 Notes and Class I-B Certificates.

     Group 2 Securities ....................Class IIA-1 Notes, Class IIA-2 Notes and Class II-B Certificates.

     Class A-1 Notes .......................Class IA-1 Notes and/or Class IIA-1 Notes, as the case may be.

     Class A-2 Notes .......................Class IA-2 Notes and/or Class IIA-2 Notes, as the case may be.

     Notes .................................Class IA-1  Notes,  Class IA-2  Notes,  Class  IIA-1 Notes and Class IIA-2
                                            Notes.

     Securities ............................Class IA-1 Notes, Class IA-2 Notes, Class I-B Certificates, Class IIA-1
                                            Notes, Class IIA-2 Notes and Class II-B Certificates.

     Certificates ..........................Class I-B Certificates and Class II-B Certificates.

     T-Bill Indexed Securities .............As specified in the final Prospectus.

     LIBOR Indexed Securities ..............As specified in the final Prospectus.

Seller......................................Key Bank USA, National  Association,  a national banking  association (the
                                            "Seller").  See "The Seller."

Servicers...................................Pennsylvania  Higher  Education   Assistance  Agency,  an  agency  of  the
                                            Commonwealth  of  Pennsylvania   ("PHEAA")  and  EFS  Services,   Inc.,
                                            a wholly-owned  subsidiary of EFS, Inc. of Indiana  ("EFS" and together with PHEAA, the "Servicers").

Eligible Lender Trustee.....................The First  National  Bank of Chicago, as trustee (the "Eligible Lender
                                            Trustee")  under the Amended and Restated Trust Agreement dated as of
                                            September 1,  1998 (as amended  and  supplemented from time to time,  the
                                            "Trust Agreement")  between the Seller and the Eligible Lender Trustee pursuant to which the Eligible  Lender Trustee acts as holder of legal title to the Financed Student  Loans on behalf of  the Trust.  See
                                            "Formation of the Trust--Eligible Lender Trustee."

Indenture Trustee...........................Bankers Trust Company, as trustee (the "Indenture Trustee") under the
                                            Indenture dated as of September 1, 1998 (as amended and supplemented from time to time, the "Indenture") between the Trust and the Indenture Trustee.

Administrator...............................Key Bank USA, National Association, as administrator (the "Administrator")
                                            on behalf of the Trust pursuant to the Administration Agreement dated as of
                                            September 1, 1998 (as amended and supplemented from time to time, the
                                            "Administration Agreement"), among the Administrator, the Trust and the
                                            Indenture Trustee. See "The Seller, the Administrator and the Servicers--The
                                            Administrator."

Transaction Overview........................The Trust will issue Notes pursuant  to the Indenture  and  Certificates pursuant  to the Trust Agreement.  The assets of the Trust  will  include certain law school, medical  school,  dental school,  graduate  business school and other  graduate  school student loans  (collectively,  "Student
                                            Loans") that are acquired  from the Seller on the Closing  Date and from time to time thereafter as described under "--Assets of the Trust--Financed Student
                                            Loans" (collectively, "Financed Student Loans"). The Financed Student Loans will be divided into two loan groups. Loan group 1 ("Loan Group 1") will consist of Financed
                                            Student Loans that are reinsured by the United States Department of Education (the
                                            "Department") as described under "--Assets of the Trust--Financed StudenT Loans"
                                            (collectively, "Financed Federal Loans"). Loan group 2 ("Loan Group 2") will consist of
                                            Financed Student Loans that are not reinsured by the Department or any other government agency (collectively, "Financed Private Loans"). The Group 1 Notes will be secured by the Financed Federal Loans and certain other assets of the Trust. The Group 1
                                            Certificates represent undivided beneficial ownership interests in the Financed Federal
                                            Loans and certain other assets of the Trust. Payments of interest on and principal of the Group 1 Securities will be made primarily from collections and other payments received with respect to the Financed Federal Loans.

                                            The Group 2 Notes will be secured by the Financed Private Loans and certain other assets of the Trust. The Group 2 Certificates will represent undivided beneficial ownership interests in the Financed Private Loans and certain other assets of the Trust. Payments of interest on and principal of the Group 2
                                            Securities will be made primarily from collections and other payments received with respect to the Financed Private Loans.

                                            The rights of the holders of Group 1 Certificates are subordinated to the rights of the holders of the Group 1 Notes to the extent described herein. The rights of the holders of Group 2 Certificates are subordinated to the rights of the holders of the Group 2 Notes to the extent described herein. Except for the limited cross-collateralization described herein under


                                            "Description of the Transfer and Servicing Agreements--Cross-Collateralization",
                                            the Group 1 Securities will not have the benefit of payments received in respect of Loan Group 2 and the Group 2 Securities will not have the benefit of payments received in respect of Loan Group 1. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Subordination of the
                                            Certificates." Set forth below is a summary of the material payment terms of the Securities.

A. Distribution Dates                       On or about the twenty-seventh day of each March, June, September and December, commencing December 27, 1998.

B. Record Date                              Payments in respect of the Securities will be payable to holders of record as of the business day preceding each Distribution Date.

C. Closing Date                             ________________ ____, 1998

D. Interest Period                          With respect to any Distribution Date, interest will accrue on the Securities from the previous Distribution Date to but excluding such Distribution Date, except that with respect to the initial Distribution Date, interest will accrue on the
                                            Securities from the Closing Date to, but excluding such Distribution Date.

E. Interest                                 Interest will accrue with respect to each Interest Period on each class of
                                            Securities at a per annum rate equal to the lesser of the Formula Rate and the
                                            Student Loan Rate (determined as described under "Description of the
                                            Securities--The Notes--Distributions of Interest").

                                            The "Investor Index" means (x) in the case of T-Bill Indexed Securities, the daily weighted average of the T-Bill Rates within such Interest Period
                                            (determined as described under "Description of the Securities--Determination of the T-Bill Rates") or (y) in the case of LIBOR Indexed Securities, Three-Month
                                            LIBOR (determined as described under "Description of the
                                            Securities--Determination of LIBOR").

                                            The "Formula Rate" for any class of Securities shall mean the applicable
                                            Investor Index plus the applicable Margin.

                                            The "Margin" will be ___% for the Class IA-1 Notes, ___% for the Class IA-2
                                            Notes, ___% for the Class I-B Certificates, ___% for the Class IIA-1 Notes,
                                            ___% for the Class IIA-2 Notes and ___% for the Class II-B Certificates.

                                            The Student Loan Rate for any Interest Period is a rate calculated generally on the basis of collections on the Financed Student Loans available or expected to be available to pay interest on the Securities after payment of certain expenses of the Trust for such Interest Period. See " Description of the
                                            Securities--The Notes--Distributions of Interest."

                                            Interest on the T-Bill Indexed Securities will be calculated on the basis of the actual number of days elapsed in the related Interest Period divided by
                                            365, or 366 in the case of leap year. Interest on the LIBOR Indexed Securities will be calculated on the basis of the actual number of days elapsed in the related Interest Period divided by 360.

                                            The amount of interest payable on any class of Securities on any Distribution
                                            Date will not exceed the Student Loan Rate for such class. To the extent that for any Interest Period the rate for any class of Securities calculated on the basis of the Formula Rate exceeds the Student Loan Rate, the amount of such excess (together with the unpaid portion of any such excess from prior
                                            Distribution Dates and interest accrued thereon at the Formula Rate for such class of Securities) will be paid on such Distribution Date or any subsequent
                                            Distribution Date on a subordinated basis to the extent funds are allocated and available therefor after making all required prior allocations and distributions for such Loan Group on such Distribution Dates, as described under "Description of the Transfer and Servicing Agreements--Distributions."
                                            The payment of such amounts due to Certificateholders of the Certificates related to a Loan Group on any Distribution Date (such amount, the
                                            "Certificateholders' Interest Index Carryover") is further subordinated to the payment of such amounts due to the Noteholders of the Notes related to a Loan
                                            Group on  Distribution Date (such amount, the "Noteholders' Interest Index
                                            Carryover"). To the extent funds are available therefor, the
                                            Certificateholders' Interest Index Carryover related to any Loan Group may be paid prior to the time that the Notes related to such Loan Group are paid in full. The ratings on the Securities do not address the likelihood of payment of any Noteholders' Interest Index Carryover or Certificateholders' Interest
                                            Index Carryover.

F.  Principal                               Principal  on the Notes  related  to a Loan  Group will be payable on each
                                            Distribution  Date, first to the principal  balance of the Class A-1 Notes related to such Loan  Group  until  such  principal  balance is reduced to zero and then to the  principal  balance of the Class A-2 Notes related to such  Loan  Group  until  such  principal  balance  is  reduced  to  zero.
                                            Principal of the  Certificates  related to a Loan Group will be payable on each  Distribution  Date on and  after  the  Class A-2 Notes for such Loan
                                            Group have been paid in full.  The amount of  principal  distributable  on any Distribution  Date for Securities  related to any Loan Group generally will be  equal to the  amount  of  collections  received  on the  Financed
                                            Student  Loans in such related  Loan Group  during the related  Collection
                                            Period  (less  certain  expenses  of  the  Trust  and  other   allocations
                                            described  herein,  necessary to reduce the sum of the principal  balances of  the  related  Notes  and  Certificates  to  the  applicable  Specified
                                            Collateral  Balance for such  Distribution  Date). See "Description of the
                                            Transfer and Servicing Agreements--Distributions."

                                            On the Closing Date, the sum of the aggregate initial principal amount of the
                                            Group 1 Notes and the initial Certificate Balance of the Class I-B Certificates is ____% of the sum of the aggregate principal balance of the Initial Financed
                                            Federal Loans as of the Statistical Cutoff Date and the Pre-Funded Amount
                                            allocable to Loan Group 1 as of the Closing Date. On the Closing Date, the sum
                                            of the aggregate initial principal amount of the Group 2 Notes and initial
                                            Certificate Balance of the Class II-B Certificates is ____% of the sum of the
                                            aggregate principal balance of the Initial Financed Private Loans as of the
                                            Statistical Cutoff Date and Pre-Funded Amount allocable to Loan Group 2 as of the Closing Date. The transaction is structured such that collections on the
                                            Financed Student Loans in a Loan Group should be available to make accelerated payments of principal on the Notes related to such Loan Group, such accelerated payments of principal being included as part of the Principal Distribution
                                            Amount for the Securities related to such Loan Group, thereby reducing the amount by which the outstanding principal

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                                             balance of the Notes related to such Loan Group and the Certificate Balance of the Certificates related to such Loan Group exceeds the sum of the aggregate principal balance of the Financed Student Loans in such Loan Group and the
                                             Group 1 or Group 2 Pre-Funded Amount, as applicable. The actual rate and timing of any accelerated payments of principal, however, will depend on a number of factors, including the rate and timing of the payments on the Financed Student
                                             Loans in such Loan Group. It is expected that initially there may not be any such accelerated payments of principal because of the payment status of many of the Financed Student Loans and the fact that certain of the Financed Student
                                             Loans require the related borrowers to pay only interest for a period of two years. There can be no assurance of the actual rate or timing of such accelerated payments of principal or when the sum of the aggregate principal amount of the Notes related to a Loan Group and Certificate Balance of the
                                             Certificates related to a Loan Group will equal the Sum of the Pool Balance for such Loan Group and the Group 1 or Group 2 Pre-Funded Amount, as applicable.
                                             See "Risk Factors--Principal Balance of Group 1 Securities Exceeds the Sum of
                                             the Aggregate Principal Balance of Initial Financed Student Loans in Loan Group
                                             1 and Pre-Funded Amount for Loan Group 1." Until the outstanding principal balance of Notes and Certificates related to a Loan Group has been reduced to the Specified Collateral Balance for such Loan Group and any Excess Servicing
                                             Fee allocable to such Loan Group has been paid, no amounts will be available for the payment of any Noteholders' Interest Index Carryover or
                                             Certificateholders' Interest Index Carryover with respect to the Notes and
                                             Certificates related to such Loan Group.

                                             In addition, on the Distribution Date on or immediately following the last day of the Funding Period, the amount remaining on deposit in the Group 1 Other
                                             Additional Funding Subaccount and the Group 2 Other Additional Funding
                                             Subaccount will be deposited into the respective Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Group 1 and Group 2 Pre-Funded Amounts will result in a corresponding increase in the amount of principal distributable to the Group 1 Securities and
                                             Group 2 Securities, respectively, on such Distribution Date.

                                             "Principal Distribution Amount" means, for the Securities related to a Loan
                                             Group and with respect to any Distribution Date, the amount by which the sum of the outstanding principal balance of the Notes and Certificates related to such
                                             Loan Group exceeds the Specified Collateral Balance for such Loan Group.

                                             "Specified Collateral Balance" generally means for any Loan Group and, with respect to any Distribution Date, the sum of (a) the Pool Balance of such Loan
                                             Group as of the last day of the related Collection Period plus (b) the
                                             Pre-Funded Amount for such Loan Group as of the last day of the related
                                             Collection Period.

G.  Maturity Dates                           Class                               Final Maturity Date
                                             -----                               -------------------

                                             Class IA-1 Notes

                                             Class IA-2 Notes

                                             Class I-B Certificates
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                                        Class IIA-1 Notes

                                        Class IIA-2 Notes

                                        Class II-B Certificates

                                        Although the maturity of some of the Financed Student Loans in a Loan Group will extend beyond the maturity dates for the Securities related to such Loan
                                        Group, the actual maturity of one or more classes of such Securities could occur sooner than such dates as a result of a variety of factors as described under "Description of the Securities -- The Notes" and "-- The Certificates"
                                        herein.

H. Mandatory Redemption
   of Notes and Certificates            On the Closing Date approximately $___________ (the "Group 1 Subsequent Pool
                                        Pre-Funded Amount") will be allocated to the Subsequent Pool Pre-Funding
                                        Subaccount of the Pre-Funding Account related to Loan Group 1 and $___________
                                        (the "Group 2 Subsequent Pool Pre-Funded Amount") will be allocated to the
                                        Subsequent Pool Pre-Funding Subaccount of the Pre-Funding Account related to
                                        Loan Group 2, in each case, to purchase Student Loans, from a pool of Student
                                        Loans currently owned by the Seller (the "Subsequent Pool") and having as of
                                        September 1, 1998 (the "Statistical Cutoff Date") the characteristics described under "The Financed Student Loan Pool."

                                        If as of ______ __, __ (the "Special Determination Date"), the Group 1
                                        Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Group 1 Subsequent Pool Pre-Funded Amount, if greater than
                                        $_________, will be distributed on the first Distribution Date thereafter to redeem each class of Group 1 Notes and prepay the Class I-B Certificates on a pro rata basis, based on the initial principal balance of each class of Group 1
                                        Notes and the initial principal balance of the Class I-B Certificates; if such amount is $___________ or less, it will be distributed on the first
                                        Distribution Date only to holders of the Class IA-1 Notes.

                                        If as of the Special Determination Date, the Group 2 Subsequent Pool Pre-Funded
                                        Amount has not been reduced to zero, then the remaining Group 2 Subsequent Pool
                                        Pre-Funded Amount, if greater than $_______, will be distributed on the first
                                        Distribution Date thereafter to redeem each class of Group 2 Notes and prepay the Class II-B Certificates on a pro rata basis, based on the initial principal balance of each class of Group 2 Notes and the initial Certificate Balance of the Class II-B Certificates; if such amount is $_________ or less, it will be distributed on the first Distribution Date only to holders of the Class IIA-1
                                        Notes.

                                        In addition, on the Distribution Date on or immediately following the last day of the Funding Period, any amounts remaining on deposit in the Group 1 and
                                        Group 2 Other Additional Pre-Funding Subaccounts on such Distribution Date will be deposited into the Collection Accounts for Loan Group 1 and Loan Group 2,
                                        respectively, for distribution on the immediately following Distribution Date.
                                        Such reduction in the Group 1 and Group 2 Pre-Funded Amounts will result in a corresponding increase in the amount of principal distributable to the related
                                        Securities on such Distribution Date.
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Risk Factors................................There are material risks associated with an investment in the Securities.
                                            Prospective investors should consider the risks associated with any investment in the Securities. See "Risk Factors."

The Trust ..................................The  Trust  was  established  under  the  laws of New  York  by the  Trust
                                            Agreement.  The  activities of the Trust and the Eligible  Lender  Trustee will be limited by the terms of the Trust  Agreement to acquiring,  owning and  managing  the  Financed  Student  Loans and the  other  assets of the
                                            Trust  as  described  herein,  issuing  the  Securities,  making  payments thereon and other activities related thereto.

Assets of the Trust.........................The assets of the Trust will include the following:

A. Financed Student Loans...................The Financed Student Loans were or will be originated by the Seller and include

                                            Student Loans in Loan Group 1 and Loan Group 2. The Financed Student Loans in
                                            Loan Group 1 will include Student Loans ("Financed Federal Loans") that are guaranteed as to the payment of principal and interest by PHEAA, the
                                            Massachusetts Higher Education Assistance Corporation now doing business as
                                            American Student Assistance ("ASA"), the Nebraska Student Loan Program
                                            ("NSLP"), or the Educational Credit Management Corporation ("ECMC" and together with PHEAA in its capacity as a guarantor, ASA and NSLP, the "Federal
                                            Guarantors"), and are reinsured by the United States Department of Education
                                            (the "Department"). The Financed Student Loans in Loan Group 2 will include
                                            Student Loans ("Financed Private Loans") that are guaranteed as to the payment of principal and interest by The Education Resources Institute, Inc., a
                                            Massachusetts non-profit corporation ("TERI") or by HEMAR Insurance Company of
                                            America, a subsidiary of Sallie Mae, Inc. ("HICA" and together with TERI, the
                                            "Private Guarantors"), and are not reinsured by the Department or any other governmental entity. The Private Guarantors together with the Federal
                                            Guarantors may be referred to herein as the "Guarantors". The Financed Student
                                            Loans will be selected from the Student Loans owned by the Seller based on the criteria specified in the Sale and Servicing Agreement and described herein.
                                            The Financed Federal Loans include certain additional Student Loans to be made under the Federal Consolidation Loan Program and certain Serial Loans which are
                                            Stafford Loans. The Financed Private Loans may also include certain additional
                                            Student Loans to be made under the Private Consolidation Loan Program and certain Serial Loans which are Financed Private Loans. Financed Federal Loans made on or after October 1, 1993 are 98% guaranteed by the applicable Federal
                                            Guarantor, and reinsured against default by the Department up to a maximum of
                                            98% of Guarantee Payments. All references herein to the guarantee and reinsurance coverage with respect to the Financed Federal Loans should be understood to mean such 98% guarantee and 98% maximum reinsurance coverage, respectively, with respect to Financed Federal Loans made on or after October
                                            1, 1993.

                                            Certain incentive programs currently or hereafter made available by the Seller to borrowers under certain loan programs may also be made available by each
                                            Servicer to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and is not required by the Higher Education Act of 1965, as amended (such Act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act") will be applicable to the
                                            Financed Student Loans only if and


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                                        to the extent that the Trust receives payment from the Seller (or Seller deposits or causes a deposit to be made into the Collection Account) in an amount sufficient to offset such effective yield reductions. See "The Student
                                        Loan Financing Business--General--Incentive Programs."

                                        Loan Group 1. As of the Statistical Cutoff Date, the weighted average interest rate per annum with respect to the Initial Financed Student Loans which were
                                        Financed Federal Loans (the "Initial Financed Federal Loans" was approximately
                                        ___% and the weighted average remaining term to maturity (exclusive of any future deferral or forbearance periods and assuming expected graduation dates and typical grace periods) of the Initial Financed Federal Loans was approximately _____ months. As of the Statistical Cutoff Date, approximately
                                        ____% of the outstanding principal balance of the Initial Financed Student
                                        Loans consisted of Federal Loans (of which approximately ____% are guaranteed by PHEAA, approximately ____% are guaranteed by ASA, approximately ___% are guaranteed by NSLP and approximately ___% are guaranteed by ECMC).

                                        As of the Statistical Cutoff Date, the weighted average interest rate per annum with respect to the Financed Student Loans in the Subsequent Pool to be
                                        included in Loan Group 1 (i.e., which were Financed Federal Loans) was approximately ____%, and the weighted average remaining term to maturity
                                        (exclusive of any future deferral or forbearance periods and assuming expected graduation dates and typical grace periods) of the Subsequent Pool Student
                                        Loans was approximately _____ months. As of the Statistical Cutoff Date, approximately ____% of the outstanding principal balance of the Financed
                                        Student Loans in the Subsequent Pool consisted of Financed Federal Loans (of which approximately ____% are guaranteed by PHEAA, approximately _____% are guaranteed by ASA, approximately ___% are guaranteed by NSLP and approximately
                                        ___% are guaranteed by ECMC).

                                        Loan Group 2. As of the Statistical Cutoff Date, the weighted average interest rate per annum with respect to the Initial Financed Student Loans which were
                                        Financed Private Loans (the "Initial Financed Private Loans") was approximately
                                        ____% and the weighted average remaining term to maturity (exclusive of any future deferral or forbearance periods and assuming expected graduation dates and typical grace periods) of the Initial Financed Private Loans was approximately _____ months. As of the Statistical Cutoff Date, approximately
                                        ____% of the outstanding principal balance of the Initial Financed Student
                                        Loans consisted of Financed Private Loans (of which approximately ___% are guaranteed by TERI and approximately ____% are guaranteed by HICA).

                                        As of the Statistical Cutoff Date, the weighted average interest rate per annum with respect to the Financed Student Loans in the Subsequent Pool to be
                                        included in Loan Group 2 (i.e., which were Financed Private Loans) was approximately ____% and the weighted average remaining term to maturity
                                        (exclusive of any future deferral or forbearance periods and assuming expected graduation dates and typical grace periods) of the Subsequent Pool Student
                                        Loans was approximately _____ months. As of the Statistical Cutoff Date, approximately ____% of the outstanding principal balance of the Student Loans in the Subsequent Pool consisted of Financed Private Loans (of which approximately ____% are guaranteed by TERI and approximately ____% are guaranteed by HICA).
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                                        The statistical information presented in this Prospectus with respect to the
                                        Subsequent Pool Student Loans is as of the Statistical Cutoff Date. While the
                                        statistical distribution of the final characteristics of the Subsequent Pool
                                        Student Loans when transferred to the Trust will vary somewhat from the statistical information presented in this Prospectus, the Seller does not anticipate that the characteristics of such Subsequent Pool Student Loans will vary materially from such statistical information as of the Statistical Cutoff
                                        Date.

                                        "Collection Period" means each period of three calendar months from and including the date following the end of the preceding Collection Period (or, with respect to the first Collection Period, the period beginning on the
                                        Statistical Cutoff Date and ending on November 30, 1998).

                                        The "Initial Pool Balance" will equal (x) in the case of Loan Group 1 (i)
                                        $_________ plus (ii) the aggregate increase in the Pool Balance for such Loan
                                        Group during the Funding Period (by the Special Determination Date) occurring as a result of the purchase of Subsequent Pool Student Loans to be included in such Loan Group by the Trust and (y) in the case of Loan Group 2 (i)
                                        $____________ plus (ii) the aggregate increase in the Pool Balance for such
                                        Loan Group during the Funding Period occurring as a result of the purchase of
                                        Subsequent Pool Student Loans to be included in such Loan Group by the Trust.
                                        See "Description of the Transfer and Servicing Agreements--Credit
                                        Enhancement--Reserve Accounts."

                                        "Pool Balance" for any Loan Group is defined in "Description of the Transfer and Servicing Agreements--Distributions." The Pool Balance for any Loan Group
                                        at any time generally represents the aggregate principal balance of the
                                        Financed Student Loans in such Loan Group at the end of the preceding
                                        Collection Period (including accrued interest thereon for such Collection
                                        Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to all payments received by the Trust on the
                                        Financed Student Loans in such Loan Group during such Collection Period allocable to principal, all losses realized on Financed Student Loans in such
                                        Loan Group liquidated during such Collection Period, and all Additional
                                        Fundings allocable to such Loan Group during such Collection Period.

B.  Pre-Funding Accounts                During  the  Funding  Period,  an  account  for each  Loan  Group  will be maintained in the name of the Indenture Trustee (each a "Pre-Funding Account").
                                        On the Closing Date, approximately $__________ (the "Group 1 Pre-Funded
                                        Amount") and approximately $____________ (the "Group 2 Pre-Funded Amount"), in
                                        each case, of the net proceeds received from the sale of the Securities will be deposited in the related Pre-Funding Account. During the Funding Period the
                                        Group 1 and Group 2 Pre-Funded Amounts will be reduced from time to time by the amount thereof used to purchase additional Student Loans to be included in Loan
                                        Group 1 and Group 2, respectively, and, under certain limited circumstances described below, to cover payments of certain fees with respect to the related
                                        Loan Group and interest payments on the Group 1 Securities and Group 2
                                        Securities, respectively, in each case, in accordance with the Sale and
                                        Servicing Agreement. See "Description of the Transfer and Servicing
                                        Agreements--Additional Fundings."
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                                        On the Closing Date, for administrative convenience, a portion of the Group 1
                                        Pre-Funded Amount equal to the Group 1 Subsequent Pool Pre-Funded Amount will be allocated to an administrative subaccount of the Pre-Funding Account for
                                        Loan Group 1 (the "Group 1 Subsequent Pool Pre-Funding Subaccount") and a
                                        portion of the Group 2 Pre-Funded Amount equal to the Group 2 Subsequent Pool
                                        Pre-Funded Amount will be allocated to an administrative subaccount of the
                                        Pre-Funding Account for Loan Group 2 (the "Group 2 Subsequent Pool Pre-Funding
                                        Subaccount"). The remaining portion of the Group 1 Pre-Funded Amount equal to
                                        $_______ (the "Group 1 Other Additional Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account for Loan Group 1
                                        (the "Group 1 Other Additional Pre-Funding Subaccount"). The remaining portion of the Group 2 Pre-Funded Amount equal to $_____ (the "Group 2 Other Additional
                                        Pre-Funded Amount") will be allocated to an administrative subaccount of the
                                        Pre-Funding Account for Loan Group 2 (the "Group 2 Other Additional Pre-Funding
                                        Subaccount"). The Group 1 and Group 2 Subsequent Pool Pre-Funded Amounts may only be used by the Trust on or prior to the Special Determination Date to purchase from the Seller Subsequent Pool Student Loans to be included in Loan Group 1 and
                                        Loan Group 2, respectively. The Group 1 and Group 2 Subsequent Pool Pre-Funded
                                        Amounts will be reduced on each date Subsequent Pool Student Loans to be included in Loan Group 1 and Loan Group 2, respectively, are transferred to the Trust by the aggregate Purchase Price of such Subsequent Pool Student Loans transferred on such date. In the event that the Group 1 or Group 2 Subsequent Pool Pre-Funded
                                        Amount is insufficient to pay the Purchase Price of the Student Loans from the
                                        Subsequent Pool to be included in the related Loan Group, then the amount of such deficiency may be withdrawn from the amounts on deposit in the Group 1 or Group 2
                                        Other Additional Pre-Funding Subaccount, as applicable. The Group 1 and Group 2
                                        Other Additional Pre-Funded Amounts shall also be available to purchase Other
                                        Subsequent Student Loans to be included in Loan Group 1 and Loan Group 2, respectively, and with respect to the Group 2 Other Additional Pre-Funded Amount only, to pay Guarantee Fee Advances during the Funding Period. The "Purchase
                                        Price" of any Financed Student Loan in Loan Group 1 will be (i) in the case of
                                        Initial Financed Student Loans, an amount equal to _____% of the aggregate principal balance of such Initial Financed Student Loan as of the Statistical
                                        Cutoff Date, (ii) in the case of Subsequent Pool Student Loans, an amount equal to
                                        _____% of the aggregate principal balance of such Student Loan as of the related
                                        Subsequent Cutoff Date, (iii) in the case of Other Subsequent Student Loans, an amount equal to ____% of the aggregate principal balance thereof as of its
                                        Subsequent Cutoff Date and (iv) in the case of Other Student Loans, ____% of the aggregate principal balance thereof as of its Subsequent Cutoff Date. The
                                        "Purchase Price" of any Financed Student Loan in Loan Group 2 will be (i) in the case of Initial Financed Student Loans, an amount equal to _____% of the aggregate principal balance of such Initial Financed Student Loan as of the Statistical
                                        Cutoff Date, (ii) in the case of Subsequent Pool Student Loans, an amount equal to
                                        _____% of the aggregate principal balance of such Student Loan as of the related
                                        Subsequent Cutoff Date, (iii) in the case of Other Subsequent Student Loans, an amount equal to ____% of the aggregate principal balance thereof as of its
                                        Subsequent Cutoff Date and (iv) in the case of Other Student Loans, ____% of the aggregate principal balance thereof as of its Subsequent Cutoff Date. For purposes of the foregoing calculations, the aggregate principal balance of each Financed
                                        Student Loan includes accrued interest thereon from the date of origination

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                                        to, with respect to each Initial Financed Student Loan, the Statistical Cutoff
                                        Date, and to, with respect to each Additional Student Loan, the related
                                        Subsequent Cutoff Date, in each case expected to be capitalized upon entry into repayment.

                                        Failure of the Seller to sell sufficient Student Loans to the Trust during the
                                        Funding Period as required by the Sale and Servicing Agreement shall result in a mandatory redemption of the Securities. See "--Transaction Overview --
                                        Mandatory Redemption of Notes and Certificates."

                                        "Initial Financed Student Loans" means the Student Loans transferred by the
                                        Seller to the Trust having an aggregate principal balance of approximately
                                        $______, as of the Statistical Cutoff Date.

                                        "Subsequent Pool Student Loans" means the Student Loans included in the
                                        Subsequent Pool.

                                        "Other Subsequent Student Loans" means Consolidation Loans and Serial Loans made to a borrower which is also a borrower under at least one outstanding
                                        Financed Student Loan which the Trust is obligated to purchase from the Seller during the Funding Period with funds on deposit in the Escrow Accounts and funds on deposit in the Pre-Funding Accounts and allocated to the Other Additional
                                        Funding Subaccounts.

                                        "Other Student Loans" means Serial Loans and Consolidation Loans made to a borrower who is also a borrower under at least one outstanding Financed Student
                                        Loan which the Trust is obligated to purchase from the Seller during the period which begins following the end of the Funding Period and ends on the Loan
                                        Purchase Termination Date, from amounts on deposit in the Escrow Accounts and
                                        Available Loan Purchase Funds (as defined under "Description of the Transfer and Servicing Agreements Additional Fundings") to the extent permitted by the
                                        Sale and Servicing Agreement.

                                        "Additional Student Loans" means collectively the Subsequent Pool Student
                                        Loans, the Other Subsequent Student Loans, the Other Student Loans and
                                        Guarantee Fee Advances.

                                        "Loan Purchase Termination Date" means the earliest of (i) the date on which an
                                        Event of Default occurs under the Indenture, a Servicer Default occurs under the Sale and Servicing Agreement or an Administrator Default occurs under the
                                        Sale and Servicing Agreement or the Administration Agreement, (ii) the date on which certain events of insolvency with respect to the Seller occurs, or (iii)
                                        the last day of the Collection Period preceding the December 2001 Distribution
                                        Date.

                                        The "Funding Period" means the period from the Closing Date until the first to occur of (i) an Event of Default occurring under the Indenture, a Servicer
                                        Default occurring under the Sale and Servicing Agreement or an Administrator
                                        Default occurring under the Sale and Servicing Agreement or the Administration
                                        Agreement, (ii) certain events of insolvency with respect to the Seller or
                                        (iii) the date on which the amounts on deposit in the Pre-Funding Account would be reduced to zero after giving effect to purchases of Other Subsequent Student
                                        Loans on such date, or (iv) the last day of the Collection Period preceding the
                                        December 2000 Distribution Date.
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C.  Escrow Accounts                     Pursuant  to the Sale and  Servicing  Agreement,  an account for each Loan
                                        Group in the name of the  Indenture  Trustee  (each an  "Escrow  Account")
                                        will be  established  and  maintained by the  Administrator  and each such account  will  be  an  asset  of  the  Trust.  With respect to each
                                        Consolidation  Loan, the Eligible Lender  Trustee on behalf of the Trust will  convey to the Seller all Underlying  Federal  Loans and  Underlying
                                        Private  Loans, as applicable, on each Transfer Date (as defined below)
                                        held by it with respect  to  that borrower,  as  specified  in a  notice
                                        delivered  by or  on  behalf of the  Seller.   In  exchange   for  and
                                        simultaneously  with such  conveyance,  the Seller will  deposit  into the
                                        Escrow  Account for Loan Group 1 an amount of cash equal to the  principal balances  of all  such  Underlying  Federal  Loans  and  deposit  into the
                                        Escrow  Account for Loan Group 2 an amount of cash equal to the  principal balances of all such  Underlying  Private Loans, in each case plus accrued interest  thereon to the date (the  "Transfer  Date") of such  conveyance.
                                        Amounts on deposit in each  Escrow  Account  will be  invested in Eligible
                                        Investments  and will be used on the succeeding  Transfer Date to purchase
                                        Additional Student Loans, as described above, from the Seller.

                                        Any amounts remaining in the Escrow Account for a Loan Group on such Transfer
                                        Date, after giving effect to the conveyance of all such Student Loans to be included in such Loan Group on such Transfer Date, will be deposited into the
                                        Collection Account for such Loan Group and distributed on the Distribution Date immediately following such Transfer Date. See "Description of the Transfer and
                                        Servicing Agreements -- Additional Fundings."

D.  Collection Accounts                 The Administrator will establish in the name of the Indenture Trustee one or more accounts for each Loan Group into which all collections in respect of the
                                        Financed Student Loans will be required to be deposited.

                                        1. Deposits into Collection Accounts. Pursuant to the Sale and Servicing
                                        Agreement, an account in the name of the Indenture Trustee for each Loan Group
                                        (each a "Collection Account") will be established and maintained by the
                                        Administrator and each such account will be an asset of the Trust. The Seller will make an initial deposit into each Collection Account on the Closing Date of cash or certain Eligible Investments equal to $_____, with respect to the
                                        Collection Account for Loan Group 1 and $______, with respect to the Collection
                                        Account for Loan Group 2. Except under certain conditions described herein, the
                                        Servicers will be required to remit all collections received with respect to the Financed Student Loans in a Loan Group within two business days of receipt thereof to the applicable Collection Account. Except under certain conditions described herein, the Eligible Lender Trustee will be required to remit
                                        Interest Subsidy Payments and Special Allowance Payments (each as defined under
                                        "The Student Loan Financing Business--Federal Loans Under the Programs") it
                                        receives with respect to the Financed Federal Loans within two business days of receipt thereof to the Collection Account for Loan Group 1. If, however, such conditions are satisfied as described herein, such collections received by a
                                        Servicer and the Eligible Lender Trustee will be remitted to the Administrator, who will not be required to deposit such amounts into the

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                                        applicable Collection Account generally until on or before the business day preceding each Distribution Date. See "Description of the Transfer and
                                        Servicing Agreements--Payments on Financed Student Loans."

                                        2. Distributions from the Collection Accounts. Pursuant to the Sale and
                                        Servicing Agreement, the Administrator will instruct the Indenture Trustee to withdraw funds on deposit in the Collection Account related to a Loan Group and to apply such funds on or about the twenty-seventh day of each month (the
                                        "Monthly Servicing Payment Date") to the payment of the Servicing Fee (as defined under "--Transfer and Servicing Agreements" below) allocable to such
                                        Loan Group, and on each Distribution Date to the following (except as otherwise described herein, in the priority indicated): (i) the Servicing Fee and all overdue Servicing Fees allocable to such Loan Group; (ii) the quarterly fee payable to the Administrator and all overdue administration fees allocable to such Loan Group; (iii) interest due on the related Notes and all overdue interest thereon (other than the Noteholders' Interest Index Carryover) as described above under "--Transaction Overview--Interest"; (iv) interest due on the related Certificates and all overdue interest (other than the
                                        Certificateholders' Interest Index Carryover) as described above under
                                        "--Transaction Overview--Interest"; (v) the amount, if any, necessary to be deposited in the Reserve Account for such Loan Group to reinstate the balance thereof to the Specified Reserve Account Balance for such Reserve Account; (vi)
                                        principal payable on the related Notes as described above under "--Transaction
                                        Overview--Principal"; (vii) on each Distribution Date on and after which the related Notes are paid in full, principal payable on the related Certificates as described above under "--Transaction Overview--Principal"; (viii) the Excess
                                        Servicing Fee allocable to such Loan Group (as defined under "--Transfer and
                                        Servicing Agreements" below), if any; (ix) the aggregate unpaid amount of
                                        Noteholders' Interest Index Carryover due to any Noteholders of the related
                                        Notes, if any; (x) the aggregate unpaid amount of Certificateholders' Interest
                                        Index Carryover due to any Certificateholders of the related Certificates, if any; (xi) the amount, if any, necessary to be deposited into the Reserve
                                        Account related to the other Loan Group, after giving effect to the distributions to be made on such Distribution Date with respect to such Loan
                                        Group, to reinstate the balance thereof to the Specified Reserve Account
                                        Balance for such Reserve Account; and (xii) any remaining amounts after application of clauses (i) through (xi) above to the Seller. Additionally, if on any Distribution Date the outstanding principal balance of the Notes related to such Loan Group (prior to giving effect to distributions on such
                                        Distribution Date) is in excess of the Note Collateralization Amount for the
                                        Notes related to such Loan Group, principal will be payable on such Notes in the amount of such excess, to the extent of funds available, before any amount is payable on the related Certificates. See "Description of the Transfer and
                                        Servicing Agreements--Distributions--Distributions from Collection Accounts."

                                        The "Specified Reserve Account Balance" for the Reserve Account related to Loan
                                        Group 1 and with respect to any Distribution Date generally will equal
                                        ____________________. The "Specified Reserve Account Balance" for the Reserve
                                        Account related to Loan Group 2 and with respect to any Distribution Date generally will equal ___________.

                                        3. Additional Fundings from the Collection Accounts. Amounts on deposit in the
                                        Collection Account for a Loan Group which constitute Available Loan

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                                        Purchase Funds for such Loan Group, if any, will be withdrawn from such
                                        Collection Account to the extent necessary (i) on each Transfer Date, during the period which begins following the end of the Funding Period and ends on the
                                        Loan Purchase Termination Date, to purchase Other Student Loans to be included in such Loan Group, subject to the aggregate purchase limits for the applicable type of Student Loan and (ii) following the end of the Funding Period, in the case of amounts on deposit in the Collection Account for Loan Group 2 only, to pay Guarantee Fee Advances. "Available Loan Purchase Funds" for any Loan Group
                                        means with respect to any Collection Period and any Transfer Date after the
                                        Funding Period, the excess of Available Funds for such Loan Group (with certain exceptions) for the Collection Period relating to the Distribution Date next succeeding such Transfer Date that are on deposit in the Collection Account for such Loan Group on such Transfer Date (before giving effect to any application thereof) over the Accrued Expected Expense Payment for such Loan Group for such
                                        Distribution Date. See "Formation of the Trust--The Trust" and "Description of
                                        the Transfer and Servicing Agreements--Additional Fundings."

E.  Negative Carry Accounts             Pursuant to the Sale and Servicing Agreement, an account for each Loan Group in the name of the Indenture Trustee (each a "Negative Carry Account") will be established and maintained by the Administrator and each such account will be an asset of the Trust. The Seller will make an initial deposit into each
                                        Negative Carry Account on the Closing Date of cash or certain Eligible
                                        Investments equal to $__________, with respect to the Negative Carry Account for Loan Group 1 and $_______, with respect to the Negative Carry Account for
                                        Loan Group 2 (each a "Negative Carry Account Initial Deposit"). On the date on which all of the Subsequent Pool Student Loans to be included in a Loan Group that can be transferred to the Trust have been transferred, but in no event later than the Special Determination Date (the "Final Subsequent Transfer
                                        Date"), the Administrator will instruct the Indenture Trustee to withdraw from the Negative Carry Account for such Loan Group and deposit into the Collection
                                        Account for such Loan Group an amount equal to the difference (if positive)
                                        between (i) the product of (a) a fraction, the numerator of which is the actual number of days from the Statistical Cutoff Date to the Subsequent Cutoff Date
                                        relating to the Student Loans included in such Loan Group and transferred on the Final Subsequent Transfer Date, and the denominator of which is 365, (b)
                                        the current weighted average of the Note Interest Rates (as defined under
                                        "Description of the Securities--The Notes") and the Certificate Rates for the
                                        Notes and Certificates, respectively (as defined under "Description of the
                                        Securities--the Certificates") related to such Loan Group as measured for the period of time commencing on the Closing Date and ending on the Final
                                        Subsequent Transfer Date, and (c) the Group 1 or Group 2 Subsequent Pool
                                        Pre-Funded Amount, as applicable, minus (ii) the investment earnings on the
                                        Group 1 or Group 2 Subsequent Pool Pre-Funded Amount, as applicable. After making such deposit to such Collection Account, any amounts remaining in the
                                        Negative Carry Account allocable to such Loan Group shall be released to the
                                        Seller.

F. Reserve Accounts                     Pursuant to the Sale and Servicing Agreement, an account for each Loan Group in the name of the Indenture Trustee (each a "Reserve Account") will be established and maintained by the Administrator and each such account will be an asset of the Trust. The Seller will make an initial deposit into each
                                        Reserve Account on the Closing Date of cash or certain Eligible Investments
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                                        equal to $___________, with respect to the Reserve Account for Loan Group 1 and
                                        $___________, with respect to the Reserve Account for Loan Group 2 (each a
                                        "Reserve Account Initial Deposit"). On the Closing Date, the Reserve Account
                                        Initial Deposit for each Reserve Account will equal the applicable Specified
                                        Reserve Account Balance as of the Closing Date. The Reserve Account Initial
                                        Deposit for a Loan Group will be augmented on each Distribution Date by the deposit into the Reserve Account for such Loan Group of certain amounts available therefor remaining after making all prior distributions on such date.
                                        See "Description of the Transfer and Servicing Agreements--Distributions." The
                                        Reserve Account Initial Deposit for a Loan Group will also be augmented on each date that Subsequent Pool Student Loans for such Loan Group are transferred by the Seller to the Trust by a transfer from the amounts on deposit in the
                                        Pre-Funding Account for such Loan Group by a portion of the Purchase Price payable to the Seller in respect of such Subsequent Pool Student Loans, which shall equal in the case of Loan Group 1, __% of the aggregate principal balance of the transferred Subsequent Pool Student Loans included in Loan Group 1 and in the case of Loan Group 2, __% of the aggregate principal balance of the transferred Subsequent Pool Student Loans included in Loan Group 2.

                                        Pursuant to the Sale and Servicing Agreement, amounts on deposit in each
                                        Reserve Account will be available on each Monthly Servicing Payment Date to cover any shortfalls in payments of the applicable portion of the Servicing
                                        Fee, and on each Distribution Date to cover any shortfalls in payments of the applicable portion of the Servicing Fee, the applicable portion of the
                                        Administration Fee, and interest payable in respect of the applicable Notes and the applicable Certificates (other than the applicable Noteholders' Interest
                                        Index Carryover and the applicable Certificateholders' Interest Index
                                        Carryover) for such Distribution Date for which funds otherwise available therefor for such Distribution Date are insufficient to make such payments and distributions; provided, that amounts on deposit in the Reserve Account for a
                                        Loan Group shall only be available to cover shortfalls in interest payments on the Certificates related to such Loan Group to the extent that the Note
                                        Collateralization Amount for the Notes related to such Loan Group (after giving effect to such withdrawals from such Reserve Account) is not less than the outstanding principal balance of such Notes. In addition (i) on the Final
                                        Maturity Date for each class of Group 1 Securities, amounts on deposit in the
                                        Reserve Account for Loan Group 1, if any, will be available, if necessary, to be applied to reduce the principal balance of such classes of Securities to zero and (ii) on the Final Maturity Date for each class of Group 2 Securities, amounts on deposit in the Reserve Account for Loan Group 2, if any, will be available, if necessary, to be applied to reduce the principal balance of such classes of Securities to zero. Amounts on deposit in any Reserve Account will not be available to cover any unpaid Excess Servicing Fee, Noteholders'
                                        Interest Index Carryover or Certificateholders' Interest Index Carryover.

                                        Pursuant to the Sale and Servicing Agreement, amounts in the Reserve Account for a Loan Group on any Distribution Date (without giving effect to any distributions on such Distribution Date) in excess of the applicable Specified
                                        Reserve Account Balance for such Distribution Date will be included as
                                        Available Funds for such Loan Group for distribution on such Distribution Date.
                                        See "Description of Transfer and Servicing Agreements--Credit
                                        Enhancement--Reserve Accounts."

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                                        The funding and maintenance of the Reserve Accounts is intended to enhance the likelihood of timely payment of interest in respect of the Notes and the
                                        Certificates (other than the Noteholders' Interest Index Carryover and the
                                        Certificateholders' Interest Index Carryover) and payment of principal in respect of the Notes and the Certificates on their respective Final Maturity
                                        Dates. In certain circumstances, however, a Reserve Account could be depleted and shortfalls in distributions on the related Notes or Certificates could result.

G. Transfer and Servicing
   Agreements                           Under the Sale and Servicing Agreement, the Seller will sell the Financed
                                        Student Loans to the Trust, with the Eligible Lender Trustee holding legal title thereto. In addition, the Servicers will agree with the Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Financed Student Loans. PHEAA will be Servicer with respect to each of those Financed Student Loans which were made to a borrower whose initial graduate school student loan was for a school year prior to the
                                        1997-1998 school year and with respect to any subsequent graduate student loans to that same borrower. EFS will be Servicer with respect to each of those
                                        Financed Student Loans which were made to a borrower whose initial graduate school student loan was for the 1997-1998 school year, and with respect to any subsequent graduate student loans to that same borrower. The obligations of the
                                        Seller and the Servicers under the Sale and Servicing Agreement include the following:

                                        The Seller will be obligated to repurchase, and the Servicers will be obligated to purchase, any Financed Student Loan if the interests of the Noteholders or the Certificateholders therein are materially adversely affected by a breach of any representation, warranty or covenant (including the applicable Servicer's covenant to service all the applicable Financed Student Loans in accordance with, and to otherwise comply with, applicable laws, restrictions and guidelines) made by the Seller or a Servicer, as the case may be, with respect to the Financed Student Loan, if the breach has not been cured following the discovery by or notice to the Seller or a Servicer, as the case may be, of the breach (it being understood that any such breach that does not affect any
                                        Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). In addition, the Seller or the applicable Servicer, as the case may be, will be obligated to reimburse the Trust with respect to a Financed Federal Loan for any accrued interest amounts not guaranteed by a Federal Guarantor due to, or any lost Interest Subsidy Payments or Special Allowance Payments as a result of, a breach of the Seller's representations and warranties or the Servicer's covenants, as the case may be, with respect to such Financed Federal Loan.

                                        The Servicers will receive, subject to the limitations set forth in the following paragraph, a monthly fee (the "Servicing Fee") payable on each
                                        Monthly Servicing Payment Date. The Servicing Fee will be payable from distributions with respect to each Loan Group and from amounts on deposit in the related Reserve Account commencing October 27, 1998. The Servicing Fee allocable to each Loan Group shall be equal to the sum of (i) 0.41% per annum of the Pool Balance for such Loan Group as of the last day of the calendar month immediately preceding the applicable

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                                        Monthly Servicing Payment Date, and (ii) certain one-time fixed fees for each
                                        Financed Student Loan in the applicable Loan Group for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges.

                                        Notwithstanding the foregoing, in the event that the fee payable to the
                                        Servicers from distributions with respect to any Loan Group as described above for any Monthly Servicing Payment Date would exceed 0.50% per annum of the Pool
                                        Balance for such Loan Group as of the last day of the calendar month immediately preceding the applicable Monthly Servicing Payment Date, (the
                                        "Capped Amount"), then the "Servicing Fee" with respect to such Loan Group such
                                        Monthly Servicing Payment Date will instead be the Capped Amount for such date.
                                        The remaining amount in excess of such Servicing Fee allocable to such Loan
                                        Group, together with any such excess amounts from prior Monthly Servicing
                                        Payment Dates that remain unpaid (the "Excess Servicing Fee"), will be payable to the Servicers on each succeeding Distribution Date out of funds available therefor after payment on such Distribution Date of the Servicing Fee allocable to such Loan Group, the Administration Fee allocable to such Loan Group, amounts payable in respect of the applicable Notes and the Certificates (other than the Noteholders' Interest Index Carryover and the Certificateholders'
                                        Interest Index Carryover) and the amount, if any, necessary to be deposited in the Reserve Account for such Loan Group to reinstate the balance thereof to the
                                        Specified Reserve Account Balance for such Reserve Account.

                                        Pursuant to the Sale and Servicing Agreement and the Administration Agreement,
                                        the Administrator will agree with the Trust to be responsible for, among other things, preparing and filing with the Department all appropriate claim forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim the Interest Subsidy Payments and Special Allowance Payments
                                        from the Department in respect of the Financed Federal Loans entitled thereto and preparing and providing monthly, quarterly and annual statements to the
                                        Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders.

TERI Guarantee Payment Account .........Pursuant to the Sale and Servicing Agreement, the Seller will establish and maintain with Bankers Trust Company, as collateral agent (in such capacity, the
                                        "Collateral Agent"), an account (the "TERI Guarantee Payment Account"). The
                                        TERI Guarantee Payment Account will be owned by the Seller and will not be an asset of the Trust but will be pledged by the Seller to the Collateral Agent for the benefit of the Securityholders. During any Collection Period, upon receipt by any Servicer of a guarantee payment made by TERI with respect to any of the Financed Private Loans, such Servicer shall deposit such guarantee payment into the TERI Guarantee Payment Account. On each Distribution Date, funds on deposit in the TERI Guarantee Payment Account shall be included in
                                        Available Funds for Loan Group 2 and deposited into the Collection Account for such Loan Group until the aggregate of all funds that have been withdrawn from the TERI Guarantee Payment Account and deposited into such Collection Account since the Closing Date equals 19% of the sum of the Initial Pool Balances (the
                                        "Maximim TERI Payments Amount"). Any funds on deposit in the TERI Guarantee
                                        Payment Account in excess of such Maximum TERI Payments Amount shall be released to the Seller.
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Auction of Trust Assets.................Any Financed Student Loans remaining in the Trust as of the end of the
                                        Collection Period immediately preceding the December 2008 Distribution Date will be offered for sale by the Indenture Trustee. KeyCorp, its affiliates
                                        (other than the Seller), PHEAA, TERI and unrelated third parties may offer bids to purchase all, but not less than all of such Financed Student Loans on such
                                        Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The
                                        Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of (i) the Auction Purchase Amount, (ii) the fair market value of such
                                        Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date and (iii) the aggregate unpaid principal amount of the Notes and principal balance of the Certificates in each case plus accrued and unpaid interest thereon payable on such Distribution Date (other than any Noteholders' Interest Index Carryover and Certificateholders' Interest
                                        Index Carryover). If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Minimum Purchase Amount, the Indenture Trustee will not consummate such sale. The net proceeds of any such sale will be used to redeem any outstanding
                                        Notes and to retire any outstanding Certificates on such Distribution Date.

                                        If the sale is not consummated in accordance with the procedures described above, the Indenture Trustee may, but shall not be under any obligation to, solicit bids for sale of the Financed Student Loans on future Distribution
                                        Dates upon terms similar to those described above. In the event the Financed
                                        Student Loans are not sold in accordance with the foregoing, the Specified
                                        Collateral Balance for each Loan Group shall be reduced to zero and all amounts on deposit in the Collection Account (after payment of the Servicing Fee,
                                        Administration Fee, and interest on the Notes and Certificates for each Loan
                                        Group) on each subsequent Distribution Date will be paid as principal to the
                                        Noteholders and then the Certificateholders for each Loan Group until the outstanding principal balance of the Notes and Certificates has been reduced to zero. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the December 2008 Distribution Date or any subsequent Distribution
                                        Date.

                                        "Auction Purchase Amount" with respect to the Financed Student Loans means the aggregate unpaid principal balance owed by the applicable borrowers thereon plus accrued interest thereon to the date of purchase less the amount on deposit in the Reserve Account as of such date. See "Description of the
                                        Transfer and Servicing Agreements--Termination" herein.

Optional Purchase.......................The Seller may repurchase all remaining Financed Student Loans, and thus effect the early retirement of the Certificates, on any Distribution Date on or after which the sum of the Pool Balances is equal to 5% or less of the sum of the
                                        Initial Pool Balances. See "Description of the Transfer and Servicing
                                        Agreements--Termination."
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Tax Considerations......................Upon issuance of the Notes and Certificates, Thompson Hine & Flory LLP, as
                                        federal tax counsel to the Trust ("Federal Tax Counsel") will deliver an opinion to the effect that, (i) the Notes will be characterized as debt for federal income tax purposes, although there is no specific authority with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes and, (ii) for federal income tax purposes, the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by acceptance of a beneficial interest in a Note, will agree to treat such Note as indebtedness, and each Certificateholder, by acceptance of a beneficial interest in a
                                        Certificate, will agree to treat the Trust as a partnership in which they are partners.

                                        Upon issuance of the Notes and Certificates, _______________, as Pennsylvania
                                        tax counsel to the Trust ("Pennsylvania Tax Counsel"), will deliver an opinion that the same characterizations of the Notes and the Trust would apply for
                                        Pennsylvania state income tax purposes as for federal income tax purposes.

                                        See "Income Tax Consequences" for additional information concerning the application of federal and Pennsylvania state tax laws.

ERISA Considerations....................Subject to the considerations discussed under "ERISA Considerations," the Notes may be acquired by employee benefit plans or other retirement arrangements.

                                        The Certificates may not be acquired by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code
                                        of 1986, as amended or by any other entity that is deemed to hold assets of such plan or arrangement. See "ERISA Considerations."

Rating of the Securities................It is a condition to the issuance and sale of the Notes and the Certificates that each class of Notes be rated in the highest investment rating category and that each class of Certificates be rated in one of the four highest investment rating categories by at least two nationally recognized rating agencies. The ratings of the Notes do not address the likelihood of the payment of any
                                        Noteholders' Interest Index Carryover and the ratings of the Certificates do not address the likelihood of the payment of any Certificateholders' Interest
                                        Index Carryover. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.
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                                  RISK FACTORS

         The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Securities offered hereby.

         Limited Assets of Trust. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Financed Student Loans (and the related Guarantee Agreements and other relevant rights under certain collateral agreements with respect to the Financed Private
Loans to the extent assigned to the Trust by the Seller ("Assigned Rights")), the Collection Accounts, the Pre-Funding Accounts, the Escrow Accounts, the
Negative Carry Accounts and the Reserve Accounts. Each Class of Notes represents obligations solely of the Trust, and each Class of Certificates represents interests solely in the Trust and its assets, and neither the Notes nor the Certificates will be insured or guaranteed by the Seller, the Servicers, the Guarantors, the Eligible Lender Trustee or the Department. Holders of the Notes and the Certificates related to a Loan Group must rely on payments with respect to the Financed Student Loans in such Loan Group, the limited cross-collateralization of the Notes and Certificates as described herein, and, if and to the extent available under the circumstances described herein, amounts on deposit in the Pre-Funding Account, the Escrow Account, the Negative Carry
Account and the Reserve Account, in each case, for such Loan Group. The
Pre-Funding Account for a Loan Group will only be available during the Funding
Period to cover (i) obligations of the Trust relating to Additional Fundings of such Loan Group and (ii) shortfalls in respect of the payment of interest on the related Notes and related Certificates (other than the related Noteholders'
Interest Index Carryover and the related Certificateholders' Interest Index
Carryover) and certain administrative and servicing fees of the Trust related to such Loan Group to the extent that the related Reserve Account has been reduced to zero. The Escrow Accounts will also be available to cover obligations of the Trust relating to purchases of Consolidation Loans. Except as described above, neither the Pre-Funding Accounts nor the Escrow Accounts are intended to cover losses on the Financed Student Loans. Similarly, amounts to be deposited in the Reserve Accounts are limited in amount and will be reduced, subject to a specified minimum, as the related Pool Balances are reduced. In addition, funds in the Reserve Accounts will first be made available to cover shortfalls in distributions of interest and principal on the related Notes. Amounts on deposit in the Reserve Accounts or the Pre-Funding Accounts will not be available to cover shortfalls in payment of interest on the Certificates for such Loan Group if after giving effect to withdrawals from such Reserve Account and the Pre-Funding Account, respectively, the Note Collateralization Amount for the
Notes related to such Loan Group is less than the aggregate principal balance of the Notes related to such Loan Group. If the related Reserve Account and the related Pre-Funding Account are exhausted, holders of the related Securities will depend solely on payments with respect to the related Financed Student
Loans. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement."

         Principal Balance of Group 1 Securities Exceeds the Sum of the
Aggregate Principal Balance of Initial Financed Student Loans in Loan Group 1 and Pre-Funded Amount for Loan Group 1. On the Closing Date, the sum of the aggregate initial principal balances of the Class IA-1 Notes and Class IA-2
Notes and the Certificate Balance of the Class I-B Certificates is _____% of the sum of the aggregate principal balance of the Initial Financed Student
Loans in Loan Group 1 as of the Statistical Cutoff Date and the Pre-Funded
Amount allocable to Loan Group 1 as of the Closing Date. Each Initial Financed
Student Loan included in Loan Group 1 will be purchased by the Trust for an amount equal to _____% of the principal balance thereof (including any accrued interest thereon expected to be capitalized upon repayment) as of the Statistical Cutoff Date. In addition, each Subsequent Pool Student Loan to be included in Loan Group 1 will be purchased by the Trust for an amount equal to _____% of the principal balance thereof (including any accrued interest thereon expected to be capitalized upon repayment) as of the related Subsequent Cutoff
Date. Because Other Subsequent Student Loans and Other Student Loans are purchased for an amount equal to 100% of the principal balance thereof
(including any accrued interest thereon expected to be capitalized upon repayment) as of the related Subsequent Cutoff Date, the purchase of Other
Subsequent Student Loans and Other Student Loans should not increase the amount by which the principal balance of Group 1 Securities exceeds the sum of the Pool Balance and the Pre-Funded Amount for Loan Group 1. However, because the actual rate and timing of and any accelerated payments of principal will depend on a number of factors, including the rate and timing of the principal payments on the Financed Student Loans included in Loan Group 1, there can be no assurance of the actual rate or timing of such accelerated payments of principal or when the aggregate principal amount of the related Notes and principal balance of the related Certificates will be equal to or less than the sum of the related Pool Balance, the related Pre-Funded Amount, the amounts on deposit in the related Reserve Account and the amounts on deposit in the related Negative Carry Account.


                                      22

Also because ____% of the Initial Financed Student Loans included in Loan Group 1 and _____% of the Student Loans in the Subsequent Pool related to Loan Group 1 have repayment terms that require borrowers to make only interest payments for the first two years after entry into repayment, the actual rate or timing of such accelerated payments may be reduced. As a result, if, (i) an Event of Default should occur under the Indenture or an Insolvency Event should occur
(ii) the Financed Student Loans included in Loan Group 1 were liquidated at a time when the outstanding principal amount of the Group 1 Securities exceeded the sum of the related Pool Balance, the related Pre-Funded Amount, the amounts on deposit in the related Reserve Account and the amounts on deposit in the related Negative Carry Account, such Financed Student Loans would likely have to be liquidated at a premium for holders of Group 1 Certificates and, in some circumstances, holders of Group 1 Notes, not to suffer a loss.

         Subordination of Certificates to Notes. The rights of the holders of Certificates of a related Loan Group to receive payments of interest are subordinated to the rights of the holders of Notes related to such Loan Group to receive payments of interest (and in certain circumstances, principal) and the rights of the holders of Certificates related to a Loan Group to receive payments of principal are subordinated to the rights of the holders of Notes related to such Loan Group to receive payments of interest and principal. Consequently, amounts on deposit in the related Collection Account and, to the extent necessary, the Reserve Account and, during the Funding Period, amounts allocable to such Loan Group's Other Additional Pre-Funding Subaccount, will be applied to the payment of interest on the related Notes before payment of interest on the Certificates related to such Loan Group. Moreover, the holders of Certificates related to a Loan Group will not be entitled to any payments of principal until the related Notes are paid in full. In addition, if (i) an Event of Default occurs and is continuing under the Indenture or (ii) an Insolvency Event occurs and the Financed Student Loans are liquidated, all amounts due on the related Notes will be payable before any amounts are payable on the related Certificates. Additionally, if on any Distribution Date the outstanding principal balance of the Notes of a Loan Group (prior to giving effect to distributions on such Distribution Date) is in excess of the related Note Collateralization Amount, principal will be payable to the holders of such Notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the related Certificates. If amounts otherwise allocable to the Certificates are used to fund payments of interest or principal on the Notes of a related Loan Group, distributions with respect to such Certificates may be delayed or reduced. Notwithstanding the foregoing, distributions to Certificateholders of the amount of interest (other than any Certificateholders' Interest Index Carryover) and principal payable thereon on any Distribution Date will not be subordinated to the payment of any Noteholders' Interest Index Carryover that may exist from time to time. The Certificateholders bear directly the credit and other risks associated with an undivided interest in the Trust. See "Description of the Securities--The Certificates--Subordination of the Certificates," "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Subordination of the Certificates."

         Borrower Default Risk on Certain Federal Loans. Under the Omnibus Budget Reconciliation Act of 1993, Federal Loans first disbursed on or after October 1, 1993, are 98% insured by guarantors guaranteeing Federal Loans. As a result, to the extent a borrower of such a Federal Loan defaults, Loan Group 1 will experience a loss of 2% of outstanding principal and accrued interest on each such defaulted Federal Loan. A defaulted loan will be fully assigned to the applicable Federal Guarantor in exchange for a guarantee payment on the 98% guaranteed portion and the Trust may have no right thereafter to pursue the borrower for the 2% unguaranteed portion. Federal Loans continue to be 100% guaranteed in the event of death, disability or bankruptcy of the borrower regardless of disbursement date. The Initial Financed Student Loans and the Subsequent Pool Student Loans related to Loan Group 1 consist of ____% and ____%, respectively, of Federal Loans first disbursed on or after October 1, 1993.

         Dependence on Guarantors as Security for Financed Student Loans. All of the Financed Student Loans will be unsecured. As a result, the only security for payment of the Financed Student Loans are the guarantees provided under the Guarantee Agreements between the Eligible Lender Trustee and the Guarantors. A deterioration in the financial status of the Guarantors and their ability to honor guarantee claims with respect to the Financed Student Loans could result in a delay in making or a failure to make Guarantee Payments to the Eligible Lender Trustee. Failures by borrowers of Student Loans generally to pay timely the principal and interest due on such Student Loans could obligate the Guarantors to make payments thereon, which could adversely affect the solvency of the Guarantors and their ability to meet their guarantee obligations (including with respect to the Financed Student Loans). Moreover, to the extent that the Department pays reimbursement claims submitted by a Federal Guarantor in respect of defaulting Student Loans for any fiscal year exceeding certain specified levels, the Department's obligation to reimburse the Federal Guarantor for losses will be reduced on a sliding scale from 100% (98% for loans made on or after October 1, 1993) to a minimum of 80% (78% for loans made on or after October 1, 1993).

         Pursuant to the Higher Education Amendments of 1992 (the "1992 Amendments"), under Section 432(o) of the Higher Education Act, if the Department has determined that a guarantor guaranteeing Federal Loans is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those applied by such guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Federal Guarantor or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner.

         TERI and HICA, the Private Guarantors, are not entitled to any federal reinsurance or assistance from the Department. Although each of TERI and HICA maintains loan loss reserves intended to absorb losses arising from guarantee commitments, there can be no assurance that the amount of such reserves will be sufficient to cover the obligations of TERI and HICA, respectively, over the term of the Financed Private Loans. There can be no assurance that TERI, HICA or any other Guarantor will have the financial resources to make all guarantee payments related to the Financed Student Loans that may arise from time to time. The inability of any Guarantor to meet its guarantee obligations could reduce the amount of principal and interest paid to the holders of the Securities. Although ___% of the sum of the Initial Pool Balances consists of Financed Private Loans guaranteed by TERI the maximum amount, in the aggregate, of all guarantee payments made by TERI with respect to any Financed Private Loans, which may be available for distributions with respect to the Securities is equal to 19% of the sum of the Initial Pool Balances (the "Maximum TERI Payments Amount"). See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans" and "Description of the Transfer and Servicing Agreements."

         In addition, TERI has advised the Seller that it is currently in compliance with all operating reserves requirements contained in guarantee agreements TERI has in place with other student loan lenders and other trustees under prior securitizations of student loans. However, there can be no assurance that such compliance will continue.

         The failure of TERI to make any Guarantee Payment (subject to the Maximum TERI Payments Amount) may extend the weighted average life of one or more classes of the Securities related to Loan Group 2 and will reduce the amount of cross-collateralization available to Loan Group 1.

         Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures for Federal Loans. The Higher Education Act, including the implementing regulations thereunder, requires lenders and their assignees making and servicing Student Loans that are reinsured by the Department ("Federal Loans") and guarantors guaranteeing Federal Loans to follow specified procedures, including due diligence procedures, to ensure that the Federal Loans are properly made and disbursed to, and repaid on a timely basis by or on behalf of, borrowers. Certain of those procedures, which are specifically set forth in the Higher Education Act, are summarized herein. See "The Student Loan Financing Business" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Servicers have agreed pursuant to the Sale and Servicing Agreement to perform servicing and collection procedures on behalf of the Trust in accordance with the Higher Education Act and the rules and regulations promulgated thereunder. However, failure to follow these procedures or failure of the Seller to follow procedures relating to the origination of any Financed Federal Loans may result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Financed Federal Loans or in the Federal Guarantors' refusal to honor their agreements with the Eligible Lender Trustee to, inter alia, guarantee the payment of such Financed Federal Loans (each such agreement, a "Guarantee Agreement"). Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make payments under the Guarantee Agreements ("Guarantee Payments") to the Trust. Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds for any Collection Period with respect to Group 1 Securities and the Trust's ability to pay timely interest and principal on any Distribution Date, and principal on such Securities on the related Final Maturity Dates.

         Under certain circumstances, pursuant to the Sale and Servicing Agreement, the Seller is obligated to repurchase, or the applicable Servicer is obligated to purchase, any Financed Federal Loan, if a breach of the representations, warranties or covenants of the Seller or the applicable Servicer, as the case may be, with respect to such Financed Federal Loan has a material adverse effect on the interests of the Noteholders or the Certificateholders therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Federal Guarantor's obligation to guarantee payment of such Financed Federal Loans will not be considered to have such a material adverse effect). In addition, under certain circumstances pursuant to the Sale and Servicing Agreement, the Seller or the applicable Servicer, as the case may be, is obligated to reimburse the Trust with respect to a Financed Federal Loan for any accrued interest amounts not guaranteed by a Federal Guarantor due to, or any lost Interest Subsidy Payments and Special Allowance Payments as a result of, a breach of the Seller's representations and warranties or the applicable Servicer's covenants, as the case may be, with respect to such Financed Federal Loan. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants." There can be no assurance, however, that the Seller or the applicable Servicer will have the financial resources to do so. The failure of the Seller to so repurchase or the applicable Servicer to so purchase a Financed Student Loan would constitute a breach of the Sale and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture or permit the exercise of remedies thereunder.

         Risk of Loss of Private Guarantor Payments for Failure to Comply with Loan Origination and Servicing Procedures for Private Loans. There are certain rules and procedures applicable to originating and servicing Student Loans not reinsured by the Department or any other governmental agencies ("Private Loans"), which are analogous to those of Federal Loans. Failure to make or service properly a Financed Private Loan in accordance with those procedures could adversely affect the Eligible Lender Trustee's ability to obtain guarantee payments from TERI (subject to the Maximum TERI Payments Amount) or from HICA. Loss of such guarantee payments could adversely affect the Trust's ability to pay principal and interest on Group 2 Securities and could reduce the amount of cross-collateralization available to support Group 1 Securities. As described above for Financed Federal Loans, under certain circumstances pursuant to the Sale and Servicing Agreement, the Seller is obligated to repurchase, or the applicable Servicer is obligated to purchase, a Financed Private Loan. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants." There can be no assurance, however, that the Seller or the applicable Servicer will have the financial resources to do so.

         Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors. There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the Student Loans made thereunder, including the Financed Student Loans, or the Guarantors. Such changes could result in a reduction of the Trust's ability to pay principal and interest on the Notes, including, as a result, a reduction in the ability of the Federal Guarantors to make Guarantee Payments to the Eligible Lender Trustee with respect to the Financed Federal Loans. In addition, existing legislation and future measures to reduce the federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance, however, that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors.

         Under the Omnibus Budget Reconciliation Act of 1993, Congress made a number of changes that may adversely affect the financial condition of the Federal Guarantors, as such changes reduce certain financial benefits previously enjoyed by Federal Guarantors and give the Department broad powers over Federal Guarantors and their reserves. See "The Student Loan Financing Business--Federal Loans Under the Programs" for a more detailed description of the impact of such legislation on Federal Guarantors. The changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. In addition, this legislation sought to greatly expand the loan volume under the direct lending program of the Department (the "Federal Direct Student Loan Program") to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met under the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of loans made under the Stafford Loan Program, the Federal Supplemental Loans for Students Program and the Federal Consolidation Loan Program (such programs being collectively referred to herein as the "Federal Programs"). Under the Federal Direct Student Loan Program, the Department directly originates and holds student loans without the involvement of private lenders. If the Federal Direct Student Loan Program expands, the Servicers may experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the Servicers is reduced. Such reductions or effects could occur as a result of reductions in the volume of new loans made under the Federal Programs or the consolidation of existing loans under the Federal Direct Student Loan Programs. Such cost increases could affect the ability of the Servicers to satisfy their obligations to service the Financed Student Loans or to purchase Financed Student Loans in the event of certain breaches of its covenants. See "Description of the Transfer and Servicing Agreements--Servicer Covenants." Such volume reductions could further reduce revenues received by the Federal Guarantors available to pay claims on defaulted Financed Federal Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the Federal Programs could be reduced, resulting in fewer potential buyers of the Financed Federal Loans and lower prices available in the secondary market for those loans.

         During the 105th Congress, the reauthorization of the Higher Education Act is being considered, including provisions to reduce the adverse impact on lender yield on loans made on or after July 1, 1998 scheduled to take effect under current law. The potential impacts on the Financed Student Loans resulting from the reauthorization process, if any, cannot be determined at this time.

         Fees Payable on Certain Financed Federal Loans. The Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Group 1 Securityholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Group 1 Securities and will reduce the Student Loan Rate. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Other Subsequent Student Loan and Other Student Loan which is a Federal Consolidation Loan), which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If the amount of Interest Subsidy Payments and Special Allowance Payments due to the Trust are not sufficient to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee or may be required to be paid immediately. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to the Group 1 Securityholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets will further reduce the amount of the Available Funds from which payments to the Group 1 Securityholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Student Loan Rate.

         Recent Developments--Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan Program. These changes include: (1) providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan; (2) changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum); (3) providing that the portion of a Federal Consolidated Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and (4) establishing prohibitions against various forms of discrimination in the making of Federal Consolidation Loans. Except for the last of the above changes, all such provisions expire on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduces the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

         Recent Developments--Changes in Formulas for Determining Certain Interest Rates and Special Allowance Payments. The formulas for determining the interest rates on Stafford Loans and the formula for determining Special Allowance Payments will change for loans disbursed on and after July 1, 1998. The Higher Education Act currently provides that Stafford Loans disbursed on or after July 1, 1998 will bear interest at the bond equivalent yield of a security of comparable maturity as established by the Secretary of Education (the "Secretary") plus 1%, not to exceed 8.25% per annum, regardless of payment status. In addition, for loans disbursed on or after July 1, 1998, Special Allowance Payments for all loans will be based on the bond equivalent yield of a security of comparable maturity established by the Secretary plus 1%. Various proposals are being considered by Congress to repeal or amend the new formulas for determining the interest rates and Special Allowance Payment rates before the July 1, 1998 effective date. Such proposals could result in, among other things: (i) the current Treasury Bill formula being maintained, with reductions in the applicable margins (currently a bipartisan compromise proposal that would cut lenders' yields by 0.3% has been opposed by the Administration which is seeking a substantially larger reduction), or (ii) the adoption of a new formula based upon an alternate short-term market index.

         Recent Developments--FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Higher Education Act that impact the FFELP. These provisions include, among other things, requiring federal guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by federal guarantors and a continuation of the administrative cost allowance payable to federal guarantors (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed). While the Administration had proposed additional provisions, including increased lender risk-sharing, yield reductions through decreased borrower interest rates, greater risk-sharing by federal guarantors, reduced retention rates on post-default payments and implementation of a performance-based contract system for federal guarantors, those provisions were not enacted. However, many of those same proposals have been made by the Administration during subsequent federal budget discussions and as part of the reauthorization process of the Higher Education Act. No assurance can be given that similar proposals will not be included in future budgets or the pending reauthorization legislation.

         Recent Developments--President Clinton's Proposed FY 1999 Budget. In his proposed budget for fiscal year 1999, President Clinton has again proposed a number of changes to the Higher Education Act that would affect lenders and federal guarantors. These proposals would, among other things, require all reserves by federal guarantors to be returned, impose a performance-based lender payment to guaranty agencies tied to the agency's success in bringing delinquent borrowers current, replace the current administrative cost allowance paid to guaranty agencies with a performance-based fee and reduce retention on default collections by federal guarantors from 27% to 18.5%. In addition, Student Loans would no longer be dischargeable in bankruptcy under any circumstances. Many of these proposals are included in the Administration's recommendations to Congress related to the 1998 reauthorization of the Higher Education Act.

         Recent Developments--1998 Reauthorization. The Higher Education Act is expected to be reauthorized during calendar year 1998. Numerous proposals from the Administration and members of Congress are being considered for inclusion in this legislation. The House of Representatives recently passed a reauthorization bill. The Senate is expected to act on a reauthorization bill shortly. Those bills contain provisions that would, among other things, reduce lender yields through borrower interest rate reductions, re-engineer the manner in which federal guarantors are funded (by establishing a federal reserve fund and a separate operating fund), extend the date of default on a Student Loan from the 180th day to the 270th day of delinquency, replace the current supplemental pre-claims fee payable to guaranty agencies with a fee for bringing a borrower's loan current, authorize the use of a master promissory note to evidence borrowings under Student Loans incurred in multiple years, provide extended repayment terms for some borrowers with student loan debts in excess of $30,000, reduce reinsurance payments to guaranty agencies from 98%, 88% or 78% to 95%, 85% or 75%, respectively, reduce the default collection retention amount on defaulted loan payments from 27% to 24%, authorize the Secretary to enter into voluntary flexible agreements with guaranty agencies in lieu of their current guaranty agreements with the Secretary, and change the interest rate on any new Federal Consolidation Loan to a weighted average of the interest rates of the loans being consolidated rounded up to the nearest 0.125% with a cap of 8.25% per annum. While these bills enjoy significant bipartisan support in Congress, the Administration does not agree with some of the provisions, particularly as they relate to borrower interest rates.

No assurance can be made that some or all of these proposals will be enacted, or that other amendments adverse to lenders or the federal guarantors will not be included in this reauthorization or other legislative action.

      Consolidation of Federal Benefit Billings and Receipts with Other Trusts. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee is allowed under the Trust Agreement to permit the Trust, and other trusts established by the Seller to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy Payments and Special Allowance Payments on the Financed Student Loans will be consolidated with the billings for such payments for Student Loans in such other trusts using the same lender identification number and payments on such billings will be made by the Department in lump sum form. Such lump sum payments will then be allocated among the various trusts using the lender identification number.

      In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by federal guarantors in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

      The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or federal guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a federal guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a federal guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or such federal guarantor may seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a federal guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or such federal guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

      In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under such lender identification number for that quarter being less than the amount owed by the Department on the loans in the Trust for that quarter.

      The Trust Agreement for the Trust and the trust agreements for other trusts established by the Seller which share the lender identification number to be used by the Trust (the Trust and such other trusts, collectively, the "Seller Trusts") will require each Seller Trust (including the Trust) to indemnify the other Seller Trusts for a shortfall or an offset by the Department or a federal guarantor arising from the Financed Federal Loans held by the Eligible Lender Trustee on such Seller Trust's behalf.

      Incentive programs. The Seller currently makes available and may hereafter make available certain incentive programs to borrowers. Two such programs are currently made available by the Seller and may apply to Student Loans owned by the Trust. Under one program, which is made available for all Student Loans which enter repayment after October 1, 1995, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate charged to the borrower will be reduced as long as timely payments continue to be received. For Stafford Loans and SLS Loans, the rate reduction will be 2.0% per annum. For Federal Consolidation Loans, the rate reduction will be 1.0% per annum. For Private Loans, the rate reduction will be 0.5% per annum. Pursuant to the other program which went into effect during 1996, borrowers who make student loan payments electronically through automatic monthly deductions from a bank account receive a 0.25% effective interest rate reduction as long as they continue in such automatic repayment plan.

      The effect of these incentive programs may be to reduce the yield on the Initial Financed Student Loans or on Additional Student Loans which may be added to the Trust. If any such incentive program does reduce the yield on the affected Student Loan and is not required by the Higher Education Act, such program will be applicable to Student Loans in the Trust only if and to the extent that the Trust receives payment from the Seller in an amount sufficient to offset such yield reduction.

         Inability of Indenture Trustee to Liquidate Financed Student Loans. If an Event of Default occurs under the Indenture, subject to certain conditions, the Indenture Trustee is authorized to sell the Financed Student Loans (without the consent of the Certificateholders). In that event, PHEAA, TERI and certain unrelated parties will be given the opportunity, upon 30 days' prior notice, to bid to purchase the Financed Student Loans and, if any is the highest bidder, the Financed Student Loans must be sold to that entity. There can be no assurance, however, that the Indenture Trustee will be able to find a purchaser for the Financed Student Loans in a timely manner or that PHEAA will submit a bid therefor or that the market value of such Financed Student Loans would, at any time, be equal to the aggregate outstanding principal amount of the Securities and accrued interest thereon. In addition, in the event of (i) any sale of the Financed Student Loans on behalf of the Trust prior to the Certificate Final Maturity Date for the [Class I-B Certificates][Class II-B Certificates] to any person (other than the Seller, the Administrator or the Servicers) in which the purchaser elects to deconvert the Financed Student Loans and not retain PHEAA or EFS, as applicable, as Servicer or (ii) any termination by the Trust of PHEAA as Servicer of the Financed Student Loans it services or EFS as Servicer of the Financed Student Loans it services, except for any termination for cause or as a result of any Servicer Default, the Trust shall pay to PHEAA and EFS, as the case may be as a part of the Servicing Fee (not subject to the Capped Amount) the following deconversion fee, per Financed Student Loan, based on the status of the Financed Student Loan at the time of deconversion: (a) $115 for each in-school Stafford Loan, in-school deferred SLS Loan, Law Loan, Medical Loan, Dental Loan, Business Loan, Graduate Loan, Bar Exam Loan and Residency Loan (each as described under "The Student Loan Financing Business--Federal Loans Under the Programs" and "--Private Loans Under the Programs"); and (b) $62.50 for each Financed Student Loan of any other status or loan type. If the net proceeds of any such sale, together with amounts then on deposit in the Reserve Accounts, do not exceed the aggregate outstanding principal amount of the Securities and accrued interest thereon, the Securityholders will suffer a loss. In such circumstances, the Certificateholders would not be entitled to receive any portion of such proceeds, however, the Certificateholders have certain consent rights relating to any liquidation of the Financed Student Loans that would result in such shortfall. Moreover, the net proceeds of the sale of Financed Student Loans will be applied first to the Securities of the related Loan Group and then, any excess will be applied to the Securities of the Other Loan Group. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be so distributed. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Class IA-1 Final Maturity Date, in the case of the Class IA-1 Notes, the Class IIA-1 Final Maturity Date, in the case of the Class IIA-1 Notes, the Class IA-2 Final Maturity Date, in the case of the Class IA-2 Notes and the Class IIA-2 Final Maturity Date, in the case of the Class IIA-2 Notes. See "Description of the Transfer and Servicing Agreements--Credit Enhancement."

         Failure to Comply with Third-Party Servicer Regulations May Adversely Affect Loan Servicing. On November 29, 1994, the Secretary of the Department of Education published final regulations amending the Student Assistance General Provisions and Federal Family Education Loan Program ("FFELP") regulations. These regulations, among other things, establish requirements governing contracts between holders of Federal Loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantee agency's or lender's participation in the FFELP and establish sanctions for third-party servicers.

         Under these regulations, a third-party servicer (such as the Servicers) is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the new regulations, or violates other FFELP requirements, the new regulations authorize the Department to fine the servicer and/or limit, suspend, or terminate the servicer's eligibility to contract to service FFELP loans. The effect of such a limitation or termination on the servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. There can be no assurance that a Servicer will not be fined or held liable by the Department for liabilities arising out of its FFELP activities for the Trust or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future. If a Servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the Financed Federal Loans and to satisfy its obligation to purchase Financed Federal Loans with respect to which it breaches its representations, warranties or covenants under the Sale and Servicing Agreement could be adversely affected. However, in the event of a termination of eligibility, the Sale and Servicing Agreement provides for the removal of the applicable Servicer and the appointment of a Substitute Servicer.

         Characteristics of the Financed Student Loans Will Vary. Certain characteristics of the Financed Student Loans in a Loan Group will vary from the characteristics of the Initial Financed Student Loans in a Loan Group and the Subsequent Pool Student Loans in a Loan Group. The distribution by weighted average interest rates may vary as a result of variations in the effective rates of interest applicable to the Financed Student Loans after each Additional Funding and the remaining term to maturity may vary significantly from the actual term to maturity as a result of the granting of deferral and forbearance periods.

         Insolvency Risk of Seller. The Seller intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust under the Sale and Servicing Agreement constitutes a valid sale and assignment of such Financed Student Loans. However, a court could treat the transfer of the Financed Student Loans to the Eligible Lender Trustee as an assignment of collateral as security for the benefit of the Noteholders and the Certificateholders. If the transfer of the Financed Student Loans to the Eligible Lender Trustee is deemed to create a security interest therein, a tax or government lien on property of the Seller arising before the Financed Student Loans came into existence may have priority over the Eligible Lender Trustee's interest in such Financed Student Loans and, if the Federal Deposit Insurance Corporation (the "FDIC") were appointed receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the Eligible Lender Trustee's interest in such Financed Student Loans. In the event that the Seller becomes insolvent, the Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), sets forth certain powers which the FDIC could exercise if it were appointed as receiver or conservator of the Seller. Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans. To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance, and payments to the Trust with respect to the Financed Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur. See "Certain Legal Aspects of the Financed Student Loans."

         In addition, in the event of the occurrence of certain insolvency related events with respect to the Seller, the Financed Student Loans may be required to be sold. There can be no assurance, however, that the net sale proceeds will be sufficient to repay the principal amount of the Notes and the Certificates in full plus accrued interest thereon. See "Description of Transfer and Servicing Agreements--Insolvency Event."

         Custodial Risk of Servicer. Pursuant to the Sale and Servicing Agreement, the applicable Servicer as custodian on behalf of the Trust, with respect to the Financed Student Loans it services, will have custody of the promissory notes evidencing the related Financed Student Loans following the sale of the Financed Student Loans to the Eligible Lender Trustee. Although the accounts of the Seller will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Financed Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party that purchased (or took such security interest in) any of such Financed Student Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in the Financed Student Loans superior to the interest of the Eligible Lender Trustee, if the purchaser (or secured party) acquired such Financed Student Loans without knowledge of the Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants."

         Insolvency Risk of Servicer or Administrator. In the event of a Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to a Servicer or the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor Servicer or Administrator, as the case may be, and delays in collections in respect of the Financed Student Loans may occur. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default and Administrator Default."

         Prepayment Risk from Pre-Funded Amounts. On the Closing Date, the Eligible Lender Trustee on behalf of the Trust will own the $__________ outstanding principal balance of the Initial Financed Student Loans as of the Statistical Cutoff Date and the $__________ aggregate Group 1 and Group 2 Pre-Funded Amounts on deposit in the Pre-Funding Accounts. If, as of the Special Determination Date, the Group 1 Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Group 1 Subsequent Pool Pre-Funded Amount, if greater than $_________, will be distributed on the first Distribution Date thereafter to redeem each class of Group 1 Notes and prepay the Class I-B Certificates on a pro rata basis, based on the initial principal amount of each class of Group 1

Notes and the initial principal balance of the Class I-B Certificates; if such amount is $___________ or less, it will be distributed on the first Distribution Date only to holders of the Class IA-1 Notes.

         If, as of the Special Determination Date, the Group 2 Subsequent Pool Pre-Funded Amount has not been reduced to zero, the remaining Group 2 Subsequent Pool Pre-Funded Amount, if greater than $_______ will be distributed on the first Distribution Date thereafter to redeem each class of Group 2 Notes and prepay the Class II-B Certificates on a pro rata basis, based on the initial principal balance of each class of Group 2 Notes and the initial principal balance of the Class II-B Certificates; if such amount is $_________ or less, it will be distributed on the first Distribution Date only to the holders of the Class IIA-1 Notes. Although the Seller intends to sell all of the Student Loans constituting the Subsequent Pool to the Trust on or prior to the Special Determination Date, because of the potential for a bankruptcy or death of a borrower subsequent to the Statistical Cutoff Date and other administrative reasons, the Seller may not be able to sell all such Student Loans to the Trust. Further, if the sum of (i) the principal amount of eligible Financed Student Loans originated by the Seller during the Funding Period, net of the principal amount of the Financed Student Loans sold to the Seller during the Funding Period in connection with the Seller's making of Consolidation Loans, and (ii) the amount of Guarantee Fee Advances during the Funding Period is less than the difference between the initial Pre-Funded Amount and the initial principal balance of the Subsequent Pool Student Loans as of the related Subsequent Cutoff Date, the Trust will have insufficient opportunities to make Additional Fundings, thereby resulting in a prepayment of principal to Noteholders as described in the following paragraph.

         To the extent that amounts on deposit in the Pre-Funding Accounts have not been fully applied to Additional Fundings by the Trust by the end of the Funding Period, such amounts will be deposited into the applicable Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable on the related Securities on such Distribution Date. It is anticipated that the amount of Additional Fundings made by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Accounts and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders. Any reinvestment risk will be borne directly by the Noteholders. See also "The Financed Student Loan Pool--Maturity and Prepayment Assumptions" regarding the risk to Noteholders and Certificateholders of prepayment in the event that Consolidation Loans are made with respect to the Financed Student Loans by the Seller after the Funding Period or by another lender at any time.

         Prepayment, Maturity and Yield Risks. All the Financed Student Loans are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Consolidation Loans) and liquidations due to default (including receipt of Guarantee Payments). The rate of prepayments on the Financed Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates, the availability of alternative financing and the general market for legal, medical, dental and other post-graduate professional services. In addition, under certain circumstances, the Seller will be obligated to repurchase or the applicable Servicer will be obligated to purchase Financed Student Loans from the Trust pursuant to the Sale and Servicing Agreement as a result of breaches of their respective representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants." Moreover, to the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans with respect to such Financed Student Loans from the Seller
(i) during the period which begins after the end of the Funding Period and ends on the Loan Purchase Termination Date and collections on the Financed Student Loans are not available to purchase such Consolidation Loans, (ii) after the Loan Purchase Termination Date or (iii) from another lender at any time, Noteholders (and after the Notes have been paid in full, Certificateholders) will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans. There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans or, if they do so, that such Consolidation Loans will not be made (x) by the Seller after the end of the Funding Period when collections on the Financed Student Loans are not available to purchase such Consolidation Loans, (y) after the Loan Purchase Termination Date or (z) by another lender at any time. See "The Student Loan Financing Business" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."

         The Federal Direct Consolidation Loan Program provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal Consolidation Loan Program. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Consolidation Loan with respect to borrowers with Financed Federal Loans, as well as increase the likelihood that a Financed Federal Loan in the Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan. Any such prepayments will be allocated to Loan Group 1 and will result in a more rapid amortization of the Group 1 Securities then would otherwise be the case. The volume of existing loans that may be repaid in this fashion is not determinable at this time.

         On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods (each as defined under "The Student Loan Financing Business--Federal Loans Under the Programs") or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust as described herein or of refinancings through Consolidation Loans having longer maturities, which may lengthen the remaining term of the Financed Student Loans and the average life of the Notes and the Certificates. In addition, the stated maturity of many of the Financed Student Loans will occur well beyond the Final Maturity Date. See "The Student Loan Financing Business" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions." Any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Noteholders and the Certificateholders. See also "Description of the Transfer and Servicing Agreements--Additional Fundings" regarding the prepayment of principal to holders of Notes and Certificates of a Loan Group if as of the Special Determination Date the Subsequent Pool Pre-Funded Amount for such Loan Group has not been reduced to zero and the total amount remaining on deposit in the applicable Pre-Funding Account as of such date exceeds 25% of the initial principal amount of the related Notes and principal balance of the related Certificates and the prepayment of principal to holders of the related Notes as a result of excess funds remaining on deposit in the applicable Pre-Funding Account prior to a Pre-Funded Amount remaining at the end of the Funding Period, "--Insolvency Event" regarding the sale of the Financed Student Loans if a Seller Insolvency Event occurs and "--Termination" regarding the Seller's option to purchase the Financed Student Loans when the the sum of the Pool Balances is less than or equal to 5% of the sum of the Initial Pool Balances and the auction of the Financed Student Loans occurs on or after the December 2008 Distribution Date.

         Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the December 2008 Distribution Date will be offered for sale by the Indenture Trustee. If acceptable bids to purchase such Financed Student Loans on such Distribution Date are received, as described herein, the proceeds of the sale will be applied on such Distribution Date to redeem any outstanding Notes and to retire any outstanding Certificates on such date. In addition, if acceptable bids to purchase such Financed Student Loans on such Distribution Date are not received, the sale of such Financed Student Loans may occur on a subsequent Distribution Date, as described herein, and applied on such date to redeem any outstanding Notes and retire any outstanding Certificates. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on the December 2008 Distribution Date or any subsequent Distribution Date. See "Description of the Transfer and Servicing Agreement--Termination."

         Holders of Notes or Certificates should consider, in the case of Notes or Certificates, as the case may be, purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Financed Student Loans could result in an actual yield that is less than the anticipated yield and, in the case of Notes or Certificates, as the case may be, purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Financed Student Loans could result in an actual yield that is less than the anticipated yield.

         Prepayment Risks Differ Between the Notes and the Certificates. Because (except for certain limited circumstances) the Class A-2 Noteholders of a Loan Group will receive no payments of principal until the related Class A-1 Notes have been paid in full, and the holders of Certificates of the related Loan Group will receive no payments of principal until the related Class A-2 Notes have been paid in full, the Class A-1 Notes of such Loan Group and, to a lesser extent, the Class A-2 Notes of such Loan Group bear relatively greater risk than do the Certificates of such Loan Group of an increased rate of principal repayments with respect to the Financed Student Loans (whether as a result of voluntary prepayments, Consolidation Loans or liquidations due to default or breach). In addition, the Class A-1 Notes of the related Loan Group generally bear the risk of principal prepayments as a result of any remaining

Pre-Funded Amount for that Loan Group at the end of the Funding Period and any remaining Subsequent Pool Pre-Funding Amount for that Loan Group after the Final Subsequent Transfer Date if either of such amounts is equal to or less than $10,000,000. On the other hand, Certificateholders, and, to a lesser extent, the Class A-2 Notes of the related Loan Group bear a greater risk of delay in the receipt of principal than do Class A-1 Noteholders of such Loan Group in the event of a shortfall in Available Funds related to such Securities and in amounts on deposit in the related Reserve Account because the related Certificates do not receive principal distributions from the related Available Funds until the related Class A-2 Notes are paid in full and the related Class A-2 Notes do not receive principal distributions until the related Class A-1 Notes are paid in full.

         Variability of Actual Cash Flows. Amounts received with respect to the Financed Student Loans for a particular Collection Period may vary greatly in both timing and amount from the payments actually due on the Financed Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment and the borrower's selection of a repayment option (which may include interest only payments for certain periods), and general factors, such as a general economic downturn which could increase the amount of defaulted Student Loans. Failures by borrowers to pay timely the principal and interest on the Financed Student Loans will affect the amount of funds available for distribution on a Distribution Date, which may reduce the amount of principal and interest paid to the Securityholders on such Distribution Date. In addition, because the funds available for distribution on any Distribution Date include Interest Subsidy Payments and Special Allowance Payments on the Financed Federal Loans that are received during that Collection Period (and which accrued during the prior Collection Period) and because the Student Loan Rate is based on the amount of Interest Subsidy Payments and Special Allowance Payments that have accrued during such Collection Period, a significant increase in the amount of such payments being made by the Department in respect of the Financed Federal Loans from one Collection Period to the next (as a result, for example, of a significant increase in prevailing interest rates) could result in a temporary shortfall in the funds available for distribution for the given Distribution Date. In addition, the failure of a Guarantor to timely meet its guarantee obligations with respect to the Financed Student Loans could also reduce the amount of funds available for distribution on a given Distribution Date. The effect of such factors, including the effect on a Guarantor's ability to meet its guarantee obligations with respect to the Financed Student Loans, or the Trust's ability to pay principal and interest with respect to the Securities is impossible to predict.

         Certain incentive programs currently or hereafter made available by the Seller to borrowers under the loan programs may also be made available by a Servicer to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that a Servicer receives payment from the Seller (or Seller deposits or causes a deposit to be made into the Collection Account) in an amount sufficient to offset such effective yield reductions. See "The Student Loan Financing Business--General--Loan Programs--Incentive Programs."

         Noteholders' Right to Control Upon Certain Defaults. In the event a Servicer Default or an Administrator Default occurs, the Indenture Trustee or the Noteholders, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default and Administrator Default," may remove a Servicer or the Administrator, as the case may be, without the consent of the Eligible Lender Trustee or any of the Certificateholders. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove a Servicer or the Administrator, as the case may be, if a Servicer Default or an Administrator Default occurs. In addition, the Noteholders have the ability, with certain specified exceptions, to waive defaults by a Servicer and the Administrator, including defaults that could materially adversely affect the Certificateholders. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults."

         Consumer Protection Laws May Affect Enforceability of Student Loans. Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts such as the Student Loans. In addition, the remedies available to the Indenture Trustee or the Noteholders upon an Event of Default under the Indenture may not be readily available or may be limited by applicable state and federal laws. See "Certain Legal Aspects of the Financed Student Loans."

         Basis Risk. Although the interest rate on the Notes and the Certificates is generally based on the applicable Investor Index it is possible that a positive spread may not exist between (a) the Student Loan Rate calculated with respect to any class of Notes or Certificates and (b) the interest rate on each class of Notes and Certificates based on the Investor Index. In such a case, the interest rate on one or more classes of Notes and Certificates, as applicable, for such Distribution Date will be the applicable Student Loan Rate. See "Description of the Securities--The Notes--Distributions of Interest" and "--The Certificates--Distributions of Interest." Any Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover arising as a result of the interest rate on one or more classes of Notes and Certificates being determined on the basis of the applicable Student Loan Rate will be paid on that Distribution Date or on any succeeding Distribution Date to the extent funds are allocated and available therefor after making all required prior distributions and deposits with respect to such date. Payment of such amounts, however, will not be covered, in the case of the Notes, by amounts on deposit in the applicable Reserve Account or by subordination of distributions in respect of the applicable Certificates (although distributions of any Certificateholders' Interest Index Carryover due to Certificateholders of Certificates related to a Loan Group will be subordinated to payment of any Noteholders' Interest Index Carryover due to Noteholders of Notes related to such Loan Group) and, in the case of the Certificates, by amounts on deposit in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions."

         Limitations on Credit Ratings of the Securities. It is a condition to the issuance and sale of each class of Notes and Certificates that the Notes be rated in the highest investment rating category and that the Certificates be rated in one of the four highest investment rating categories by at least two nationally recognized Rating Agencies. A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Securities address the likelihood of the payment of principal on the respective Final Maturity Dates and the payment of interest on the Securities pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Securities do not address, the likelihood of payment of the Noteholders' Interest Index Carryover or the Certificateholders' Interest Index Carryover. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to any of the Securities were subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to the Securities. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the related Securities.

         Book-Entry Registration--Beneficial Owners Not Recognized by Trust. Each class of Securities will initially be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the holders of such Securities or their nominees. Because of this, unless and until Definitive Securities are issued, holders of such Securities will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or "Certificateholders," as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations. See "Description of the Securities--Book-Entry Registration" and "--Definitive Securities."

                             FORMATION OF THE TRUST

THE TRUST

         KeyCorp Student Loan Trust 1998-A is a trust formed under the laws of the State of New York pursuant to the Trust Agreement for the transactions described in this Prospectus. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates and the Notes, (iii) making payments thereon and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Trust will be initially capitalized with equity of $________ excluding amounts deposited in each Reserve Account by the Seller on the Closing Date, representing the sum of initial principal balances of the Certificates. Class I-B Certificates with an original principal balance of approximately $________ and Class II-B Certificates with an original principal balance of approximately $________ will be sold to and retained by the Seller and the remaining Certificates will be sold to third-party investors that are expected to be unaffiliated with the Seller, the Servicers, the Guarantors, the Trust or the Department. The equity of the Trust, together with the proceeds from the sale of the Notes, will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposit of the Group 1 and Group 2 Pre-Funded Amounts. The Seller will use a portion of the net proceeds it receives from the sale of the Initial Financed Student Loans to make each Reserve Account Initial Deposit. Upon the consummation of such transactions, the property of the Trust will consist of (a) a pool of Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof on or after September 1, 1998, (c) all Assigned Rights with respect to certain Financed Private Loans contained in such pool, and (d) all moneys and investments on deposit in the Collection Accounts, the Pre-Funding Accounts, the Escrow Accounts, the Negative Carry Accounts and the Reserve Accounts. To facilitate servicing and to minimize administrative burden and expense, the Servicers will be appointed the custodians of the promissory notes representing the Financed Student Loans that each services by the Eligible Lender Trustee.

ELIGIBLE LENDER TRUSTEE

         General. The First National Bank of Chicago is the Eligible Lender Trustee for the Trust under the Trust Agreement. The First National Bank of Chicago principal offices are located at One First National Plaza, Suite 0126, Chicago, Illinois 60607 and its New York offices are located at First Chicago Trust Company of New York, 14 Wall Street, New York, New York 10005. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Sale and Servicing Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Federal Loans and Private Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Federal Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Federal Guarantor and any Federal Assistance with respect to such Financed Federal Loans. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans." The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. See "Description of the Securities" and "Description of the Transfer and Servicing Agreements." The Seller plans to maintain normal commercial banking relations with the Eligible Lender Trustee.

         Fees. In consideration for its performance of its obligations under the Sale and Servicing Agreement, the Eligible Lender Trustee will be entitled to receive an annual fee of $4,500.

                                 USE OF PROCEEDS

         After making the deposits of the Group 1 and Group 2 Pre-Funded Amounts to the applicable Pre-Funding Accounts, the balance of the net proceeds from the sale of the Certificates and the Notes will be paid by the Trust to the Seller in consideration for the purchase by the Trust of the Initial Financed Student Loans on the Closing Date. The Seller will use such proceeds paid to it (i) to make the Reserve Account Initial Deposits and the Negative Carry Account Initial Deposits and (ii) for general corporate purposes.

                 THE SELLER, THE ADMINISTRATOR AND THE SERVICER

THE SELLER AND ADMINISTRATOR

         General. Key Bank USA, National Association (the "Bank"), will act as Seller pursuant to the Sale and Servicing Agreement and Administrator pursuant to the Administration Agreement. The Bank, a wholly owned subsidiary of KeyCorp, is a national banking association providing consumer financial services nationwide, including credit cards, student loans, home equity loans, and indirect automobile, marine and recreational vehicle loans. Seller, an affiliate of the Seller, and the predecessor of such affiliate have been collectively originating graduate student loans since 19__ and student loans in general since 19__.

         As of June 30, 1998, the Bank had total assets of approximately $____ billion, total liabilities of approximately $____ billion and approximately $____ billion in stockholder's equity. As of such date, the Seller had an aggregate principal amount of student loans outstanding of approximately $____ billion, of which approximately $____ billion aggregate principal amount consists of Student Loans originated under various graduate student loan programs. The principal executive offices of the Bank are located at KeyCenter, 127 Public Square, Cleveland, Ohio 44114 and its telephone number is (216) 689-3000.

         Services and Fees of Administrator. Pursuant to the Administration Agreement, the Administrator will be responsible for preparing and filing claim forms on behalf of the Eligible Lender Trustee for Interest Subsidy Payments and Special Allowance Payments from the Department and is required to provide notices and reports and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale and Servicing Agreement. As compensation for the performance of the Administrator's obligations and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $3,000 per quarter (the "Administration Fee") payable by the Trust on each Distribution Date. See "Description of the Transfer and Servicing Agreements--Administrator."

THE SERVICERS

         PHEAA. Pennsylvania Higher Education Assistance Agency ("PHEAA") is a body corporate and politic constituting a public corporation and government instrumentality created pursuant to an act of the Pennsylvania Legislature. PHEAA has approximately _______ employees. PHEAA's headquarters are located in Harrisburg, Pennsylvania with 6 regional offices located throughout Pennsylvania and additional offices located in California, Delaware and West Virginia.

         Under its enabling legislation, PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth of Pennsylvania for the purpose of purchasing, making, or guaranteeing loans. PHEAA's enabling legislation also authorizes PHEAA to undertake the origination of loans and the servicing of loans made by PHEAA and others.

         As of June 30, 1998, PHEAA has outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available had not been drawn) in the amount (including amounts drawn or available under such credit facilities) of approximately $____ billion. As of June 30, 1998, PHEAA owned approximately $____ billion outstanding principal amount of student loans financed with the proceeds of its long-term debt, and had funds available for acquisition of student loans in the amount of approximately $____ million.

         PHEAA has been guaranteeing student loans since 1964. PHEAA has guaranteed a total of approximately $____ billion principal amount of Stafford Loans and approximately $____ billion principal amount of PLUS Loans and SLS Loans under the Higher Education Act. In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which its receives no federal reinsurance. PHEAA has outstanding guarantee obligations of such loans in the amount of approximately $____ million as of June 30, 1998.

         PHEAA's two principal servicing products are its full servicing operation (in which it performs all student loan servicing functions on behalf of its customers) and its remote servicing operation (in which it provides only data processing services to its customers that have their own servicing operations). As of June 30, 1998, PHEAA was servicing under its full service program approximately ______ million student loan accounts representing approximately $____ billion outstanding principal amount for more than 400 customers and under its remote servicing operation, approximately ______ student loans representing approximately $____ billion outstanding principal amount for 4 customers.

         The above information relating to PHEAA has been obtained from PHEAA and the Seller has not conducted any independent verification of such information. PHEAA has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to Mr. Tim Guenther, Chief Financial Officer, Financial Management, 1200 North Seventh Street, Harrisburg, Pennsylvania 17102.

         EFS. EFS Services, Inc. ("EFS"), a wholly-owned subsidiary of EFS, Inc., was formed in March, 1995. EFS, Inc. was formed to acquire all of the net assets of Education Financial Services of Indiana, Inc. EFS has approximately ____ employees. EFS's headquarters are located in Indianapolis, Indiana with regional offices located __________________.

         As of June 30, 1998, EFS has outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available had not been drawn) in the amount (including amounts drawn or available under such credit facilities) of approximately ______ . As of June 30, 1998, EFS owned approximately ______ outstanding principal amount of student loans financed with the proceeds of its long-term debt, and had funds available for acquisition of student loans in the amount of approximately _______.

         EFS has been servicing student loans since 19__. It utilizes PHEAA's remote servicing product to service the student loans referred to here and also _________. As of June 30, 1998, EFS was servicing approximately ______ student loan accounts representing approximately ____ billion outstanding principal amount for more than ___ customers.

         The above information relating to EFS has been obtained from EFS and the Seller has not conducted any independent verification of such information. EFS has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to
_______________.

         Services and Fees of Servicers. Pursuant to the Sale and Servicing Agreement and except as otherwise expressly assumed by the Administrator, each of PHEAA and EFS has agreed as a Servicer to service, and perform all other related tasks with respect to, all the Financed Student Loans acquired by the Eligible Lender Trustee on behalf of the Trust. PHEAA will be Servicer with respect to each of those Financed Student Loans which were made to a borrower whose initial graduate school student loan was for a school year prior to the 1997-1998 school year and with respect to any subsequent graduate student loans to that same borrower; EFS will be Servicer with respect to each of those Financed Student Loans which were made to a borrower whose initial graduate school student loan was for the 1997-1998 school year and with respect to any subsequent graduate student loans to that same borrower. With respect to the Financed Student Loans it is servicing for the Trust, each Servicer is required to perform the services and duties customary to the servicing of Student Loans it is required to service and to do so in the same manner as such Servicer has serviced Student Loans on behalf of the Seller and otherwise in compliance with all applicable standards and procedures. In addition, each Servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

         In consideration for performing its obligations under the Sale and Servicing Agreement, the Servicers will receive in aggregate, subject to certain limitations described herein, a monthly fee payable by the Trust on each Monthly Servicing Payment Date equal to the sum of (i) 0.41% per annum of each Pool Balance as of the last day of the preceding calendar month and (ii) certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to certain adjustments, together with other administrative fees and similar charges. See "Description of Transfer and Servicing Agreements--Servicing Compensation."

                       THE STUDENT LOAN FINANCING BUSINESS

GENERAL

         The Student Loans to be sold by the Seller to the Eligible Lender Trustee on behalf of the Trust pursuant to the Sale and Servicing Agreement have been selected from Student Loans originated by the Seller under various loan programs ("Graduate Loan Programs") and made to students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate level certificate or degree programs ("Graduate Schools"). Legal title to all the Financed Student Loans that from time to time comprise assets of the Trust will be held by the Eligible Lender Trustee, as trustee on behalf of the Trust. See "Formation of the Trust--Eligible Lender Trustee."

         The proceeds of these Student Loans are used by students to finance a portion of the costs of attending law school, medical school, dental school, graduate business school and other graduate schools, of preparing for and taking one or more state bar examinations upon graduation from law school and for participating in medical or dental residency programs upon graduation from medical or dental school. As described herein, substantially all payments of principal and interest with respect to the Financed Federal Loans will be guaranteed against default, death, bankruptcy or disability of the applicable borrower by PHEAA pursuant to a guarantee agreement to be entered into between PHEAA and the Eligible Lender Trustee, or by ASA pursuant to a guarantee agreement to be entered into between ASA and the Eligible Lender Trustee, by NSLP pursuant to a guarantee agreement to be entered into between NSLP and the Eligible Lender Trustee, or by ECMC pursuant to a guarantee agreement to be entered into between ECMC and the Eligible Lender Trustee, (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). Each of PHEAA, ASA, NSLP and ECMC is entitled, subject to certain conditions, to be reimbursed by the Department for all or substantially all Guarantee Payments it makes pursuant to a program of federal reinsurance under the Higher Education Act of 1965, as amended (such Act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act"). In addition, the Eligible Lender Trustee, as a holder of the Financed Federal Loans on behalf of the Trust, is entitled to receive from the Department certain interest subsidy payments and special allowance payments with respect to certain of such Financed Federal Loans as described herein. See "--Federal Loans Under the Programs" and "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans."

         Payment of principal and interest with respect to the Financed Private Loans will be guaranteed against default, death, bankruptcy or disability of the applicable borrower by TERI pursuant to a guarantee agreement to be entered into among TERI, the Seller and the Eligible Lender Trustee, or by HICA pursuant to a guarantee agreement to be entered into among HICA, the Seller and the Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Private Guarantee Agreements" and, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). See "--Private Loans Under the Programs" and "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans." PHEAA, ASA, NSLP, ECMC, TERI and HICA are sometimes individually referred to herein as a "Guarantor" and collectively as the "Guarantors." TERI and HICA are collectively referred to herein as the "Private Guarantors".

         The description and summaries of the Higher Education Act, the Federal Programs, the Guarantee Agreements and the other statutes, regulations and documents referred to in this Prospectus do not purport to be comprehensive, and are qualified in their entirety by reference to each such statute, regulation or document (and, with respect to the Guarantee Agreements, by references to the forms of such agreements, if any, included as exhibits to the Registration Statement). There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors--Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors."

THE GRADUATE LOAN PROGRAMS

         General. The Graduate Loan Programs (the "Programs") provide educational financing to graduate and professional students enrolled in or recently graduated from approved or accredited law schools, medical schools, dental schools, graduate business schools or other graduate schools. The Programs originally targeted law school students but have been expanded over the years to include virtually all graduate level fields of study. The Seller (or its predecessors) has been originating loans under the Programs since [1990] and has, as of June 30, 1998, originated loans under the Programs in an aggregate principal amount of approximately ____billion. The Programs consist of Student Loans which are guaranteed by PHEAA, ASA, NSLP, or ECMC and are reinsured by the Department ("Federal Loans") and Student Loans which are guaranteed by TERI or HICA but are not reinsured by the Department or any other governmental entity ("Private Loans"). As described below, Federal Loans include "Stafford Loans," "SLS Loans" and "Federal Consolidation Loans" and Private Loans include loans related to each of the above-mentioned fields of study (including Bar Exam Loans and Residency Loans) and "Private Consolidation Loans."

         Eligibility. To be eligible to obtain a loan under the Programs (other than a Consolidation Loan, bar examination loan or residency loan), a student must, among other things, (i) be enrolled in, or admitted for enrollment in, an approved or accredited graduate school, (ii) be enrolled in, or enroll in an acceptable degree program, be attending at least half-time and be making satisfactory progress toward the completion of such program according to the standards of the school, (iii) be a U.S. citizen, U.S. national or eligible non-citizen, (iv) not have borrowed, together with the loan being requested, more than the applicable annual and aggregate limits specified from time to time under the Programs, (v) meet the program credit criteria established by the lender and (vi) not be in default on any education loan or owe a refund on an educational grant (each such student, an "Eligible Student").

         The following table sets forth the approved or accredited schools and the acceptable degree programs for each graduate field of study:

                                                                                    Acceptable
Field of Study              Approved/Accredited Schools                             Degree Programs
--------------              ---------------------------                             ---------------

Law                         American Bar Association-approved law schools that      Juris Doctor of Law or
                            are members of LSAC                                     other joint degree program

Medical                     Liaison Committee on Medical Education-or American      Medical  Doctor or Doctor of
                            Osteopathic Association-accredited graduate medical     Osteopathy
                            schools

Dental                      American Dental Association-accredited dental schools   Graduate dental program

Business                    American Assembly of Collegiate Schools of Business     Graduate business program
                            ("AACSB")-accredited graduate business schools; or
                            AACSB-candidate schools accredited by the New
                            England Association of Schools and Colleges, the
                            Middle States Association of Colleges and Schools,
                            the North Central Association of Colleges and
                            Schools, the Southern Association of Colleges and
                            Schools, the Western Association of Schools and
                            Colleges, or the North West Association of Schools
                            and Colleges

Graduate                    Schools accredited by the New England Association of    Graduate  level  certificate
                            Schools and Colleges, the Middle  States Association    or degree program
                            of Colleges  and  Schools, The North Central
                            Association of Colleges and Schools, the Southern
                            Association of Colleges and Schools, the Western
                            Association of Schools  and Colleges, or the North
                            West Association of Schools and Colleges

         In addition, a law student may also receive a bar examination loan ("Bar Exam Loan") to finance the costs of preparing for and taking one or more state bar examinations if such student has applied for the loan within a limited period before or after graduation. A medical or dental student may also receive a residency loan ("Residency Loan") to finance the cost of participating in one or more medical or dental residency programs if such student has applied for the loan within a limited period before or after graduation. Under current Programs rules, a student is not required to have existing Student Loans outstanding under the Programs in order to receive a bar examination or residency loan.

         Origination Process. The Higher Education Act specifies rules regarding loan origination practices, which lenders must comply with in order for their Federal Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantee agency or individual in order to secure loan applications, and no lender may conduct unsolicited mailings of student loan applications to students who have not previously received student loans from that lender.

         With respect to all Student Loans made under the Programs (other than Consolidation Loans discussed below), the Seller forwards each application for such Student Loans (which should include an executed promissory note) to either a marketing agent or the Seller's origination department in Boston, Massachusetts. On behalf of the Seller, either the marketing agent or the origination department reviews each application to confirm its completeness, to confirm that the applicant is an Eligible Student and that such loan complies with certain other conditions of the Programs. In addition, a credit report of each applicant for Private Loans is obtained from an applicable credit reporting service, which the Seller then uses to determine, in consultation with the Private Guarantors, whether such applicant satisfies certain specified credit underwriting criteria. Such criteria include that such credit report shows that no account has been more than 90 days delinquent in the past two years, that no more than one account is currently more than 60 days delinquent, that no account has been charged-off in the past two years, that there is no record of a bankruptcy in the past seven years and that there has been no foreclosure, repossession, open judgment or suit, unpaid prior educational debt or negative public credit items in the past six years. The credit criteria for the 1994-1995 Program Year also include requirements that no account has been delinquent 90 or more days in the past five years (or three years with respect to any previous borrower), and there have been no more than three inquiries (and none with respect to a previous borrower) to an authorized credit reporting agency in the past six months. The credit criteria for the 1997-1998 Program Year includes the additional requirement that no more than two accounts have been more than 60 days delinquent in the past two years. The marketing agent or origination department forwards a copy of each application that satisfies the foregoing reviews to the respective Guarantor, who reviews such application to determine that such application satisfies all applicable conditions, including the foregoing, for the loan to be eligible to receive Guarantee Payments, subject to compliance with the terms of the respective Guarantee Agreements, including the proper servicing of the loan. Upon approval of an application by either the marketing agent or the origination department and the respective Guarantor (and approval by the Seller, in the case of all Private Loans) and receipt of evidence from such Guarantor that the applicable loan is guaranteed, the Seller causes the proceeds of such loan to be disbursed in one or more installments. For each loan that is made, the marketing agent or the origination department forwards the completed loan application and executed promissory note to the designated Servicer, which serves as custodian for such materials.

         Any borrower inquiries concerning Consolidation Loans received by the marketing agent or the Seller are forwarded to the appropriate Servicer, who contacts the borrower, prepares and sends to the borrower an application (which includes a promissory note) for a Consolidation Loan for the borrower's review and signature. Although the borrower is permitted to choose any lender from whom he or she currently has federally guaranteed education loans (including undergraduate loans) to make a Federal Consolidation Loan, borrowers typically express no preference as to the identity of the lender. In that event, each Servicer is required under the Programs to choose the lender that has the highest balance of the loans to be consolidated or, if there is no such lender, the lender that has made the most recent loan to the borrower to be consolidated. Pursuant to the Programs, the Servicers are required to obtain certifications from the lenders of the loans to be consolidated and to review the loan application and the certifications to confirm that the borrower is eligible for a Federal Consolidation Loan or Private Consolidation Loan, as the case may be. In addition, with respect to any Private Consolidation Loan, the Servicers are required to transmit to the lender such information as the lender may need to complete the credit review and applicant notification procedures that lender is currently performing with respect to Private Loans, and the lender will transmit the results of the credit review (i.e., approval or rejection) back to the Servicers. Upon approval of an application for a Consolidation Loans the applicable lender causes the proceeds of such Consolidation Loan to be disbursed to each lender of the loans being consolidated in amounts sufficient to retire each of such loans. For each Consolidation Loan that is made by the Seller, a Servicer retains the completed loan application and executed promissory note as custodian.

         Servicing and Collections Process. The Higher Education Act, the Programs and the applicable Guarantee Agreements require the holder of Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans that are designed to ensure that such Student Loans are repaid on a timely basis by or on behalf of borrowers. Each Servicer performs such procedures on behalf of the Seller and has agreed, pursuant to the Sale and Servicing Agreement, to perform specified and detailed servicing and collection procedures with respect to the Financed Student Loans on behalf of the Trust. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with a written notice at the tenth day of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in each Servicer's loan file for the borrower. Each Servicer is also required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of the Eligible Lender Trustee, as holder of legal title to the Financed Student Loans on behalf of the Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Financed Federal Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Financed Federal Loan. See "Risk Factors--Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures for Federal Loans" and "--Risk of Loss of Private Guarantor Payments for Failure to Comply with Loan Origination and Servicing Procedures for Private Loans."

         At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Financed Student Loan, each Servicer is required to notify the applicable Guarantor of the existence of such delinquency. These requests notify the Guarantors of seriously delinquent accounts and allow the Guarantors to make additional attempts to collect on such loans prior to the filing of claims. If a loan is delinquent for 180 days (in the case of Federal Loans) or 150 days (in the case of Private Loans), each Servicer may file a default claim with the respective Guarantor. Failure to file a claim within 270 days (in the case of Federal Loans) or 180 days (in the case of Private Loans) of delinquency may result in denial of the guarantee claim with respect to such loan. Each Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and create an obligation of such Servicer to purchase the applicable Financed Student Loan. See "Description of the Transfer and Servicing Agreements--Servicer Covenants."

         Incentive Programs. The Seller has offered, and may continue to offer, incentive programs to certain Student Loan borrowers. Two such programs are currently made available by the Seller and may apply to Student Loans owned by the Trust. Under one program, which is made available for all Student Loans which enter repayment after October 1, 1995, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate charged to the borrower will be reduced as long as timely payments continue to be received. For Stafford Loans and SLS Loans, the rate reduction will be 2.0% per annum. For Federal Consolidation Loans, the rate reduction will be 1.0% per annum. For Private Loans, the rate reduction will be 0.5% per annum. Pursuant to the other program which went into effect during 1996, borrowers who make student loan payments electronically through automatic monthly deductions from a bank account receive a 0.25% effective interest rate reduction as long as they continue in such automatic repayment plan. It cannot be predicted with certainty the extent to which borrowers will decide to participate in these programs.

         These incentive programs currently or hereafter made available by the Seller to borrowers under the Programs may also be made available by each Servicer to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that the Trust receives payment from the Seller (or Seller deposits or causes a deposit to be made into the applicable Collection Account) in an amount sufficient to offset such effective yield reductions.

FEDERAL LOANS UNDER THE PROGRAMS

         General. The following descriptions of the Federal Stafford Loan Program, the Federal Supplemental Loans for Students Program and the Federal Consolidation Loan Program (such programs being collectively referred to herein as the "Federal Programs") as authorized under the Higher Education Act are qualified in their entirety by reference to the Higher Education Act. Since its original enactment in 1965, the Higher Education Act has been amended and reauthorized several times, including by the Higher Education Amendments of 1992 (the "1992 Amendments"). The 1992 Amendments extended the principal provisions of the Federal Programs to September 30, 1998 (or, in the case of borrowers who have received Federal Loans prior to that date, September 30, 2002).

         There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the Student Loans made thereunder, including the Financed Student Loans, or the Guarantors. In addition, future measures to reduce any future federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by guarantee agencies in order to achieve reductions in federal spending. There can be no assurance that future federal budget legislation, reauthorization legislation, or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors. For a discussion of each Federal Guarantor's claims-paying ability, see "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans."

         On August 10, 1993, President Clinton signed the Omnibus Budget Reconciliation Act of 1993, which made a number of changes that may adversely affect the financial condition of the Federal Guarantors. One such change included reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain and giving the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary, (i) to ensure an orderly termination of the Federal Guarantor, (ii) to serve the best interests of the student loan programs, or (iii) to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. In addition, this legislation sought to greatly expand the Federal Direct Student Loan Program volume to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met under the direct lending program, the expansion of this program in the future could result in increasing reductions in the volume of loans made under the Federal Programs. Under the Federal Direct Student Loan Program, the Department directly originates and holds student loans without the involvement of private lenders. During the 105th Congress, the reauthorization of the Higher Education Act is expected to be considered. The potential impacts on the Financed Student Loans resulting from the reauthorization process, if any, cannot be determined at this time. See "Risk Factors--Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors."

         Stafford Loans. "Stafford Loans" are loans made by eligible lenders in accordance with the Higher Education Act to Eligible Students, based on financial need, to finance a portion of the costs of attending an eligible institution of higher education or a vocational school. The Higher Education Act limits the amount of Stafford Loans that may be made to a student in any given academic year, the amount a student may have outstanding in the aggregate and specifies certain payment terms, including the interest rates that may be charged on Stafford Loans. Holders of Stafford Loans complying with these limitations and the other conditions specified in the Higher Education Act will be entitled to the benefits of: (i) a guarantee of the payment of principal and interest with respect to such Stafford Loans by a guarantee agency (PHEAA, ASA, NSLP or ECMC in the case of the Financed Federal Loans), which guarantee will be supported by federal reinsurance of all or most of such guaranteed amounts as described herein; (ii) federal interest subsidy payments equal to the interest payable on such Stafford Loans prior to the time the borrower begins repayment of such Stafford Loans and during any applicable Deferral Periods, together with interest on any such amounts not paid by the Department when due ("Interest Subsidy Payments"), and (iii) federal special allowance payments, in varying amounts, during the term of such Stafford Loans to ensure that interest payable on such Stafford Loans approximates current market interest rates, together with interest on any such amounts not paid by the Department when due ("Special Allowance Payments"), (such federal reinsurance obligations, together with those obligations referred to in clauses (ii) and (iii) above, being collectively referred to herein as "Federal Assistance").

         The Initial Financed Federal Loans and certain Student Loans in the Subsequent Pool include Stafford Loans that do not qualify for Interest Subsidy Payments but otherwise qualify for all other forms of Federal Assistance ("Unsubsidized Stafford Loans"). These loans are identical to Stafford Loans in all material respects, except that interest accruing thereon during periods when the borrower is in school or in a Deferral Period or Grace Period is either paid periodically by the borrower during such periods or added periodically to the principal balance of the loan by the holder thereof. A borrower qualifies for an Unsubsidized Stafford Loan if, and to the extent that, the borrower's need for a Stafford Loan, as calculated pursuant to the Higher Education Act, is more than the maximum Stafford Loan authorized by statute.

         (1) Eligibility Requirements. Subject to the annual and aggregate limits on the amount of Stafford Loans that a student can borrow discussed below, Stafford Loans are available to eligible students (who, in the case of law school, medical school, dental school, graduate business school and other graduate school students, constitute Eligible Students) in amounts not exceeding their unmet need for financing as determined in accordance with the provisions of the Higher Education Act.

         In addition to complying with the borrower's eligibility requirements set forth above under the caption "--The Graduate Loan Programs," each Stafford Loan (i) must be unsecured, (ii) must provide for deferral of the obligation of the borrower to make (x) interest payments for as long as the Department makes Interest Subsidy Payments and (y) principal payments so long as the borrower remains an Eligible Student and thereafter during any applicable Grace Periods, Deferral Periods or Forbearance Periods and (iii) must provide for repayment over a period not to exceed 10 years (excluding any Deferral Periods or Forbearance Periods) from the date repayment commences.

         (2) Loan Limits. In order to qualify for Federal Assistance under the Federal Stafford Loan Program, the Higher Education Act imposes an annual limit on the amount of Stafford Loans and other Federal Loans that may be made to any single student and an aggregate limit on the amount of such Federal Loans such student may have outstanding. For the time periods applicable to the Financed Federal Loans, the annual and aggregate limitations are as follows: such student can borrow no more than $7,500 per year of Stafford Loans (subsidized and unsubsidized) and cannot have outstanding Federal Loans (but excluding for this purpose SLS Loans and loans made under the Parent Loans to Undergraduate Students program) in excess of $54,750 at any one time (or $65,500, for loans first disbursed on or after July 1, 1993). On July 1, 1993, the annual limitation for Unsubsidized Stafford Loans was increased to $10,000, and the graduate student aggregate loan limit amount was increased to $138,500, not to exceed $65,500 in subsidized loans. On October 1, 1993, the annual limitation for subsidized Stafford Loans was increased to $8,500. As a result of both revisions, a graduate student may borrow up to $18,500 per year of Stafford Loans (subsidized and unsubsidized). On August 15, 1996, the Secretary authorized higher annual (but not aggregate) Unsubsidized Stafford Loan limits for certain new health professions student borrowers to compensate for restrictions recently enacted by Congress on the ability of those students to borrow under other Federal Loan Programs. As a result, some Unsubsidized Stafford Loans sold into the Trust made for periods of enrollment beginning on or after July 1, 1996 may reflect the higher limits.

         (3) Interest. Stafford Loans made to students with respect to periods of enrollment commencing prior to July 1, 1988 (or thereafter to students who had Federal Loans outstanding on such date), bear interest at either 7%, 8% or 9% per annum, depending on the date of issuance and the interest rate applicable to such student's outstanding Federal Loans. Except as noted in the next paragraph, for the time periods applicable to the Financed Federal Loans,

Stafford Loans made on or after July 1, 1988, to students with no outstanding Federal Loans on the date such Stafford Loan is made ("new borrowers"), bear interest at rates of 8% per annum from disbursement through four years after repayment commences and at a variable rate reset each July 1 equal to the 91-day Treasury Bill Rate plus 3.25% or, for Stafford Loans to such borrowers which are first disbursed after July 23, 1992, 3.10%, not to exceed 10% per annum thereafter. The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (i) the bond equivalent rate of 91 day Treasury bills auctioned at the final auction held prior to such June 1 and (ii) the applicable interest rate margin.

         A Stafford Loan made on or after October 1, 1992, to a student with no outstanding Federal Loans on the date such Stafford Loan is made, bears interest at a variable rate, based on 91-day Treasury bills plus 3.10%, or 9%, whichever is less. A Stafford Loan made on or after October 1, 1992, to a student with prior outstanding Federal Loans on the date such Stafford Loan is made, bears interest at a variable rate, equal to the 91-day Treasury Bill Rate plus 3.10%, with a maximum rate ranging from 7% to 10% based upon the borrower's outstanding loans and how long the new Stafford Loan has been in repayment. Stafford Loans first disbursed on or after July 1, 1995 and prior to July 1, 1998 bear interest at a rate equal to the 91-day Treasury Bill Rate plus 2.50% while the borrowers are in in-school, grace, or deferment status, and at a rate equal to the 91-day Treasury Bill Rate plus 3.10% during periods in which the loan does not qualify for Interest Subsidy Payments. Stafford Loans made on or after July 1, 1998 will bear interest at a rate equal to _______.

         Interest is payable on each Stafford Loan monthly in arrears until the principal amount thereof is paid in full. However, prior to the date the borrower begins repaying the principal of such Stafford Loan and during any applicable Deferral Period, the borrower has no obligation to make interest payments. Instead, the Department makes quarterly Interest Subsidy Payments to the holder of the Stafford Loan on behalf of the borrower during such periods, in amounts equal to the accrued and unpaid interest for the previous quarter with respect to such Stafford Loan. During a Forbearance Period, the Department will not make any Interest Subsidy Payments; instead, at the borrower's option, interest on each Stafford Loan may be paid currently or capitalized and added to the outstanding principal balance of such Stafford Loan at the end of such Forbearance Period. See "--(6) Interest Subsidy Payments."

         "91-day Treasury Bill Rate" means, on any date of determination, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury bills at the most recent 91-day Treasury bill auction prior to such date as published by the Board of Governors of the Federal Reserve System or as reported by the U.S. Treasury Department.

         (4) Repayment. No principal and/or interest payments with respect to a Stafford Loan are required to be made during the time a borrower remains an Eligible Student and during the existence of an applicable Grace Period, Deferral Period or Forbearance Period. In general, a borrower must repay each Stafford Loan in monthly installments over a period of not more than 10 years (excluding any Deferral Period or Forbearance Period) after commencement of repayment. Any borrower may voluntarily prepay without premium or penalty any Federal Loan and in connection therewith may waive any Grace Period or Deferral Period. The Higher Education Act presently requires a minimum annual principal and interest payment with respect to a Stafford Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Stafford Loans and SLS Loans first disbursed on or after July 1, 1993 to a borrower who has no outstanding Federal Loans on the date such loan is made, the borrower must be offered the opportunity to repay the loan according to a graduated or income-sensitive repayment schedule established in accordance with Department regulations. For Stafford Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         (5) Grace Periods, Deferral Periods, Forbearance Periods. Borrowers of Stafford Loans must generally commence repaying the loans following a period of
(a) not less than 9 months nor more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is other than 7% per annum) (a "Grace Period") after the borrower ceases to be an Eligible Student. However, subject to certain conditions, no principal repayments need be made with respect to Stafford Loans during periods when the borrower has returned to an eligible educational institution on at least a half-time basis or is pursuing studies pursuant to an approved graduate fellowship program, during certain other periods (varying from six months to three years) when the borrower has joined the military or certain volunteer organizations (for all loans made prior to July 1, 1993, or loans made after such date to borrowers with loans already outstanding on such date), for periods when the borrower is unable to secure employment (up to three years) or for periods during which the borrower is experiencing economic hardship (for loans made after July 1, 1993, to borrowers with no outstanding loans on such date) (each, a "Deferral Period"). In addition, the lender may, and in some circumstances must, allow, in accordance with standards and guidelines approved by the applicable guarantor and the Department, periods of forbearance during which the borrower may defer principal and/or interest payments because of temporary financial hardship (a "Forbearance Period").

         (6) Interest Subsidy Payments. Interest Subsidy Payments are payments made quarterly to the holder of a subsidized Stafford Loan by the Department with respect to those Stafford Loans as to which the applicable conditions of the Higher Education Act have been satisfied, in an amount equal to the accrued and unpaid interest on the outstanding principal amount of each Stafford Loan for such quarter, commencing from the date such Stafford Loan is made until the end of the applicable Grace Period after the borrower ceases to be an Eligible Student and during any applicable Deferral Period. The Department will not make Interest Subsidy Payments during any Forbearance Period. The Higher Education Act provides that the holder of such a qualifying Stafford Loan has a contractual right, as against the United States, to receive Interest Subsidy Payments from the Department (including the right to receive interest on any Interest Subsidy Payments not timely paid). Receipt of Interest Subsidy Payments is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the Stafford Loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreements. See "--(1) Eligibility Requirements"; "Risk Factors--Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures"; "Formation of the Trust--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Seller expects that each of the subsidized Stafford Loans that are part of the pool of Financed Student Loans will be eligible to receive Interest Subsidy Payments.

         (7) Special Allowance Payments. The Higher Education Act requires, subject to certain conditions, the Department to make quarterly Special Allowance Payments to holders of qualifying Federal Loans (including Stafford Loans), in an amount equal to a specified percentage of the average outstanding principal amount of each such Federal Loan during each quarter.

         The percentage or rate used to determine the Special Allowance Payments for a particular loan varies based on a number of factors, including when the loan was disbursed and the period of enrollment with respect to which it was made. Generally, the Special Allowance Payment with respect to a loan such as any Financed Federal Loan for a quarter will be equal to the excess, if any, of
(i) the amount of interest that would be payable on such loan at a rate per annum equal to the average bond equivalent rates of (x) 91-day Treasury bills auctioned for such quarter plus 3.25% (3.10% for loans first disbursed on or after October 1, 1992) or (y) U.S. Treasury securities of comparable Maturity plus 1.0% for loans first disbursed on or after July 1, 1998 over (ii) the stated amount of interest payable on such loan.

         The Higher Education Act provides that a holder of a qualifying loan who is entitled to receive Special Allowance Payments has a contractual right against the United States to receive those Special Allowance Payments (including the right to receive interest on any Special Allowance Payments not timely paid). Receipt of Special Allowance Payments, however, is conditioned on compliance with the requirements of the Higher Education Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility for federal reinsurance. Such eligibility may be lost, however, if the loans are not originated and serviced, or are not held by an eligible lender, in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement. See "--(1) Eligibility Requirements"; "Risk Factors--Risk of Loss of Federal Guarantor and Department Payments for Failure to Comply with Loan Origination and Servicing Procedures"; "Formation of the Trust--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures." The Seller expects that each of the Stafford Loans that are part of the pool of Financed Student Loans will be eligible to receive Special Allowance Payments, if any are payable from time to time.

         Interest Subsidy Payments and Special Allowance Payments are generally received within 45 to 60 days after submission to the Department of the applicable claims forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. See "Risk Factors--Inability of Indenture Trustee to Liquidate Financed Student Loans" and "--Variability of Actual Cash Flows." The Administrator has agreed to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of the Eligible Lender Trustee as owner of the Financed Federal Loans on behalf of the Trust. The Administrator has also agreed to assist the Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Financed Federal Loans. Except under certain conditions described herein, the Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to the Financed Federal Loans within two business days of receipt thereof to the Collection Account.

         SLS Loans. In addition to the Federal Stafford Loan Program, the Higher Education Act provides a separate program to facilitate additional loans to graduate and professional students and independent undergraduate students. This program is referred to as the "Federal Supplemental Loans for Students Program" (the "SLS Program"). The basic framework and principal provisions of the Federal Stafford Loan Program as described above are similar in many respects to those that are applicable to loans under the SLS Program ("SLS Loans"). In particular, SLS Loans are subject to similar eligibility requirements and, provided that such requirements are satisfied, are entitled to the same guarantee and federal reinsurance arrangements. SLS Loans differ significantly from Stafford Loans, however, in the context of the Interest Subsidy Payments and Special Allowance Payments discussed above.

         The annual and aggregate limitations that are applicable to SLS Loans in the case of those constituting Financed Student Loans are as follows: SLS Loans to a single borrower cannot exceed $4,000 per academic year (or $10,000 for loans first disbursed on or after July 1, 1993) and $20,000 in aggregate principal amount (or $73,000 for loans first disbursed on or after July 1, 1993) (exclusive of any capitalized interest) at any one time outstanding. SLS Loans are also limited, generally, to the cost of attendance minus other financial aid for which the borrower is eligible. A determination of a borrower's eligibility for the Federal Stafford Loan Program, among other programs, is a condition to the making of an SLS Loan.

         As specified by the Higher Education Act, the applicable interest rate for an SLS Loan depends upon the date of issuance of the loan and the period of enrollment for which the loan is made. The interest rate per annum for SLS Loans made and disbursed on or after July 1, 1987 is fixed each July 1 for each succeeding 12-month period at a rate equal to the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the preceding June 1 and (ii) 3.25% (3.10% for loans first disbursed on and after October 1, 1992), with a maximum rate of 12% per annum (11% for loans first disbursed on or after October 1, 1992).

         Although holders of SLS Loans are not entitled to receive Interest Subsidy Payments with respect thereto, interest on such SLS Loans accrues from the date each such SLS Loan is made and may either be paid currently by a borrower or may be capitalized and added to the outstanding principal amount of such SLS Loan at the time the borrower begins repayment. SLS Loans are eligible for Special Allowance Payments only if and to the extent that the interest rate for such SLS Loans calculated based on the 52-week Treasury bill rate referred to above would exceed the applicable maximum borrower interest rate. Because the basis for determining the amount, if any, of Special Allowance Payments due to lenders is based on the 91-day Treasury Bill Rate while the interest rate for SLS Loans is based on the 52-week Treasury bill rate (which may differ from the 91-day Treasury Bill Rate), there can be no assurance that any Special Allowance Payments will be due and payable with respect to SLS Loans even though such SLS Loans are deemed to be eligible therefor. See "--(7) Special Allowance Payments."

         A borrower of an SLS Loan is required to begin repayment of the principal of such SLS Loan within 60 days after the date the last installment of such SLS Loan is advanced, subject to deferral so long as such borrower remains an Eligible Student or as a result of any applicable Deferral Period or Forbearance Period. In addition, any borrower of an SLS Loan made and advanced after July 23, 1992, who also has Stafford Loans outstanding may defer commencing repayment of such SLS Loan for the Grace Period applicable to such Stafford Loans. For SLS Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         As of July 1, 1994, the SLS Loan program was discontinued and SLS Loans are no longer made.

         Federal Consolidation Loans. The Higher Education Act established a program to facilitate the ability of eligible borrowers of Stafford Loans or SLS Loans (each, an "Underlying Federal Loan") to consolidate such Federal Loans, together with such borrowers' other education loans that are made or guaranteed by the federal government, into a single loan (a "Federal Consolidation Loan"). Subject to the satisfaction of certain conditions set forth in the Higher Education Act, including limitations on the timing and payment of principal and interest with respect to Federal Consolidation Loans and a requirement that the proceeds of Federal Consolidation Loans are to be used to repay the respective Underlying Federal Loans (and any other loans consolidated thereunder) of any borrower, each holder of a Federal Consolidation Loan will be entitled to substantially the same guarantee and federal reinsurance arrangements as are available on Stafford Loans and SLS Loans. Federal Consolidation Loans, like Stafford Loans, are also eligible for Interest Subsidy Payments and Special Allowance Payments. Under this program, an eligible borrower of Federal Consolidation Loans such as those that may be Additional Student Loans means a borrower (i) with outstanding Underlying Federal Loans and (ii) who has begun repaying, who is in a grace period preceding repayment of, or who is a delinquent or defaulted borrower who will, through such loan consolidation, recommence repayment of, such Underlying Federal Loans. A married couple, each of whom has outstanding Underlying Federal Loans, may apply for and obtain a single Federal Consolidation Loan so long as both individuals agree to be held jointly and severally liable on such Federal Consolidation Loan.

         Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding Underlying Federal Loan of the borrower or the borrower certifies that he or she has been unable to obtain a Federal Consolidation Loan from any of the holders of the outstanding Underlying Federal Loans of the borrower. The lender making any Federal Consolidation Loan will pay the amount thereof to the various lenders of the respective Underlying Federal Loans and other loans being consolidated thereby.

         The Trust may be affected by Federal Consolidation Loans in two ways. First, the Trust may own Underlying Federal Loans with respect to which an institution other than the Seller (or the Seller if after the Funding Period, either there are insufficient Available Loan Purchase Funds at the time of origination of such Federal Consolidation Loan or the Loan Purchase Termination Date has occurred), including the Department (under the Federal Direct Loan Program) makes the Federal Consolidation Loan, in which case such Underlying Federal Loans will be prepaid in full and such prepayment amount will be deemed collections for the applicable Collection Period. See "Description of the Transfer and Servicing Agreements--Distributions." Second, the Seller may make a Federal Consolidation Loan either during the Funding Period or prior to the Loan Purchase Termination Date, in which case it will acquire the related Underlying Federal Loans from the Eligible Lender Trustee, simultaneously deposit the Purchase Amount thereof in the Escrow Account for Loan Group 1, and subsequently will sell the Federal Consolidation Loan back to the Eligible Lender Trustee, to the extent that the conditions with respect to such Federal Consolidation Loan are satisfied (including the cap on the aggregate dollar amount of Consolidation Loans which can be purchased by the Eligible Lender Trustee) and funds are available in such Escrow Account and, during the Funding Period, the related Pre-Funding Account or after the Funding Period until the Loan Purchase Termination Date, in such Escrow Account and the related Collection Account from amounts which constitute related Available Loan Purchase Funds, for the purchase thereof. An amount equal to the excess of the outstanding principal balance of such Federal Consolidation Loan will be withdrawn first from the Escrow Account for Loan Group 1 to the extent funds are then available and then, if during the Funding Period from the related Pre-Funding Account or after the Funding Period until the Loan Purchase Termination Date, from the related Collection Account from amounts which constitute related Available Loan Purchase Funds, and, in each case, paid to the Seller, and the Pool Balance for Loan Group 1 will increase accordingly. See "Description of the Transfer and Servicing Agreements--Additional Fundings."

         The Federal Direct Consolidation Loan Program provides borrowers with the opportunity to consolidate outstanding student loans at interest rates below, and income-contingent repayment terms that some borrowers may find preferable to, those that would be available from the Seller on a loan originated by the Seller under the Federal

Consolidation Loan Program. The availability of such lower-rate, income-contingent loans may decrease the likelihood that the Seller would be the originator of a Consolidation Loan with respect to borrowers with Financed Federal Loans, as well as increase the likelihood that a Financed Federal Loan in the Trust will be prepaid through the issuance of a Federal Direct Consolidation Loan. The volume of existing loans that may be prepaid in this fashion is not determinable at this time.

         In accordance with the Higher Education Act, Federal Consolidation Loans may bear interest, as negotiated between the individual borrower and lender, at a rate per annum up to the weighted average of the interest rates on the Underlying Federal Loans (rounded up to the nearest whole percent) or, for loans made before July 1, 1994, 9%, whichever is greater. However, Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998 will bear interest at the annual variable rate applicable to Stafford Loans. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy Payments by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all Deferral Periods. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were Subsidized Stafford Loans; provided, however, that in the case of Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998, that portion of the Federal Consolidation Loan that is comprised of Stafford Loans will retain its subsidy benefits during Deferral Periods. In general, a borrower must repay each Federal Consolidation Loan in scheduled monthly installments over a period of not more than 10 to 30 years (excluding any Deferral Period and any Forbearance Period), depending on the original principal amount of such Federal Consolidation Loan. Borrowers may voluntarily prepay all or a portion of any Federal Consolidation Loan without premium or penalty. Repayment of a Federal Consolidation Loan must commence within 60 days after all holders of Underlying Federal Loans have discharged the liability of the borrower thereon; provided, however, that such repayment obligation is deferred for as long as the borrower remains an Eligible Student and during any applicable Deferral Period and Forbearance Period. For Federal Consolidation Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         The Omnibus Budget Reconciliation Act of 1993 made a number of changes to the Federal Consolidation Loan Program, including (i) requiring holders of Federal Consolidation Loans made on or after October 1, 1993, to pay to the Department a monthly fee equal to 1.05% per annum on the outstanding balance of such loans (the "Federal Consolidation Loan Rebate"), (ii) requiring lenders of Federal Consolidation Loans made on or after July 1, 1994, to offer borrowers income-sensitive repayment schedules, (iii) repealing the $7,500 minimum indebtedness requirement, and (iv) removing the 9% interest rate floor for Federal Consolidation Loans made on or after July 1, 1994. In addition, with respect to any Federal Loan (including Federal Consolidation Loans) made on or after October 1, 1993, the lender must pay to the Department an origination fee equal to 0.50% on the initial principal balance of such loan (the "Federal Origination Fee"). With respect to any Federal Consolidation Loan originated by the Seller and purchased by the Eligible Lender Trustee on behalf of the Trust, the Trust must pay to the Department the Federal Origination Fee, which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to Noteholders or Certificateholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets, will further reduce the amount of collections from which payments to Noteholders and Certificateholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Student Loan Rate.

PRIVATE LOANS UNDER THE PROGRAMS

         General. In addition to the Federal Loans, the Programs also provide for Private Loans, which provide financial assistance to help pay for the costs of attending law, medical, dental, graduate business, or other graduate school, of passing one or more state bar examinations upon graduation from law school, or participating in one or more medical or dental residency programs upon graduating from medical or dental school, to be issued to Eligible Students who satisfy certain creditworthiness criteria. The Private Loans under the Programs consist of loans associated with the above-mentioned fields of study (including Bar Exam Loans and Residency Loans) and Private Consolidation Loans. Subject to the satisfaction of the conditions imposed by the Programs and the applicable Guarantee Agreement, all Financed Private Loans are fully guaranteed against nonpayment of principal and interest as a result of a borrower's default, death, disability or bankruptcy by TERI or HICA. Holders of Private Loans, however, are not entitled to receive any Federal Assistance with respect thereto. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans." In order to qualify for the guarantee from TERI or HICA, Private Loans may not be made to a single borrower in excess of the annual and aggregate limits imposed by the Programs and may only be made to borrowers who qualify pursuant to credit underwriting standards established by the Seller and approved by TERI or HICA and who otherwise satisfy the eligibility requirements discussed above under "--The Graduate Loan Programs." The following table summarizes the annual, aggregate and cumulative loan limits for each Private Loan:

                                   TYPE OF                    ANNUAL                 AGGREGATE      CUMULATIVE
PROGRAM YEAR                       LOAN                      MAXIMUM                  MAXIMUM       MAXIMUM(2)
------------                       -----                     -------                  -------       ----------
1991-1992                          Law Loan                  $14,500                    $43,500         $ 78,000
                                   Bar Exam Loan             $ 5,000                    $ 5,000         $ 83,000

1992-1993                          Law Loan                  $15,000                    $45,000         $ 79,500
                                   Bar Exam Loan             $ 5,000                    $ 5,000         $ 84,500

1993-1994                          Law Loan                  $15,000                    $45,000         $ 87,500
                                   Bar Exam Loan             $ 5,000                    $ 5,000         $ 87,500

1994-1995                          Law Loan                  $15,000                    $45,000         $ 92,000
                                   Bar Exam Loan             $ 5,000                    $ 5,000         $ 92,000

1995-1996 through 1997-1998        Law Loan        Up to the cost of attendance             N/A         $120,000
                                   Business Loan        Up to the cost of                   N/A         $120,000
                                                          attendance(1)
                                   Dental Loan     Up to the cost of attendance             N/A         $135,000
                                   Graduate        Up to the cost of attendance             N/A         $120,000
                                   School Loan
                                   Medical Loan    Up to the cost of attendance             N/A         $165,000
                                   Bar Exam Loan              $5,000                     $5,000
                                   Residency                  $8,000                     $8,000
                                   Loan

(1) Students enrolled less than half-time can borrow a maximum annual amount of the combined cost of tuition, fees, and a maximum of $500 for books and supplies.

(2) Including graduate and undergraduate debt.

         Payment Terms. Each Private Loan earns interest at a rate per annum, reset quarterly, equal to the 91-day Treasury Bill Rate plus margin, depending on the type of loan. The following table sets forth the applicable interest rate for each type of Private Loan:

                                                                           INTEREST MARGIN
                                                                             OVER 91-DAY
                                                                           TREASURY BILLS
                                                                           --------------
                                                               INTERIM (1)           REPAYMENT (2)
          Law                                                      3.25%                 3.40%
          Medical                                                  2.50                  2.75
          Dental                                                   2.50                  3.00


          Business                                                 3.25                  3.40
          Graduate                                                 3.25                  3.40
          Bar Exam Loan                                            3.25                  3.40
          Residency Loan                                           2.50                  2.75

(1)    "Interim" represents any period while the borrower is attending school or during a specified grace period.

(2) "Repayment" represents the period after the specified grace period, in which the borrower is required to make payments or enter into some type of deferment or forbearance period.

         Interest accrues on the outstanding principal amount of each Private Loan from the date the lender makes such Private Loan and is payable monthly by each borrower commencing approximately six months after such borrower ceases to be an Eligible Student (or, with respect to each Private Loan made since the commencement of the 1990-1991 Program Year, approximately nine months after such borrower ceases to be an Eligible Student), subject to deferral or forbearance as discussed below (the "Private Loan Repayment Commencement Date"). Subject to certain conditions, borrowers of Private Loans (other than Private Consolidation Loans) may receive the benefits of certain deferral periods (either prior to commencing repayment or thereafter) similar to those applicable to Stafford Loans, during which borrowers are permitted to defer principal payments and to capitalize the interest accruing on such Private Loans. Borrowers who incur Residency Loans, subject to certain conditions, may defer repayment of such loans until the required residency program is completed, not to exceed 48 months. In addition, borrowers of Private Loans (other than Private Consolidation Loans) may, subject to certain conditions, qualify, at the discretion of the lender (in accordance with standards and guidelines approved by TERI or HICA), for periods of forbearance because of temporary financial hardship, during which borrowers may defer or make reduced principal payments on such Private Loans. Interest on each Private Loan that accrues prior to the Private Loan Repayment Commencement Date may, at the option of the borrower, be paid currently or be capitalized and added to the principal amount outstanding for such Private Loan on that date. Each student with outstanding Private Loans (other than Private Consolidation Loans) is obligated to make scheduled payments of principal at the same time that he or she makes interest payments in an amount sufficient to repay such Private Loan in full over a period not to exceed 15 years (or, with respect to each Private Loan made since the commencement of the 1990-1991 Program Year, 20 years) after the Private Loan Repayment Commencement Date with respect to such Private Loan. Any student may at any time voluntarily prepay all or any portion of his or her outstanding Private Loans (including paying accrued interest prior to the Private Loan Repayment Commencement Date quarterly in lieu of capitalizing such amounts) without premium or penalty. The Programs presently require a minimum annual principal and interest payment with respect to a Private Loan of $600 in the aggregate (but in no event less than accrued interest), unless the borrower and the lender agree to a lesser amount. For Private Loans entering repayment on or after October 1, 1995, borrowers may choose among several repayment options, including the option to make interest only payments for limited periods.

         With respect to each Private Loan (other than Private Consolidation Loans) made to a student since the commencement of the 1992-1993 Program Year, a fee equal to 2% of the original principal amount of such Private Loan is charged to such student on the applicable Private Loan Repayment Commencement Date. Commencing with the 1996-1997 Program Year, a fee of 4% of the original principal amount of each Law Loan and 3% of each Graduate School Loan and Bar Exam Loan is charged to such student on the applicable Private Loan Repayment Commencement Date. The fee will remain at 2% for Medical Loans, Dental Loans, Business Loans, and Residency Loans. At the option of such student, the Seller will make an additional loan (a "Guarantee Fee Advance") to such student in an amount equal to such fee, which will be added to the principal balance of such Private Loan and repaid over the term thereof. See "Description of the Transfer and Servicing Agreements--Additional Fundings" for a discussion of the transfer of such Guarantee Fee Advance to the Trust. With respect to each Private Loan guaranteed by TERI, approximately 12% of each such fee is payable to TERI while the remaining amount is held in trust for a specified period to secure TERI's guarantee obligation with respect to all Private Loans guaranteed since the commencement of the 1992-1993 Program Year. See "The Financed Student Loan Pool--Insurance of Student Loans; Guarantors of Student Loans--Guarantor for the Financed Private Loans," and "--Segregated Reserves for Private Loans Under the Programs."

         Private Consolidation Loans. The Seller has established a private consolidation loan program as part of the Programs, to facilitate the ability of eligible borrowers of Private Loans ("Underlying Private Loans") to consolidate such Private Loans into a single loan (a "Private Consolidation Loan"; together with Federal Consolidation Loans, sometimes referred to herein collectively as "Consolidation Loans"). The Private Consolidation Loan program commenced in November 1994. Subject to the satisfaction of certain conditions set forth under the Programs, including limitations on the timing and payment of principal and interest with respect to Private Consolidation Loans and a requirement that the proceeds of a Private Consolidation Loan be used to repay the respective Underlying Private Loans of any borrower, each holder of a Private Consolidation Loan will be entitled to substantially the same guarantee arrangements as are available on the Underlying Private Loans. Under this program, an eligible borrower of Private Consolidation Loans such as those that may be Additional Student Loans means a borrower (i) with outstanding Underlying Private Loans of at least $7,500 and (ii) who has begun repaying and is not more than 45 days delinquent in required payments on any Underlying Private Loan. A borrower of a Private Consolidation Loan must consolidate all of his or her eligible loans and in doing so will forgo all opportunities for deferment or forbearance.

         Private Consolidation Loans will bear interest at the same rate as any Law Loan made under the 1993-1994 Program Year for which the borrower has entered repayment. Private Consolidation Loans will be repayable over a period of 25 to 30 years, depending on the original principal amount of such Private Consolidation Loan. The Private Loan Repayment Commencement Date with respect to a Private Consolidation Loan will occur immediately upon disbursement, with no provision for deferment or forbearance. The borrower of a Private Consolidation Loan will be offered income-sensitive repayment options and, for loans entering repayment on or after October 1, 1995, additional repayment options (including interest only payments for limited periods), each corresponding to the options currently offered to borrowers of Federal Consolidation Loans. With respect to each Private Consolidation Loan, a fee equal to 1% of the amount paid to discharge the Underlying Private Loans will be charged to the borrower and included in the original principal amount of such Private Consolidation Loan (a "Private Consolidation Guarantee Fee").

         The Trust may be affected by Private Consolidation Loans in two ways. First, following the Loan Purchase Termination Date, the Seller may make Private Consolidation Loans in which case the Underlying Private Loans will be prepaid in full and such prepayment amount will be available for distribution to Noteholders and Certificateholders for the applicable Collection Period. See "Description of the Transfer and Servicing Agreements--Distributions." Second, the Seller may make a Private Consolidation Loan either during the Funding Period or prior to the Loan Purchase Termination Date, in which case it will acquire the related Underlying Private Loans from the Eligible Lender Trustee, simultaneously deposit the Purchase Amount thereof in the Escrow Account for Loan Group 2, and subsequently sell the Private Consolidation Loan back to the Eligible Lender Trustee, to the extent that conditions with respect to such Private Consolidation Loan are satisfied (including the cap on the aggregate dollar amount of Consolidation Loans which can be purchased by the Eligible Lender Trustee) and funds are available in such Escrow Account and during the Funding Period, the related Pre-Funding Account or after the Funding Period until the Loan Purchase Termination Date, from related Available Loan Purchase Funds, for the purchase thereof. An amount equal to the outstanding principal balance of such Private Consolidation Loan will be withdrawn first from the Escrow Account for Loan Group 2 to the extent funds are then available and then, if during the Funding Period, from the related Pre-Funding Account or after the Funding Period until the Loan Purchase Termination Date, from related Available Loan Purchase Funds, and paid to the Seller, and the Pool Balance for Loan Group 2 will increase accordingly. See "Description of the Transfer and Servicing Agreements--Additional Fundings."

                         THE FINANCED STUDENT LOAN POOL

GENERAL

         The pool of Financed Student Loans will include the Initial Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust as of the Statistical Cutoff Date and any Additional Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust from the Seller as of the applicable Subsequent Cutoff Dates.

         The Financed Student Loans will be selected from the Seller's portfolio of Student Loans by several criteria, including, as of the Statistical Cutoff Date or the applicable Subsequent Cutoff Date, as the case may be, the following: each Financed Student Loan (i) was originated in the United States or its territories or possessions under and in accordance with the Programs (including, in the case of borrowers of Financed Federal Loans, a financial need analysis and, in the case of borrowers of Financed Private Loans, a creditworthiness evaluation) to a borrower who, with respect to the Initial Financed Student Loans and Subsequent Pool Student Loans, has graduated or otherwise left graduate school or is expected to graduate from or otherwise leave graduate school by August 31, 1998, (ii) contains terms in accordance with those required by the Programs, the Guarantee Agreements and other applicable requirements and (iii) with respect to the Initial Financed Student Loans and Subsequent Pool Student Loans, is not more than 150 days past due as of the Statistical Cutoff Date or, with respect to the Other Subsequent Student Loans or Other Student Loans more than 90 days past due as of the applicable Subsequent Cutoff Date, as the case may be. As of the Statistical Cutoff Date no Initial Financed Student Loan and no Subsequent Pool Student Loan had a borrower who was noted in the related records of the Servicers as being currently involved in a bankruptcy proceeding or deceased since the date the Trust was created. Although there can be no assurance that a borrower of an Initial Financed Student Loan has not become involved in a bankruptcy proceeding or deceased subsequent to such date, each such loan is guaranteed as to principal and interest by a Guarantor in the event of any such bankruptcy or death of a borrower. Any Subsequent Pool Student Loan in respect of which a claim is made on a Guarantor following the Statistical Cutoff Date and prior to the date such Student Loan is to be transferred to the Trust will not be eligible for transfer to the Trust. No Initial Financed Student Loan as of the Statistical Cutoff Date consists of, and no Subsequent Pool Student Loan as of the date of its transfer to the Trust will consist of, a Student Loan that was subject to the Seller's prior obligation to sell such loan to a third party. No selection procedures believed by the Seller to be adverse to the Securityholders were used or will be used in selecting the Financed Student Loans.

         Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of and any accrued but unpaid interest on such Financed Student Loan.

         The Additional Student Loans to be conveyed to the Eligible Lender Trustee on behalf of the Trust during the Funding Period are required to consist of Subsequent Pool Student Loans, Other Subsequent Student Loans or Guarantee Fee Advances, in each case made by the Seller in accordance with the Programs and other applicable requirements. Such Subsequent Pool Student Loans, Other Subsequent Student Loans and Guarantee Fee Advances must be made to a borrower who has, immediately prior to the date of any such conveyance, outstanding Student Loans that are part of the pool of Financed Student Loans. Each such Additional Student Loan is otherwise required to comply with the criteria set forth above. See "Description of the Transfer and Servicing Agreements--Additional Fundings."

         However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of the Subsequent Pool Student Loans to be included in a Loan Group and other Additional Student Loans to be included in such Loan Group to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans in such Loan Group, including the composition of the Financed Student Loans, the distribution by weighted average interest rate and the distribution by principal amount described in the following tables, may vary significantly from those of the Initial Financed Student Loans and Subsequent Pool Student Loans to be included in such Loan Group as of the Statistical Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans in a Loan Group on any date following the Statistical Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the remaining term to maturity of the Initial Financed Student Loans and Subsequent Pool Student Loans in a Loan Group as of the Statistical Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans in such Loan Group as a result of the granting of deferral and forbearance periods with respect thereto.

LOAN GROUP 1:  THE FINANCED FEDERAL LOANS

         Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans and the Subsequent Pool Student Loans to be included in Loan Group 1 as of the Statistical Cutoff Date. Regularly scheduled payments and prepayments of such Subsequent Pool Student Loans (which are prepayable at any time) between the Statistical Cutoff Date and the date as of which such Student Loans are transferred to the Eligible Lender Trustee on behalf of the Trust will affect the balances and percentages set forth herein. Moreover, such Subsequent Pool Student Loans may become delinquent (or more delinquent) between the Statistical Cutoff Date and the date of transfer to the Trust. While the statistical distribution of the final characteristics of the Financed Student Loans from the Subsequent Pool to be included in Loan Group 1 when transferred to the Trust will vary somewhat from the statistical information presented below, the Seller does not believe that the characteristics of such Subsequent Pool Student Loans will vary materially.

                                       LOAN GROUP 1 (FINANCED FEDERAL LOANS)
                                   COMPOSITION AS OF THE STATISTICAL CUTOFF DATE

                                                             INITIAL FINANCED                SUBSEQUENT POOL
                                                              STUDENT LOANS                   STUDENT LOANS
                                                              -------------                   -------------
Aggregate Outstanding Principal Balance(1).........
Number of Borrowers(2).............................
Average Outstanding Principal Balance Per
  Borrower(2)......................................
Number of Loans....................................
Average Outstanding Principal Balance
  Per Loan.........................................
Weighted Average Remaining Term to
  Maturity(3)......................................
Weighted Average Annual Borrower Interest
  Rate(4)..........................................

------------------

(1) Includes in each case net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ with respect to the Initial Financed Student Loans in Loan Group 1 and $____________, with respect to the Subsequent
     Pool Student Loans in Loan Group 1, in each case as of the Statistical Cutoff Date.

(2) Some borrowers have both loans which are Initial Financed Student Loans in Loan Group 1 and loans which are Subsequent Pool Student Loans in Loan Group 1. If both pools were combined, the number of borrowers would be ______ and the average outstanding principal balance per borrower would be $______.

(3) Determined from the date of origination or the Statistical Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans in Loan Group 1 or Subsequent Pool Student Loans in Loan Group 1, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business."

(4) Determined using the borrower interest rates exclusive of Special Allowance Payments applicable to the Initial Financed Student Loans in Loan Group 1 and the Subsequent Pool Student Loans in Loan Group 1 as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Subsequent Pool Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans in Loan Group 1 at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business." The weighted average spread, including Special Allowance Payments, to the 91-day or 52-week T-Bill Rate, as applicable, was ____% as of the Statistical Cutoff Date and would have been ____% if all of the Student Loans in Loan Group 1 were in repayment as of the Statistical Cutoff Date with respect to the Initial Financed Student Loans in Loan Group 1. The weighted average spread, including Special Allowance Payments, to the 91-day or 52-week T-Bill Rate, as applicable, was ____% as of the Statistical Cutoff Date and would have been ____% if all of the Student Loans were in repayment as of the Statistical Cutoff Date with respect to the Subsequent Pool Student Loans in Loan Group 1.



                                       LOAN GROUP 1 (FINANCED FEDERAL LOANS)
                            DISTRIBUTION BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                      INITIAL FINANCED STUDENT LOANS                   SUBSEQUENT POOL STUDENT LOANS
                                   ----------------------------------             ---------------------------------------
                                                 AGGREGATE                                    AGGREGATE        PERCENT OF
                                                OUTSTANDING      PERCENT OF                  OUTSTANDING     SUBSEQUENT POOL
                                  NUMBER OF      PRINCIPAL      INITIAL POOL     NUMBER       PRINCIPAL      BY OUTSTANDING
          LOAN TYPE                 LOANS        BALANCE(1)       BALANCE       OF LOANS     BALANCE(2)     PRINCIPAL BALANCE
          ---------                 -----        ----------       -------       --------     ----------     -----------------

Stafford Loans Subsidized....
Unsubsidized
SLS Loans....................
Federal Consolidation Loans..

      Total..................

------------------

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.


                                       LOAN GROUP 1 (FINANCED FEDERAL LOANS)
                     DISTRIBUTION BY BORROWER INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE

                                    INITIAL FINANCED STUDENT LOANS                SUBSEQUENT POOL STUDENT LOANS
                                --------------------------------------        --------------------------------------
                                                                                                          PERCENT OF
                                                                                                          SUBSEQUENT
                                            AGGREGATE                                     AGGREGATE         POOL BY
                                           OUTSTANDING      PERCENT OF                   OUTSTANDING      OUTSTANDING
                              NUMBER OF     PRINCIPAL      INITIAL POOL    NUMBER OF      PRINCIPAL        PRINCIPAL
RANGE OF INTEREST RATES(1)      LOANS       BALANCE(2)       BALANCE         LOANS       BALANCE(3)         BALANCE
--------------------------      -----       ----------      ----------       -----       ----------      ------------




------------------

(1) Determined using the interest rates applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans in Loan Group 1 as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Subsequent Pool Student Loans in Loan Group 1 effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans or the Subsequent Pool Student Loans in Loan Group 1 at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $___________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ as of the Statistical Cutoff Date.

                                       LOAN GROUP 1 (FINANCED FEDERAL LOANS)
                  DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE AS OF THE STATISTICAL CUTOFF DATE

                                    INITIAL FINANCED STUDENT LOANS                 SUBSEQUENT POOL STUDENT LOANS
                               ----------------------------------------        --------------------------------------
                                                                                                            PERCENT OF
                                             AGGREGATE                                     AGGREGATE     SUBSEQUENT POOL
                                            OUTSTANDING       PERCENT OF                  OUTSTANDING     BY OUTSTANDING
RANGE OF OUTSTANDING         NUMBER OF       PRINCIPAL       INITIAL POOL   NUMBER OF      PRINCIPAL        PRINCIPAL
PRINCIPAL BALANCES(1)          LOANS         BALANCE(2)        BALANCE        LOANS        BALANCE(3)        BALANCE
---------------------        ---------       ----------      -----------    ---------     ----------     ---------------


------------------

(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $_________, with respect to the Initial Financed Student Loans in Loan Group 1, and $_______, with respect to the Student Loans in the Subsequent Pool in Loan Group 1, in each case as of the Statistical Cutoff Date. Some borrowers have both loans which are Initial Financed Student Loans and loans which are Subsequent Pool Student Loans in Loan Group 1. If both pools were combined, the number of borrowers would be ____ and the average outstanding principal balance per borrower would be $_____

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $__________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.


                                       LOAN GROUP 1 (FINANCED FEDERAL LOANS)
              DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL CUTOFF DATE

                              INITIAL FINANCED STUDENT LOANS                   SUBSEQUENT POOL STUDENT LOANS


                                                                                                       PERCENT OF
                                       AGGREGATE                                     AGGREGATE       SUBSEQUENT POOL
NUMBER OF MONTHS         NUMBER       OUTSTANDING     PERCENT OF       NUMBER       OUTSTANDING       BY OUTSTANDING
REMAINING TO               OF          PRINCIPAL     INITIAL POOL        OF          PRINCIPAL          PRINCIPAL
SCHEDULED MATURITY(1)    LOANS        BALANCE(2)        BALANCE         LOANS        BALANCE(3)          BALANCE
----------------------   -----        ----------      ----------      --------       ----------       --------------

------------------

(1) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loan in Loan Group 1 or Subsequent Pool Student Loan in Loan Group 1, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $__________ as of the Statistical Cutoff Date.



                                       LOAN GROUP 1 (FINANCED FEDERAL LOANS)
                     DISTRIBUTION BY BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

                                 INITIAL FINANCED STUDENT LOANS                  SUBSEQUENT POOL STUDENT LOANS
                             ---------------------------------------         -------------------------------------

                                                                                                         PERCENT OF
                                           AGGREGATE                                    AGGREGATE     SUBSEQUENT POOL
                                          OUTSTANDING      PERCENT OF                  OUTSTANDING     BY OUTSTANDING
BORROWER PAYMENT            NUMBER OF      PRINCIPAL      INITIAL POOL      NUMBER      PRINCIPAL        PRINCIPAL
STATUS(1)                     LOANS        BALANCE(2)        BALANCE       OF LOANS     BALANCE(3)        BALANCE
---------                     -----        ----------        -------       --------     ----------        -------

In-School
Grace
Deferral
Forbearance
Repayment
  First year in
  repayment
  Second year in
  repayment
  More than two
  years in
  repayment
Total

----------------

(1) Refers to the status of the borrower of each Initial Financed Student Loan in Loan Group 1 or Subsequent Pool Student Loan to be added to Loan Group 1, in each case, as of the Statistical Cutoff Date: such borrower may still be attending law school, medical school, dental school, graduate business school, or another type of graduate school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "The Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $__________ as of the Statistical Cutoff Date.


                                       LOAN GROUP 1 (FINANCED FEDERAL LOANS)
                               SCHEDULED WEIGHTED AVERAGE MONTHS REMAINING IN STATUS
                                   BY CURRENT BORROWER PAYMENT STATUS AS OF THE
                                            STATISTICAL CUTOFF DATE(1)


                                 INITIAL FINANCED STUDENT LOANS                            SUBSEQUENT POOL STUDENT LOANS
                       -----------------------------------------------               -----------------------------------------
                              SCHEDULED MONTHS REMAINING IN STATUS                     SCHEDULED MONTHS REMAINING IN STATUS
                       -----------------------------------------------               -----------------------------------------

CURRENT BORROWER
 PAYMENT STATUS    IN-SCHOOL    GRACE     DEFERRAL   FORBEARANCE  REPAYMENT  IN-SCHOOL   GRACE   DEFERRAL   FORBEARANCE   REPAYMENT
 --------------    ---------    -----     --------   -----------  ---------  ---------   -----   --------   -----------   ---------

In-School
Grace
Deferral
Forbearance
Repayment
Total

------------

(1) Determined without giving effect to any deferral or forbearance periods that may be granted in the future.


                                       LOAN GROUP 1 (FINANCED FEDERAL LOANS)
                             GEOGRAPHIC DISTRIBUTION AS OF THE STATISTICAL CUTOFF DATE


                            INITIAL FINANCED STUDENT LOANS                   SUBSEQUENT POOL STUDENT LOANS
                            ------------------------------                   -----------------------------
                                     AGGREGATE                                     AGGREGATE          PERCENT OF
                                    OUTSTANDING      PERCENT OF                   OUTSTANDING      SUBSEQUENT POOL
                      NUMBER OF      PRINCIPAL      INITIAL POOL      NUMBER       PRINCIPAL        BY OUTSTANDING
      STATE(1)          LOANS       BALANCE(2)        BALANCE        OF LOANS      BALANCE(3)     PRINCIPAL BALANCE
      --------          -----       ----------        -------        --------      ----------     -----------------




(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans in Loan Group 1 and the Subsequent Pool Student Loans in Loan Group 1 shown on the Servicers' records as of the Statistical Cutoff Date.

(2) Includes principal balance due from borrowers, plus accrued interest thereon of $________ as of the Cut-Off Date to be capitalized upon commencement of repayment.

(3) Includes principal balance due from borrowers, plus accrued interest thereon of $________ as of the Cut-Off Date to be capitalized upon commencement of repayment.



                                       LOAN GROUP 1 (FINANCED FEDERAL LOANS)
                      DISTRIBUTION BY LOAN REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE


                             INITIAL FINANCED STUDENT LOANS                SUBSEQUENT POOL STUDENT LOANS
                             ------------------------------                -----------------------------

                                                                                             PERCENT OF
                                  AGGREGATE                                   AGGREGATE       POOL BY
                                 OUTSTANDING    PERCENT OF                   OUTSTANDING    OUTSTANDING
LOAN REPAYMENT     NUMBER OF      PRINCIPAL    INITIAL POOL    NUMBER OF      PRINCIPAL       PRINCIPAL
   TERMS            LOANS         BALANCE(1)     BALANCE        LOANS         BALANCE (2)      BALANCE
   -----            -----         ----------     -------      ----------      -----------      -------


Level Payment.......
Interest Only(3)....
Graduated
Payment(4) .........
  Total.............

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $__________ as of the Statistical Cutoff Date.

(3) Student Loans with interest only repayment terms require borrowers to make payments of interest only for the first two years after entering repayment and thereafter to make level payments which will amortize the then outstanding principal balance of the loan over the then remaining term and then to begin making payments of both interest and principal.

(4) Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.



                                                        LOAN GROUP 1
                               DISTRIBUTION OF FINANCED FEDERAL LOANS BY DATE OF DISBURSEMENT
                                             AS OF THE STATISTICAL CUTOFF DATE

                             INITIAL FINANCED STUDENT LOANS                   SUBSEQUENT POOL STUDENT LOANS
                             ------------------------------                   -----------------------------

                                       AGGREGATE                                     AGGREGATE
                                      OUTSTANDING     PERCENT OF                    OUTSTANDING     PERCENT OF POOL
       DATE OF          NUMBER OF      PRINCIPAL     INITIAL POOL     NUMBER OF      PRINCIPAL       BY OUTSTANDING
   DISBURSEMENT(1)       LOANS         BALANCE(2)       BALANCE        LOANS         BALANCE (3)   PRINCIPAL BALANCE
   ---------------       -----         ----------       -------     -----------     -----------    -----------------

Pre-October 1, 1993
October 1, 1993 and
  thereafter........
      Total.........

(1) Federal Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to 100% of the Guarantee Payments. Federal Loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable Federal Guarantor, and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments. See "The Student Loan Financing Business--Federal Loans Under the Program" and "--Insurance of Student Loans; Guarantors of Student Loans."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $____________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.

LOAN GROUP 2:  THE FINANCED PRIVATE LOANS

         Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans and the Subsequent Pool Student Loans to be included in Loan Group 2 as of the Statistical Cutoff Date. Regularly scheduled payments and prepayments of such Subsequent Pool Student Loans (which are prepayable at any time) between the Statistical Cutoff Date and the date as of which such Student Loans are transferred to the Eligible Lender Trustee on behalf of the Trust will affect the balances and percentages set forth herein. Moreover, such Subsequent Pool Student Loans may become delinquent (or more delinquent) between the Statistical Cutoff Date and the date of transfer to the Trust. While the statistical distribution of the final characteristics of the Financed Student Loans from the Subsequent Pool to be included in Loan Group 2 when transferred to the Trust will vary somewhat from the statistical information presented below, the Seller does not believe that the characteristics of such Subsequent Pool Student Loans will vary materially.


                                       LOAN GROUP 2 (FINANCED PRIVATE LOANS)
                                   COMPOSITION AS OF THE STATISTICAL CUTOFF DATE

                                                             INITIAL FINANCED                SUBSEQUENT POOL
                                                              STUDENT LOANS                   STUDENT LOANS
                                                              -------------                   -------------

Aggregate Outstanding Principal Balance(1).........
Number of Borrowers(2).............................
Average Outstanding Principal Balance Per
  Borrower(2)......................................
Number of Loans....................................
Average Outstanding Principal Balance
  Per Loan.........................................
Weighted Average Remaining Term to
  Maturity(3)......................................
Weighted Average Annual Borrower Interest
  Rate(4)..........................................

------------------

(1) Includes in each case net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ with respect to the Initial Financed Student Loans in Loan Group 2 and $_________, with respect to the Subsequent Pool Student Loans in Loan Group 2, in each case as of the Statistical Cutoff Date.

(2) Some borrowers have both loans which are Initial Financed Student Loans in Loan Group 2 and loans which are Subsequent Pool Student Loans in Loan Group 2. If both pools were combined, the number of borrowers would be ______ and the average outstanding principal balance per borrower would be $______.

(3) Determined from the date of origination or the Statistical Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans in Loan Group 2 or Subsequent Pool Student Loans in Loan Group 2, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business."

(4) Determined using the borrower interest rates applicable to the Initial Financed Student Loans in Loan Group 2 and the Subsequent Pool Student Loans in Loan Group 2 as of the Statistical Cutoff Date. However, because all the Initial Financed Student Loans and the Subsequent Pool Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business." The weighted average spread, to the 91-day T-Bill Rate, as applicable, was ____% as of the Statistical Cutoff Date and would have been ____% if all of the Student Loans were in repayment as of the Statistical Cutoff Date with respect to the Initial Financed Student Loans in Loan Group 2. The weighted average spread, to the 91-day T-Bill Rate, as applicable, was ____% as of the Statistical Cutoff Date and would have been ____% if all of the Student Loans in Loan Group 2 were in repayment as of the Statistical Cutoff Date with respect to the Subsequent Pool Student Loans in Loan Group 2.


                                       LOAN GROUP 2 (FINANCED PRIVATE LOANS)
                            DISTRIBUTION BY LOAN TYPE AS OF THE STATISTICAL CUTOFF DATE

                                        INITIAL FINANCED STUDENT LOANS                  SUBSEQUENT POOL STUDENT LOANS
                                   -----------------------------------------        -----------------------------------------
                                                                                                                PERCENT OF
                                                  AGGREGATE                                    AGGREGATE      SUBSEQUENT POOL
                                                 OUTSTANDING      PERCENT OF                  OUTSTANDING     BY OUTSTANDING
                                  NUMBER OF       PRINCIPAL      INITIAL POOL   NUMBER OF      PRINCIPAL        PRINCIPAL
          LOAN TYPE                 LOANS        BALANCE(1)        BALANCE        LOANS        BALANCE(2)         BALANCE
          ---------                 -----        ----------        -------        -----       ----------     ---------------

Law Loans....................
Medical Loans................
Dental Loans.................
Business Loans...............
Graduate Loans...............
Residency Loans..............
Bar Exam Loans...............
Private Consolidation Loans..
      Total..................

------------------

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.


                                       LOAN GROUP 2 (FINANCED PRIVATE LOANS)
                     DISTRIBUTION BY BORROWER INTEREST RATES AS OF THE STATISTICAL CUTOFF DATE


                               INITIAL FINANCED STUDENT LOANS                    SUBSEQUENT POOL STUDENT LOANS
                               ------------------------------                    -----------------------------


                                       AGGREGATE                                      AGGREGATE           PERCENT OF
                                       OUTSTANDING       PERCENT OF                  OUTSTANDING      SUBSEQUENT POOL BY
RANGE OF INTEREST       NUMBER OF      PRINCIPAL       INITIAL POOL     NUMBER        PRINCIPAL          OUTSTANDING
RATES(1)                  LOANS        BALANCE(2)         BALANCE      OF LOANS       BALANCE(3)       PRINCIPAL BALANCE
--------                  -----        ----------         -------      --------       ----------       -----------------








------------------

(1) Determined using the interest rates applicable to the Initial Financed Student Loans and the Subsequent Pool Student Loans in Loan Group 2 as of the Statistical Cutoff Date. However, because all the Initial Financed


         Student Loans and the Subsequent Pool Student Loans effectively bear interest at a variable rate per annum, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans or the Subsequent Pool Student Loans in Loan Group 2 at any time after the Statistical Cutoff Date. See "The Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $___________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ as of the Statistical Cutoff Date.


                                       LOAN GROUP 2 (FINANCED PRIVATE LOANS)
                  DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE AS OF THE STATISTICAL CUTOFF DATE


                                      INITIAL FINANCED STUDENT LOANS                  SUBSEQUENT POOL STUDENT LOANS
                                      ------------------------------                  -----------------------------

                                                                                                              PERCENT OF
                                                                                                              SUBSEQUENT
                                                AGGREGATE                                      AGGREGATE        POOL BY
                                               OUTSTANDING        PERCENT OF                  OUTSTANDING     OUTSTANDING
RANGE OF OUTSTANDING          NUMBER OF         PRINCIPAL        INITIAL POOL   NUMBER OF      PRINCIPAL       PRINCIPAL
PRINCIPAL BALANCES(1)           LOANS          BALANCE(2)          BALANCE         LOANS       BALANCE(3)       BALANCE
---------------------           -----          ----------          -------         -----       ----------       -------








------------------

(1) Borrowers generally have more than one outstanding loan. The average aggregate outstanding principal balance of loans per borrower is $_________, with respect to the Initial Financed Student Loans in Loan Group 2, and $_______, with respect to the Subsequent Pool Student Loans in Loan Group 2, in each case as of the Statistical Cutoff Date. Some borrowers have both loans which are Initial Financed Student Loans and loans which are Subsequent Pool Student Loans in Loan Group 2. If both pools were combined, the number of borrowers would be ____ and the average outstanding principal balance per borrower would be $_____

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $__________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.




                    LOAN GROUP 2 (FINANCED PRIVATE LOANS)
  DISTRIBUTION BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE STATISTICAL
                                 CUTOFF DATE

                             INITIAL FINANCED STUDENT LOANS                     SUBSEQUENT POOL STUDENT LOANS
                             ------------------------------                     -----------------------------



                                      AGGREGATE                                       AGGREGATE           PERCENT OF
NUMBER OF MONTHS                     OUTSTANDING      PERCENT OF                     OUTSTANDING      SUBSEQUENT POOL BY
REMAINING TO           NUMBER OF      PRINCIPAL      INITIAL POOL      NUMBER         PRINCIPAL          OUTSTANDING
SCHEDULED MATURITY(1)    LOANS       BALANCE(2)        BALANCE        OF LOANS       BALANCE(3)       PRINCIPAL BALANCE
---------------------    -----       ----------        -------        --------       ----------       -----------------





------------------

(1) Determined from the Statistical Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loan in Loan Group 2 or Subsequent Pool Student Loan in Loan Group 2, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "The Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $__________ as of the Statistical Cutoff Date.


                                       LOAN GROUP 2 (FINANCED PRIVATE LOANS)
                     DISTRIBUTION BY BORROWER PAYMENT STATUS AS OF THE STATISTICAL CUTOFF DATE

                                 INITIAL FINANCED STUDENT LOANS                  SUBSEQUENT POOL STUDENT LOANS
                                 ------------------------------                  -----------------------------

                                                                                                         PERCENT OF
                                           AGGREGATE                                    AGGREGATE     SUBSEQUENT POOL
                                          OUTSTANDING      PERCENT OF                  OUTSTANDING     BY OUTSTANDING
BORROWER PAYMENT            NUMBER OF      PRINCIPAL      INITIAL POOL     NUMBER       PRINCIPAL        PRINCIPAL
STATUS(1)                    LOANS         BALANCE(2)       BALANCE       OF LOANS      BALANCE(3)         BALANCE
---------                    -----         ----------       -------       --------      ----------         -------



In-School
Grace
Deferral
Forbearance
Repayment
  First year in
  repayment
  Second year in
  repayment
  More than two
  years in
  repayment
Total

----------------

(1) Refers to the status of the borrower of each Initial Financed Student Loan in Loan Group 2 as of the Statistical Cutoff Date: such borrower may still be In-School, may be in Grace, may be in Repayment or may have temporarily ceased repaying such loan through a Deferral or a Forbearance period. See "The Student Loan Financing Business."

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.

(3) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $__________ as of the Statistical Cutoff Date.


                                       LOAN GROUP 2 (FINANCED PRIVATE LOANS)
                               SCHEDULED WEIGHTED AVERAGE MONTHS REMAINING IN STATUS
                                   BY CURRENT BORROWER PAYMENT STATUS AS OF THE
                                            STATISTICAL CUTOFF DATE(1)



                                 INITIAL FINANCED STUDENT LOANS                            SUBSEQUENT POOL STUDENT LOANS
                              ------------------------------------                     ------------------------------------
                              SCHEDULED MONTHS REMAINING IN STATUS                     SCHEDULED MONTHS REMAINING IN STATUS
                              ------------------------------------                     ------------------------------------

CURRENT BORROWER
REPAYMENT STATUS   IN-SCHOOL    GRACE     DEFERRAL   FORBEARANCE   REPAYMENT   IN-SCHOOL   GRACE   DEFERRAL   FORBEARANCE  REPAYMENT
----------------   ---------    -----     --------   -----------   ---------   ---------   -----   --------   -----------  ---------

In-School
Grace
Deferral
Forbearance
Repayment
Total

------------

(1) Determined without giving effect to any deferral or forbearance periods that may be granted in the future.


                                       LOAN GROUP 2 (FINANCED PRIVATE LOANS)
                             GEOGRAPHIC DISTRIBUTION AS OF THE STATISTICAL CUTOFF DATE

                                INITIAL FINANCED STUDENT LOANS                  SUBSEQUENT POOL STUDENT LOANS
                                ------------------------------                  -----------------------------


                                         AGGREGATE                                      AGGREGATE        PERCENT OF
                                        OUTSTANDING      PERCENT OF                    OUTSTANDING     SUBSEQUENT POOL
                           NUMBER OF     PRINCIPAL      INITIAL POOL     NUMBER        PRINCIPAL      BY OUTSTANDING
        STATE(1)             LOANS       BALANCE(2)       BALANCE        OF LOANS      BALANCE(3)     PRINCIPAL BALANCE
        --------             -----       ----------       -------        --------      ----------     -----------------



(1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans in Loan Group 2 and the Subsequent Pool Student Loans in Loan Group 2 shown on the Servicers' records as of the Statistical Cutoff Date.

(2) Includes principal balance due from borrowers, plus accrued interest thereon of $________ as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.

(3) Includes principal balance due from borrowers, plus accrued interest thereon of $________ as of the Statistical Cut-Off Date to be capitalized upon commencement of repayment.


                                       LOAN GROUP 2 (FINANCED PRIVATE LOANS)
                      DISTRIBUTION BY LOAN REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

                              INITIAL FINANCED STUDENT LOANS                   SUBSEQUENT POOL STUDENT LOANS
                              ------------------------------                   -----------------------------


                                       AGGREGATE                                        AGGREGATE
                                       OUTSTANDING    PERCENT OF                       OUTSTANDING     PERCENT OF SUBSEQUENT POOL
 LOAN REPAYMENT         NUMBER OF      PRINCIPAL      INITIAL POOL   NUMBER OF          PRINCIPAL      BY OUTSTANDING
     TERMS               LOANS         BALANCE(1)       BALANCE       LOANS             BALANCE (2)    PRINCIPAL BALANCE
     -----               -----         ----------       -------      ---------          -----------    ---------------------------


Level Payment.......
Interest Only(3)....
Graduated Payment(4)
  Total..............

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $__________ as of the Statistical Cutoff Date.

(3) Student Loans with interest only repayment terms require borrowers to make payments of interest only for the first two years after entering repayment and thereafter to make level payments which will amortize the then outstanding principal balance of the loan over the then remaining term.

(4) Student Loans with graduated repayment terms require borrowers to make payments of interest only for the first two years after entering repayment and then to begin making payments of both interest and principal which increase over the next three years to a level payment amount which will amortize the then outstanding principal balance of the loan over the then remaining term.

MATURITY AND PREPAYMENT ASSUMPTIONS

         The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates will be affected by prepayments of the Financed Student Loans that may occur as described below. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans or consolidation loans made under the Federal Direct Student Loan Program as discussed below) or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Financed Student Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans.

         To the extent borrowers of Financed Student Loans elect to borrow Consolidation Loans with respect to such Financed Student Loans from the Seller
(i) after the Funding Period but not beyond the Loan Purchase Termination Date, and collections on the Financed Student Loans are not available to purchase such Consolidation Loans, (ii) after the Loan Purchase Termination Date or (iii) from another lender at any time, Noteholders (and after the Notes have been paid in full, Certificateholders) will collectively receive as a prepayment of principal the aggregate principal amount of such Financed Student Loans; provided, that if the Seller makes any such Consolidation Loan during the Funding Period or prior to the Loan Purchase Termination Date (in which event the Seller will then sell that Consolidation Loan to the Eligible Lender Trustee, to the extent that funds are available in the applicable Escrow Account and during the Funding Period, the applicable Pre-Funding Account or following the Funding Period but prior to the Loan Purchase Termination Date, the applicable Collection Account from amounts which constitute Available Loan Purchase Funds, for the purchase thereof), the aggregate outstanding principal balance of Financed Student Loans (after giving effect to the addition of such Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the portion of the loan guaranteed will be 98% with respect to any Federal Consolidation Loan made on or after October 1, 1993, even if the Underlying Federal Loan was 100% guaranteed. See "The Student Loan Financing Business-Federal Loans Under the Programs--Federal Consolidation Loans." There can be no assurance that borrowers with Financed Student Loans will not seek to obtain Consolidation Loans with respect to such Financed Student Loans or, if they do so, that such Consolidation Loans will not be made by the Seller after the end of the Funding Period when collections on the Financed Student Loans are not available to purchase such Consolidation Loans, on or after the Loan Purchase Termination Date or by another lender at any time.

         In addition, the Seller is obligated to repurchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of any of its representations and warranties, and the Servicers are obligated to purchase any Financed Student Loan pursuant to the Sale and Servicing Agreement as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Certificateholders or the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose). See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants." See also "Description of the Transfer and Servicing Agreements--Additional Fundings" regarding the prepayment of principal to Noteholders and Certificateholders if as of the Special Determination Date a Subsequent Pool Pre-Funded Amount has not been reduced to zero and the prepayment of principal to Noteholders as a result of excess funds remaining on deposit in the applicable Pre-Funding Account at the end of the Funding Period, "--Insolvency Event" regarding the sale of the Financed Student Loans if a Seller Insolvency Event occurs and "--Termination" regarding the Seller's option to purchase the Financed Student Loans when the aggregate Pool Balance is less than or equal to 5% of the Initial Pool Balance and the auction of the Financed Student Loans occurs on or after the December 2008 Distribution Date.

         On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust prior to the Loan Purchase Termination Date or of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to the Eligible Lender Trustee on behalf of the Trust as described above. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining term of the Financed Student Loans and the average life of the Notes and the Certificates. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on defaulted Student Loans which have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto. In addition, the maturity of many of the Financed Student Loans will extend well beyond the Final Maturity Date.

         The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Securityholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Securityholders receive payments from the Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

         General. Each Financed Federal Loan will be required to be guaranteed as to principal and interest by PHEAA, ASA, NSLP, or ECMC and reinsured by the Department under the Higher Education Act and must be eligible for Special Allowance Payments and, with respect to each Financed Federal Loan that is a Stafford Loan, must be eligible for Interest Subsidy Payments paid by the Department. Each Financed Private Loan will be required to be guaranteed as to principal and interest by TERI or HICA.

         The following tables provide information with respect to the portion of the Financed Student Loans in Loan Group 1 and in Loan Group 2 guaranteed by each Guarantor:


                                           LOAN GROUP 1 (FINANCED FEDERAL LOANS)
                                DISTRIBUTION BY GUARANTORS AS OF THE STATISTICAL CUTOFF DATE

                             INITIAL FINANCED STUDENT LOANS                   SUBSEQUENT POOL STUDENT LOANS
                             ------------------------------                   -----------------------------
                                                                                              PERCENT OF
                               AGGREGATE                                    AGGREGATE      SUBSEQUENT POOL BY
  NAME OF                    OUTSTANDING     PERCENT OF                    OUTSTANDING        OUTSTANDING
 GUARANTEE      NUMBER OF      PRINCIPAL     INITIAL POOL    NUMBER OF       PRINCIPAL        PRINCIPAL
  AGENCY          LOANS       BALANCE(1)        BALANCE        LOANS        BALANCE (2)        BALANCE
-----------       -----       ----------        -------        -----        -----------        -------

PHEAA...............
ASA
NSLP
ECMC................
  Total..............

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_____________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ as of the Statistical Cutoff Date.


                                           LOAN GROUP 2 (FINANCED PRIVATE LOANS)
                                DISTRIBUTION BY GUARANTORS AS OF THE STATISTICAL CUTOFF DATE

                             INITIAL FINANCED STUDENT LOANS                   SUBSEQUENT POOL STUDENT LOANS
                             ------------------------------                   -----------------------------
                                                                                                    PERCENT OF
                                   AGGREGATE                                      AGGREGATE     SUBSEQUENT POOL BY
   NAME OF                        OUTSTANDING     PERCENT OF                    OUTSTANDING        OUTSTANDING
  GUARANTEE         NUMBER OF      PRINCIPAL     INITIAL POOL    NUMBER OF        PRINCIPAL          PRINCIPAL
   AGENCY             LOANS        BALANCE(1)       BALANCE        LOANS          BALANCE (2)         BALANCE
   ------             -----        ----------       -------        -----          -----------     -------------

TERI................
HICA................
  Total..............

(1) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $_____________ as of the Statistical Cutoff Date.

(2) Includes net principal balance due from borrowers, plus accrued interest thereon to be capitalized upon commencement of repayment, estimated to be $________ as of the Statistical Cutoff Date.


         Federal Reinsurance. Under the Higher Education Act, each Federal Guarantor is reimbursed by the Department pursuant to certain agreements between the Department and such Federal Guarantor for amounts paid under its Guarantee Agreement. The amount of reimbursement by the Department for Federal Loans for each fiscal year commencing October 1 varies for each Federal Guarantor depending on the annual claims rate for that Federal Guarantor (i.e., the dollar amount of reimbursement claims filed by that Federal Guarantor during that fiscal year as a percentage of the outstanding aggregate principal amount at the end of the preceding fiscal year of those Federal Loans it guarantees whose borrowers were repaying such Federal Loans at the end of the preceding fiscal year) and the date on which the loan is made as follows:

CLAIMS RATE OF FEDERAL GUARANTORS                  REIMBURSEMENT BY THE DEPARTMENT OF EDUCATION (1)
---------------------------------                  ------------------------------------------------

0% to and including 5%.......................      98%
Greater than 5% to and including 9%..........      98% of claims to and including 5%; 88% of claims greater than 5%
Greater than 9%..............................      98% of claims to and including 5%; 88% of claims greater than 5% to and including 9%; and 78% of claims greater than 9%

(1) Each of the reimbursement percentages listed above is increased by two percentage points for a loan made prior to October 1, 1993.

         The claims experience for any Federal Guarantor is not accumulated from year to year for purposes of this test but is determined solely on the basis of claims filed in any one federal fiscal year. The Higher Education Act provides that, subject to compliance with the Higher Education Act, Federal Guarantors are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions.

         On August 10, 1993 President Clinton signed the Omnibus Budget Reconciliation Act of 1993, which made a number of changes that may adversely affect the financial condition of the Federal Guarantors, including reducing to 98% the maximum percentage of Guarantee Payments the Department will reimburse for loans first disbursed on or after October 1, 1993, reducing substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain and giving the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced. Such changes could result in a reduction of the Trust's ability to pay principal and interest on the Notes, as a result of a reduction in the ability of the Federal Guarantors to make Guarantee Payments to the Eligible Lender Trustee with respect to the Financed Student Loans. In addition, this legislation sought to greatly expand the Federal Direct Student Loan Program volume to a target of approximately 60% of student loan demand in academic year 1998-1999, although only about 35% of such loan demand is currently being met by the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of loans made under the Federal Programs. Such changes could have an adverse effect on the financial condition of the Federal Guarantors and on the ability of a Federal Guarantor to satisfy its obligations under its Guarantee Agreement with respect to the Financed Federal Loans. See "Risk Factors--Changes in Legislation May Adversely Affect Financed Student Loans and Guarantors."

         In issuing guarantees with respect to Student Loans, each Federal Guarantor is required by the Higher Education Act to review loan applications to verify the completion of required information and to make a determination that the applicant has not borrowed amounts in excess of any applicable annual and aggregate limits imposed by the Higher Education Act.

         Pursuant to the 1992 Amendments and additional changes made in 1997, each Federal Guarantor is required to maintain a current minimum reserve level of at least 0.5% of the aggregate principal amount of all outstanding Federal Loans guaranteed by such Federal Guarantor. Annually, the Department will collect information from each Federal Guarantor to determine the amount of such Federal Guarantor's reserves and other information regarding its solvency. If a Federal Guarantor's current reserve level falls below the required minimum for any two consecutive years, that Federal Guarantor's annual claims rate exceeds 9% or the Department determines that a Federal Guarantor's administrative or financial condition jeopardizes that Federal Guarantor's continued ability to perform its responsibilities, then that Federal Guarantor must submit and implement a management plan acceptable to the Department. The 1992 Amendments also provide that under certain circumstances the Department is authorized, on terms and conditions satisfactory to the Department, but is not obligated, to terminate its reimbursement agreement with any Federal Guarantor. In that event, however, the Department is required to assume the functions of such Federal Guarantor and in connection therewith is authorized to do one or more of the following: to assume the guarantee obligations of, to assign to other guarantors the guarantee obligations of, or to make advances to, a Federal Guarantor in order to assist such Federal Guarantor in meeting its immediate cash needs and to ensure uninterrupted payment of default claims to lenders or to take any other action the Department deems necessary to ensure the continued availability of student loans and the full honoring of guarantee claims thereunder. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its guarantee obligations, holders of Federal Loans covered thereby may submit guarantee claims directly to the Department until such time as such guarantee obligations are transferred to a new guarantor capable of meeting such obligations or until a successor guarantor assumes such obligations. There can be no assurance that the Department would under any given circumstances assume such obligation to ensure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that such Federal Guarantor is unable to meet its guarantee obligations.

         Guarantors for the Financed Federal Loans. The Higher Education Act requires every state to designate a guarantee agency, either by establishing its own or by designating another guarantee agency. A Guarantor who has been designated by a particular state is obligated to guarantee loans for students who reside or attend school in such state and must agree to provide loans to any such students who are otherwise unable to obtain a loan from any other lender. Guarantee agencies may guarantee a loan made to any eligible borrower and are not limited to guaranteeing loans for students attending institutions in their particular state or region or for their residents attending schools in another state or region. The Eligible Lender Trustee has entered into a Guarantee Agreement with each of PHEAA,

ASA, NSLP and ECMC by which each of PHEAA, ASA, NSLP and ECMC has agreed to serve as Guarantor for certain Financed Federal Loans. PHEAA is the designated Student Loan guarantor for the Commonwealth of Pennsylvania and the State of West Virginia and has an established operating center in Harrisburg, Pennsylvania. For more information concerning PHEAA, see "The Seller, the Administrator and the Servicers--The Servicers." ASA is the designated Student Loan guarantor for the Commonwealth of Massachusetts and the District of Columbia and has an established operating center in Boston, Massachusetts. ASA employed approximately ____ people as of June 30, 1998. NSLP is the designated Student Loan guarantor for the state of Nebraska and as of June 30, 1998 employed approximately _______ people. ECMC is the designated Student Loan guarantor for the state of Virginia and as of June 30, 1998 employed approximately ____ people. As of the Statistical Cutoff Date, approximately ____%, ____%, ____% and ____% of the aggregate outstanding principal balance of the Initial Financed Student Loans which are Financed Federal Loans and ____%, ____%, ____% and ____% of the Student Loans in the Subsequent Pool which are Financed Federal Loans were guaranteed by PHEAA, ASA, NSLP and ECMC, respectively.

         Pursuant to its respective Guarantee Agreement, each of PHEAA, ASA, NSLP and ECMC guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for each Financed Federal Loan guaranteed by it as to which any one of the following events has occurred:

                  (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Federal Loan when due, provided such failure continues for a period of 180 days (except that such guarantee against such failures will be 98% of principal and accrued interest for loans first disbursed on or after October 1, 1993);

                  (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended;

                  (c) the closure of, or false certification of borrower eligibility by, the School;

                  (d) the death of the borrower thereof; or

                  (e) the total and permanent disability of the borrower thereof to work and earn money or attend school, as certified by a qualified physician.

         When these conditions are satisfied, the Higher Education Act requires the Guarantor generally to pay the claim within 90 days of its submission by the lender. The obligations of PHEAA, ASA, NSLP and ECMC pursuant to their respective Guarantee Agreements are obligations solely of PHEAA, ASA, NSLP and ECMC respectively, and are not supported by the full faith and credit of any state government, including Pennsylvania and West Virginia, Massachusetts and the District of Columbia, Nebraska, and Virginia, respectively.

         Each of the Federal Guarantors' guarantee obligations with respect to any Financed Federal Loan are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Financed Federal Loan being performed in accordance with the Programs, the Higher Education Act and other applicable requirements, (ii) the timely payment to PHEAA, ASA, NSLP or ECMC, as the case may be, of the guarantee fee payable with respect to such Financed Federal Loan, (iii) the timely submission to PHEAA, ASA, NSLP or ECMC, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Federal Loan and (iv) the transfer and endorsement of the promissory note evidencing such Financed Federal Loan to PHEAA, ASA, NSLP or ECMC, as the case may be, upon and in connection with making a claim to receive Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of PHEAA, ASA, NSLP or ECMC, as the case may be, to honor their Guarantee Agreements with respect to such Financed Federal Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Sale and Servicing Agreement, such failure to comply would constitute a breach of the applicable Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller or the applicable Servicer, as the case may be, to repurchase or purchase such Financed Federal Loan or to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants."

         Set forth below is certain current and historical information with respect to each of the Federal Guarantors in its capacity as a Guarantor of all education loans guaranteed by each of them:

         Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including loans under the Parent Loans to Undergraduate Students (PLUS) program but excluding Federal Direct Consolidation Loans) that have first become guaranteed by each Federal Guarantor and by all guarantors in each of the last five federal fiscal years:*

                                                        STAFFORD, SLS AND PLUS LOANS GUARANTEED
                                 -----------------------------------------------------------------------------------
                                                                 (DOLLARS IN MILLIONS)
                                 -----------------------------------------------------------------------------------
   FEDERAL FISCAL YEAR           PHEAA               ASA               NSLP             ECMC          ALL GUARANTORS
   -------------------           -----               ---               ----             ----          --------------


           1993                  1,523                 730                                                17,863
           1994                  1,747               1,100                                                23,053
           1995                  1,808                 906                                                20,951
           1996                  1,794                 716                                                19,728
           1997

----------------

* The information set forth in the table above for all Guarantors has been obtained from the Department of Education's Guaranteed Student Loan Programs Data Books (each, a "DOE Data Book"). Information for PHEAA, ASA [, NSLP and ECMC] was obtained from PHEAA, ASA, [NSLP and ECMC,] respectively.

         Reserve Ratio. Each Federal Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Federal Guarantor minus (i) the original principal amount of loans canceled, claims paid, loans paid in full and loan guarantees transferred from such Federal Guarantor to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Federal Guarantor from other guarantors. The following tables set forth PHEAA's, ASA's, NSLP's and ECMC's cumulative cash reserves and their corresponding reserve ratios and the national average reserve ratio for all guarantors for the last five federal fiscal years:*

                                     PHEAA                                    ASA
                     ---------------------------------         --------------------------------
      FEDERAL            CUMULATIVE                              CUMULATIVE
      FISCAL               CASH               RESERVE               CASH                              NATIONAL AVERAGE
       YEAR               RESERVES             RATIO              RESERVES         RESERVE RATIO       RESERVE RATIO
       ----               --------             -----              --------         -------------      ----------------
                                                 (DOLLARS IN MILLIONS)
       1993                100.95               1.1                26.20                0.6                 1.7
       1994                133.63               1.3                38.16                0.7                 1.4
       1995                166.31               1.5                43.06                0.8                 1.6
       1996                214.74               1.6                51.08                0.9                  --
       1997


                                      NSLP                                    ECMC
                     ---------------------------------          ----------------------------------


      FEDERAL            CUMULATIVE                              CUMULATIVE
      FISCAL               CASH               RESERVE               CASH
       YEAR               RESERVES             RATIO              RESERVES         RESERVE RATIO
       ----               --------             -----              --------         -------------
                                                 (DOLLARS IN MILLIONS)
       1993
       1994
       1995
       1996
       1997

---------------

* The information set forth in the tables above with respect to PHEAA, ASA, NSLP and ECMC has been obtained from PHEAA, ASA, NSLP and ECMC, respectively, and the information with respect to the national average has been obtained from the DOE Data Books. The above information with respect to PHEAA for fiscal year 1993 represents a restatement of such information from that previously supplied by PHEAA to the Department.

         Recovery Rates. A Federal Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the amount recovered from borrowers by the Federal Guarantor by the aggregate amount of default claims paid by the Federal Guarantor during the applicable federal fiscal year with respect to borrowers. With respect to Stafford Loans only, the table below sets forth the recovery rates for each of PHEAA, ASA, NSLP and ECMC and the national average recovery rates for all guarantors for the last five federal fiscal years:*

     FEDERAL FISCAL YEAR                                            RECOVERY RATE
     -------------------            -------------------------------------------------------------------------------
                                     PHEAA           ASA          NSLP             ECMC            NATIONAL AVERAGE
                                     -----           ---          ----             ----            ----------------
            1993                     48.1            42.5                                                 --
            1994                     52.9            43.3                                                 --
            1995                     53.3            43.4                                                 --
            1996                     55.0            41.3                                                 --
            1997

--------------------

* The information set forth in the table above for the National Average has been compiled from the DOE Data Books. Information for PHEAA, ASA, NSLP, and ECMC was provided by each entity, respectively.

         Loan Loss Reserve. None of PHEAA, ASA, NSLP, or ECMC maintains a segregated loan loss reserve with respect to its student loan guarantee obligations. In the event that a Federal Guarantor receives less than full reimbursement of its guarantee obligations from the Department (see "--Federal Reinsurance" above), such Federal Guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed. Pursuant to its guarantee agreements with lending institutions, ASA is required to maintain generally an amount of cash, marketable securities and other assets with a value of at least 1% of the aggregate amount of unpaid principal on outstanding loans guaranteed by ASA.

         Claims Rate. For the past five federal fiscal years, no Federal Guarantor's claims rates has exceeded 5%, and as a result, all claims of all Federal Guarantors have been fully reimbursed by the Department. See "--Federal Reinsurance" above. Nevertheless, there can be no assurance that any Federal Guarantor will continue to receive full reimbursement for such claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1,
1993). The following table sets forth the claims rates of each Federal Guarantor for each of the last five federal fiscal years:*


                                                                 CLAIMS RATE
                                                    ----------------------------------------
                 FEDERAL FISCAL YEAR                PHEAA       ASA     NSLP           ECMC
                 -------------------                -----       ---     ----           ----
                         1993                      2.3         3.0

                         1994                      2.2         3.5

                         1995                      2.0         3.5

                         1996                      1.6         3.1

                         1997

* The information set forth in the table above has been obtained from PHEAA, ASA, NSLP, ECMC as applicable.

         Guarantors for the Financed Private Loans. The Eligible Lender Trustee will enter into a Guarantee Agreement with each of TERI and HICA by which TERI and HICA, respectively, will agree to serve as Guarantor for certain Financed Private Loans. TERI was incorporated in 1985 to guarantee Student Loans. TERI is a Massachusetts non-profit corporation headquartered in Boston, Massachusetts. TERI employs approximately 170 people, as of June 30, 1998. HICA was founded in 1986 to provide guarantees to lenders against credit losses on education-related, non-federally insured loans to students attending post-secondary educational institutions. HICA was originally a majority owned subsidiary of EduServ Technologies but was divested in August of 1991. HICA was acquired by Sallie Mae, Inc. in 1995 and operates as a wholly-owned subsidiary thereof, employing approximately ___ people, as of June 30, 1998.

         Pursuant to its respective Guarantee Agreement, each of TERI and HICA guarantees payment of 100% of the principal (including any interest or fees capitalized from time to time) and accrued interest for each Financed Private Loan guaranteed by it as to which any one of the following events has occurred:

                  (a) failure by the borrower thereof to make monthly principal or interest payments on such Financed Private Loan when due, provided such failure continues for a period of 150 days;

                  (b) any filing by or against the borrower thereof of a petition in bankruptcy pursuant to any chapter of the Federal bankruptcy code, as amended;

                  (c)      the death of the borrower thereof; or

                  (d) the total and permanent disability of the borrower thereof to be employed on a full-time basis, as certified by two qualified physicians.

         TERI's and HICA's guarantee obligation with respect to any Financed Private Loan is conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement between TERI or HICA and the Eligible Lender Trustee. These conditions include, but are not limited to, the following: (i) the origination and servicing of such Financed Private Loan being performed in accordance with the Programs and other applicable requirements,
(ii) the timely payment to TERI or HICA, as the case may be, of all guarantee fees payable with respect to such Financed Private Loan, (iii) the timely submission to TERI or HICA, as the case may be, of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Private Loan and (iv) the transfer and endorsement of the promissory note evidencing such Financed Private Loan to TERI or HICA, as the case may be, upon and in connection with making a claim to receive Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of TERI or HICA, as the case may be, to honor its Guarantee Agreement with respect to such Financed Private Loan. In addition, in the event that any Financed Private Loan is determined to be unenforceable because the terms of such Financed Private Loan or the forms of the application or promissory note related thereto violate any provisions of applicable state law, TERI's or HICA's guarantee obligation, as the case may be, is reduced to 50% of principal (including capitalized interest and fees) and accrued interest with respect to such Financed Private Loan. Under the Sale and Servicing Agreement, such failure to comply or such unenforceability would constitute a breach of the applicable Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Seller to repurchase such Financed Private

Loan or of the applicable Servicer to purchase such Financed Private Loan. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants."

         TERI and HICA, as Guarantors of Private Loans, are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of TERI or HICA over the term of the Financed Private Loans. Based upon the Rating Agencies' assessment of each financial position, reserves and potential claims against TERI and HICA, respectively, the Seller has structured the Trust and the Securities assuming that neither TERI nor HICA will have the financial resources to satisfy all its obligations under its respective Guarantee Agreement with respect to the Financed Private Loans throughout the term of such loans.

         TERI has advised the Seller that it is currently in compliance with all operating reserves requirements contained in guarantee agreements TERI has in place with other student loan lenders and other trustees under prior securitizations of student loans. However, there can be no assurance that such compliance will continue.

         Certain current and historical summary financial information with respect to each of TERI and HICA in its capacity as a Guarantor is set forth below, such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the
Underwriters:

         TERI

         Guaranty Volume. The following table sets forth the non-federally reinsured education loans that have first become guaranteed by TERI in each of the three calendar years and the six-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

         CALENDAR
         YEAR                                    PRIVATE LOANS
         ----                                    -------------
                                               GUARANTEED BY YEAR
                                               ------------------

                                              (DOLLARS IN MILLIONS)
         1995..............................           303.4
         1996..............................           339.7
         1997..............................
         1998*.............................

         *        For the six-month period ending June 30, 1998.

         Proprietary School Loans. Default rates for Student Loans made to students attending proprietary or vocational schools are significantly higher than those made to students attending other 2-year and 4-year institutions. Except for a few selected, accredited proprietary schools which grant degrees, TERI does not guarantee student loans made to students attending proprietary or vocational schools.

         Reserve Ratio. Unlike the Federal Guarantors, TERI computes its reserve ratio by dividing the "total dollars available for guaranty payment" by the "total loans outstanding." TERI defines "total dollars available for guaranty payment" as the sum of the amounts set forth below under the caption "Amounts Available To Meet Guarantee Commitments" (which amounts include for this purpose the segregated reserves described below under the caption "Segregated Reserves for Private Loans Under the Programs"). It defines "total loans outstanding" as the total outstanding principal amount of all loans it has agreed to guarantee as of December 31 of each year. Consequently, the reserve ratio information provided above for the Federal Guarantors is not comparable to that provided for TERI below. TERI's reserve ratio as of December 31 for the three calendar years and the six-month period referred to below is set

\
forth below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the
Underwriters:

                                                                           AMOUNTS AVAILABLE
                                                                             FOR GUARANTEE                RESERVE
                              PERIOD                                           PAYMENTS                    RATIO
                              ------                                           --------                    -----
                                                                        (DOLLARS IN THOUSANDS)
                                                                              (UNAUDITED)               (UNAUDITED)
    1995.......................................................                 83,937                      5.7%
    1996.......................................................                 93,896                      5.6%
    1997.......................................................
    1998*......................................................

*        For the six-month period ending June 30, 1998.

         Amounts Available To Meet Guarantee Commitments. As part of guarantee agreements with lending institutions, with certain such agreements being revised in 1997, TERI has agreed to hold as security for its guarantees a percentage of the amount of unpaid principal on outstanding loans which ranges from 2.0% to 4.5% in total TERI funds available as security for the performance of TERI obligations. For a more detailed discussion of such amendments and the related risks, see "Risk Factors--Dependence on Guarantees as Security for Financed Student Loans." At December 31, 1997, the balance of loans outstanding guaranteed directly and indirectly by TERI amounted to approximately $__ billion and $__ billion, respectively. At December 31, 1997, TERI was required to have approximately $__ million in reserves (consisting of loan loss reserves, deferred revenue and unrestricted and/or temporarily unrestricted net assets) available as security for TERI's performance as guarantor. The unrestricted and/or temporarily unrestricted net assets consist of amounts in the Designated Purposes Fund, the Guarantee Reserve Fund and the Operating Fund set forth below.

         As of the end of each of the three calendar years and the six-month period referred to below, TERI had available the following funds and reserves to meet its loan guarantee commitments; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

                                                                AS OF DECEMBER 31,
                                              ----------------------------------------------
                                                                                                         JUNE 30,
                                                1995                1996               1997                1998
                                              --------            --------             ----                ----
                                                               (AS RESTATED)
                                                              (IN THOUSANDS)
                                                                 (UNAUDITED)
Deferred Guarantee Fees..............       $ 5,234                $ 5,140         $ 4,287
Loan Loss Reserve....................        29,092                 28,241          21,136
Temporary Restricted Assets..........        46,063                 57,468          65,594
Unrestricted Assets..................         3,548                  3,047           3,358
Total Amounts Available for
  Guarantee Commitments..............       $83,937                $93,896         $94,375
                                            =======                =======         =======

         Subject to the minimum restrictions imposed by lending institutions and the segregated reserves discussed below under "Segregated Reserves for Private Loans Under the Programs," TERI establishes its loan loss reserve based on its management's estimates of probable losses arising from its guarantee commitments, based on the historical experience of TERI and those of other lending institutions and programs, and based on the results of a bi-annual actuarial study provided by an independent third party. TERI has significantly increased its total amounts available for guarantee commitments over the last two years in conjunction with an increase in the outstanding principal amount of loans guaranteed by TERI over such period.

         Recovery Rate. Unlike the Federal Guarantors' calculation of recovery rates discussed above, which consists of an annual measure of recoveries as compared to default claims, the recovery rate for TERI is determined by dividing the cumulative amount recovered from borrowers by the cumulative amount of default claims paid by TERI as a guarantor for the year when the loan defaulted. Consequently, the recovery rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. TERI's recovery rates as of June 30, 1998, with respect to loans defaulting in each of the three calendar years and the six-month period referred to below are as follows; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

             PERIOD OF                                                           CUMULATIVE CASH
              DEFAULT                                                       RECOVERY RATE (UNAUDITED)
              -------                                                       -------------------------

               1995..........................................       25%  (January 1, 1995--June 30, 1998)
               1996..........................................       12%  (January 1, 1996--June 30, 1998)
               1997..........................................        3%  (January 1, 1997--June 30, 1998)
               1998*.........................................            (January 1, 1998--June 30, 1998)

*        For the six-month period ending June 30, 1998.

         The appearance of a declining trend in the foregoing recovery rates can largely be attributed to the fact that each succeeding default year listed above includes one fewer year in which to obtain recoveries for the amounts paid out on guarantee claims in the default year.

         Claims Rate. Unlike the Federal Guarantors' calculation of claims rates discussed above, which consists of an annual measure of claims made to outstanding loan balances guaranteed at the start of that year, the claims rate for TERI set forth below is based on the aggregate amount of claims, whenever paid, on loans guaranteed by TERI in a particular year or period. The "Cohort Default Rate" refers to the total principal amount of defaulted loans for which guarantee payments were made by TERI (exclusive of any subsequent recoveries by TERI) for the cohort year (or period) as a percentage of the aggregate principal amount of loans guaranteed by TERI for the cohort year (or period). As a result, the claims rate information provided above for the Federal Guarantors is not comparable to that provided for TERI below. The following table sets forth the total defaults paid and the cohort default rate as of June 30 for each of the five calendar years and the six-month period referred to below; such information is not guaranteed as to accuracy or completeness and is not to be construed as a representation by the Seller or any of the Underwriters:

          YEAR IN WHICH LOANS                TOTAL DEFAULTS PAID FOR LOANS
              GUARANTEED                       GUARANTEED IN COHORT YEAR                      DEFAULT RATE
              ----------                       -------------------------                      ------------
             (COHORT YEAR)                       (DOLLARS IN THOUSANDS)                       (UNAUDITED)
                                                      (UNAUDITED)
1993.................................                   12,752                                    3.72%
1994.................................                    4,623                                    1.58%
1995.................................                    2,867                                    0.95%
1996.................................                      493                                    0.15%
1997.................................                        0                                    0.00%
1998*................................

         *        For the six-month period ending June 30, 1998.

         The declining trend reflected above in the claims rates experienced by TERI can largely be attributed to the fact that in each succeeding cohort year fewer loans guaranteed by TERI were in repayment. As the number of loans entering repayment increases, the percentage of loans becoming delinquent and subsequently defaulting also tends to increase. There can be no assurance that the claims rate experience of TERI for any future year will be similar to the historical claims rate experience set forth above.

         Segregated Reserves for Private Loans Under the Programs. A portion of the reserves described above that are maintained by TERI have been segregated solely to support its guarantee obligations under the Programs. These segregated reserves, which are not available to cover TERI-guaranteed loans outside of the Programs, are equally available to all holders of Private Loans made since 1990- 1991, which include both the Seller and third-party purchasers of the Seller's Private Loans, including but not limited to the Eligible Lender Trustee on behalf of the Trust. Draws on such segregated reserves will be paid in the order received, to the extent of amounts remaining in the segregated reserve account. Consequently, there may be one or more owners of Private Loans for which a claim could, in the event of a default by a student borrower, be filed against such segregated reserves. As a result, there can be no assurance that amounts in these segregated reserves will be available to support Guarantee Payments by TERI owing in respect of the Financed Private Loans made under the aforementioned Programs, or that such amounts, if available, will be sufficient to satisfy all existing Guarantee Payments due with respect to such Financed Private Loans. The Seller will assign the portion of its rights under the agreement implementing these segregated reserves that is attributable to such Financed Private Loans to the Trust.

         TERI has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to its Chief Financial Officer, 330 Stuart Street, Suite 500, Boston, Massachusetts 02116. HICA has agreed that it will provide a copy of its most recent audited financial statements to Securityholders upon receipt of a written request directed to __________.

         HICA

         [HICA information to be provided by KeyBank.]


                      POOL FACTORS AND TRADING INFORMATION

         Each of the "Class IA-1 Note Pool Factor," the "Class IA-2 Note Pool Factor," the "Class I-B Certificate Pool Factor" the "Class IIA-1 Note Pool Factor", the "Class IIA-2 Note Pool Factor" and the "Class II-B Certificate Pool Factor" (each, a "Pool Factor") is a seven-digit decimal which the Administrator will compute for each Distribution Date indicating the remaining outstanding principal balance of each class of Notes or the Certificate Balance of each class of Certificates, respectively, as of that Distribution Date (after giving effect to distributions on such Distribution Date), as a fraction of the initial outstanding principal balance of each class of Notes or each class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of each class of Notes or each class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal balance of each class of Notes or each class of Certificates, as applicable, is the product of (i) the original denomination of that Securityholder's Note or Certificate and (ii) the applicable Pool Factor.

         Pursuant to the Indenture and the Trust Agreement, the Securityholders will receive quarterly reports concerning the payments received on the Financed Student Loans, the reduction of the applicable Pre-Funded Amount resulting from Additional Fundings, the applicable Pool Balance, the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities--Reports to Securityholders."

                          DESCRIPTION OF THE SECURITIES

         Terms used in this section and not previously defined and not defined herein are defined under "Description of the Transfer and Servicing Agreements -- Distributions."

         GENERAL

         The Notes will be issued pursuant to the terms of the Indenture and the Certificates will be issued pursuant to the terms of the Trust Agreement. The following summary describes certain terms of the Notes, the Certificates, the Indenture and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Certificates, the Indenture and the Trust Agreement.

         Each class of Securities will initially be represented by one or more Notes and Certificates, respectively, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depository"), except as set forth below. The Securities will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Trust has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the

Securities. Unless and until Definitive Notes or Definitive Certificates are issued under the limited circumstances described herein, no Noteholder or Certificateholder will be entitled to receive a physical certificate representing a Note or Certificate. All references herein to actions by Noteholders or Certificateholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders or Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Notes or the Certificates, as the case may be, for distribution to Noteholders or Certificateholders in accordance with DTC's procedures with respect thereto. See "-- Book-Entry Registration" and "-- Definitive Securities."

         THE NOTES

         Distributions of Interest. Interest will accrue on the principal balance of each class of Notes at a rate per annum equal to the lesser of the Formula Rate for such Notes and the Student Loan Rate (each such interest rate being a "Note Interest Rate"). Interest will accrue from and including the Closing Date or from the most recent Distribution Date on which interest has been paid to but excluding the current Distribution Date (each an "Interest Period") and will be payable to the Noteholders on each Distribution Date. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date together with an amount equal to interest on such amount at the applicable Note Interest Rate. Interest payments on the Notes related to a Loan Group for any Distribution Date will generally be funded from Available Funds for such Loan Group and amounts on deposit in the Reserve Accounts for such Loan Group and, under certain limited circumstances, the Pre-Funding Account for such Loan Group, remaining after the distribution of the Servicing Fee allocable to such Loan Group for each of the two immediately preceding Monthly Servicing Payment Dates and of the Servicing Fee allocable to such Loan Group, and the Administration Fee allocable to such Loan Group for each Distribution Date. See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit Enhancement." If such sources are insufficient to pay the Noteholders' Interest Distribution Amount for each Loan Group for such Distribution Date, such shortfall will be allocated pro rata to the Group 1 Noteholders and the Group 2 Noteholders (based upon the total amount of interest then due on each class of Notes), as applicable.

         "Formula Rate" means for any class of Securities, the applicable Investor Index plus the applicable Margin.

         "Investor Index" means (x) in the case of the T-Bill Indexed Securities, the daily weighted average of the T-Bill Rates within such Interest Period (determined as described under "--Determination of the T-Bill Rates") or
(y) in the case of the LIBOR Indexed Securities, Three Month LIBOR (determined as described under "--Determination of LIBOR").

         The "Margin" for each class of Securities is as set forth under "Summary of Terms--Transaction Overview--Interest."

         The "Student Loan Rate" for any class of Securities for any Interest Period will equal the product of (a) the quotient obtained by dividing (i) 365 (or 366 in a leap year) by (ii) the actual number of days elapsed in such Interest Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the Loan Group related to such class of Securities for the Collection Period relating to such Interest Period less the Servicing Fees and the Administration Fee allocable to such Loan Group and payable on the related Distribution Date and any Servicing Fees allocable to such Loan Group paid on the two preceding Monthly Servicing Payment Dates during the related Collection Period and (ii) the denominator of which is the outstanding principal balance of the Securities as of the first day of such Interest Period.

          "Expected Interest Collections" for any Loan Group means, with respect to any Collection Period, the sum of (i) the amount of interest accrued, in the case of holders of Group 1 Securities, net of amounts required by the Higher Education Act to be paid to the Department or to be repaid to borrowers, with respect to the Financed Student Loans in Loan Group 1 for such Collection Period (whether or not such interest is actually paid), (ii) in the case of Loan Group 1, all Interest Subsidy Payments and Special Allowance Payments expected to be received by the Eligible Lender Trustee for such Collection Period (whether or not actually received) with respect to the Financed Student Loans in Loan Group 1 and (iii) Investment Earnings for such Collection Period for such Loan Group.

         Any Noteholders' Interest Index Carryover due on Notes related to a Loan Group that may exist on any Distribution Date will be payable to holders of such Notes on that Distribution Date on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover then owing on such Notes, and any succeeding Distribution Dates solely out of the amount of Available Funds for such Loan Group remaining in the Collection Account for such Loan Group on any such Distribution Date after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions." No amounts on deposit in the Reserve Accounts or the Pre-Funding Accounts will be available to pay any such Noteholders' Interest Index Carryover. Any amount of Noteholders' Interest Index Carryover due on Notes related to a Loan Group remaining after distribution of all Available Funds for such Loan Group on the applicable Note Final Maturity Date will never become due and payable and will be discharged on such date.

         Distributions of Principal. Principal payments will be made to the holders of Notes related to a Loan Group on each Distribution Date in an amount generally equal to the Principal Distribution Amount for such Loan Group for such Distribution Date, until the principal balance of such Notes is reduced to zero. Principal payments on the Notes related to a Loan Group will generally be derived from Available Funds for such Loan Group remaining after the distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions," provided, that, on any Distribution Date that the principal balance of the Notes related to a Loan Group exceeds the Note Collateralization Amount for such Loan Group, an amount equal to the Noteholders' Priority Principal Distribution Amount for such Loan Group will be distributed to Noteholders for such Loan Group prior to any payments to Certificateholders for such Loan Group. If such remaining amount of Available Funds is insufficient to pay the Noteholders' Priority Principal Distribution Amount, for any Distribution Date, such shortfall will be distributable to such Noteholders on subsequent Distribution Dates and (except with respect to the Final Maturity Date for such classes of Notes), such shortfall will not constitute an Event of Default. In addition, in the event the Financed Student Loans are not sold pursuant to the auction process described under "Description of the Transfer and Servicing Agreements--Termination," with respect to any Distribution Date occurring on or after the December 2008 Distribution Date, the Specified Collateral Balance for each Loan Group shall be reduced to zero and all amounts on deposit in the Collection Accounts (after distribution of the Servicing Fee for each of the two immediately preceding Monthly Servicing Payment Dates and the Servicing Fee, the Administrative Fee, the Noteholders' Interest Distribution Amount, any Noteholders' Priority Principal Distribution Amount, the Certificateholders' Interest Distribution Amount and any amounts necessary to reinstate the balance of the Reserve Accounts to their respective Specified Reserve Account Balance on such Distribution Date) will be distributed to the Noteholders and then to the Certificateholders as principal until the outstanding principal balance of the Notes and Certificates has been reduced to zero. See "Description of the Transfer and Servicing Agreements --Termination."

         Principal payments on the Notes related to a Loan Group will be applied on each Distribution Date, first, to the principal balance of the related Class A-1 Notes until such principal balance is reduced to zero and then to the principal balance of the related Class A-2 Notes until such principal balance is reduced to zero. The aggregate outstanding principal amount of each class of Notes will be payable in full on the respective Final Maturity Dates for each such class of Notes. The dates on which the Final Maturity Dates occur for each class of Notes are set forth in "Summary of Terms--Transaction Overview--Maturity Dates." On the Final Maturity Date, for each class of Notes, amounts on deposit in the applicable Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of such class of Notes to zero. Although the maturity of many of the Financed Student Loans will extend well beyond such final maturity dates, the actual date on which the aggregate outstanding principal and accrued interest of any class of Notes are paid may be earlier than the Final Maturity Date for such class of Notes, based on a variety of factors, including those described above under "Risk Factors -- Prepayment Risk from Pre-Funded Amount," "Risk Factors -- Prepayment, Maturity and Yield Risks," "Risk Factors--Prepayment Risks Differ Between the Notes and the Certificates" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."

         Mandatory Redemption. If, as of the Special Determination Date, the Group 1 Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Group 1 Subsequent Pool Pre-Funded Amount, if greater than $_________, will be distributed on the first Distribution Date thereafter to redeem each class of Group 1

Notes and prepay the Class I-B Certificates on a pro rata basis, based on the initial principal amount of each class of Group 1 Notes and the initial principal balance of the Class I-B Certificates; if such amount is $___________ or less, it will be distributed on the first Distribution Date thereafter only to holders of the Class IA-1 Notes.

         If, as of the Special Determination Date, the Group 2 Subsequent Pool Pre-Funded Amount has not been reduced to zero, then the remaining Group 2 Subsequent Pool Pre-Funded Amount, if greater than $_______ will be distributed on the first Distribution Date thereafter to redeem each class of Group 2 Notes and prepay the Class II-B Certificates on a pro rata basis, based on the initial principal balance of each Class of Group 2 Notes and the initial principal balance of the Class II-B Certificates; if such amount is $_________ or less, it will be distributed on the first Distribution Date thereafter only to the holders of the Class IIA-1 Notes.

         THE CERTIFICATES

         Distributions of Interest. Interest will accrue on the Certificate Balance of each class of Certificates at a rate per annum equal to the lesser of the Formula Rate for such Certificates and the Student Loan Rate (each such interest rate being a "Certificate Rate"). Such amounts will be distributable quarterly on each Distribution Date. Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the applicable Certificate Rate. Interest distributions with respect to the Certificates related to a Loan Group for such Distribution Date will generally be funded from the portion of the Available Funds for such Loan Group and the amounts on deposit in the Reserve Account for such Loan Group and, under certain limited circumstances, the "Pre-Funding Account" for such Loan Group, remaining after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions" for such Distribution Date. See "Description of the Transfer and Servicing Agreements -- Distributions," "-- Credit Enhancement -- Reserve Account" and "-- Additional Fundings."

         Any Certificateholders' Interest Index Carryover due on Certificates related to a Loan Group that may exist on any Distribution Date will be payable on that Distribution Date on a pro rata basis and any succeeding Distribution Dates solely out of the amount of Available Funds remaining in the Collection Account for such Loan Group on any such Distribution Date after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions." No amounts on deposit in the Reserve Accounts or Pre-Funding Accounts will be available to pay any such Certificateholders' Interest Index Carryover. Any amount of Certificateholders' Interest Index Carryover due on Certificates related to a Loan Group remaining after distribution of all Available Funds for such Loan Group on the Final Maturity Date for such Certificates will never become due and payable and will be discharged on such date.

         Distributions of Certificate Balance. Certificates related to a Loan Group will be entitled to distributions on each Distribution Date on and after which the Notes related to such Loan Group are paid in full in an amount generally equal to the Principal Distribution Amount for such Loan Group for such Distribution Date. Distributions with respect to principal payments on the Certificates related to a Loan Group for such Distribution Date will generally be funded from the portion of Available Funds for such Loan Group remaining after distribution of the amounts set forth in "Description of the Transfer and Servicing Agreements -- Distributions". See "Description of the Transfer and Servicing Agreements -- Distributions" and "-- Credit Enhancement -- Reserve Account."

         The outstanding Certificate Balance of each class of Certificates will be payable in full on the respective Final Maturity Dates for such Certificates. The dates on which the Final Maturity Dates occur for each class of Certificates are set forth in "The Summary--Transaction Overview--Maturity Dates." On the Final Maturity Date for each class of Certificates, amounts on deposit in the applicable Reserve Account, if any, will be available, if necessary, to be applied to reduce the Certificate Balance of such Certificates to zero. The actual date on which the aggregate outstanding Certificate Balance and accrued interest of the Certificates will be paid may be earlier than the respective Final Maturity Dates, however, based on a variety of factors, including those described above under "Risk Factors--Prepayment Risk from Pre-Funded Amount," "Risk Factors--Prepayment, Maturity and Yield Risks," "Risk Factors--Prepayment Risks Differ Between the Notes and the Certificates" and "The Financed Student Loan Pool--Maturity and Prepayment Assumptions."

         Subordination of the Certificates. The rights of the holders of Certificates of a related Loan Group to receive payments of interest are subordinated to the rights of the holders of Notes related to such Loan Group to receive payments of interest (and in certain circumstances, principal) and the rights of the holders of Certificates related to a Loan Group to receive payments of principal are subordinated to the rights of the holders of Notes related to such Loan Group to receive payments of interest and principal. Consequently, amounts on deposit in the related Collection Account and to the extent necessary, the related Reserve Account and, during the Funding Period, amounts allocable to such Loan Group's Other Additional Pre-Funding Subaccount, will be applied to the payment of interest on the related Notes before payment of interest on the Certificates related to such Loan Group. Moreover, the holders of Certificates related to a Loan Group will not be entitled to any payments of principal until the related Notes are paid in full. In addition, if
(i) an Event of Default occurs and is continuing under the Indenture or (ii) an Insolvency Event occurs and the Financed Student Loans are liquidated, all amounts due on the related Notes will be payable before any amounts are payable on the related Certificates. Additionally, if on any Distribution Date the outstanding principal balance of the Notes of a Loan Group (prior to giving effect to distributions on such Distribution Date) is in excess of the related Note Collateralization Amount, principal will be payable to the holders of such Notes in the amount of such excess to the extent of funds available before any amounts are payable to the holders of the related Certificates. If amounts otherwise allocable to the Certificates are used to fund payments of interest or principal on the Notes of a related Loan Group, distributions with respect to such Certificates may be delayed or reduced. Additionally, if on any Distribution Date the outstanding principal balance of the Notes related to a Loan Group (prior to giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount for such Loan Group, principal will be payable on such Notes in the amount of such excess to the extent of funds available therefor before any amounts are payable on the Certificates related to such Loan Group.

         DETERMINATION OF THE T-BILL RATES

         "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury bills sold at the most recent 91-day Treasury bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury bills cease to be reported as provided above, or that no such auction is held in a particular week, then the T-Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury bills shall again be reported or such an auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

         "Lock-In Period" means the period of days preceding any Distribution Date during which the Note Interest Rate or Certificate Rate, as applicable, in effect on the first day of such period will remain in effect until the end of the Accrual Period related to such Distribution Date.

         Accrued interest on any class of Notes (and any class of Certificates) which are T-Bill Indexed Securities from and including the Closing Date or the preceding Distribution Date, as applicable, to but excluding the current Distribution Date is calculated by multiplying the principal amount of such Notes (or Certificates) by an "accrued interest factor." This factor is calculated by adding the interest rates applicable to each day on which each such Note has been outstanding since the Closing Date or the preceding Distribution Date, as applicable, and dividing the sum by 365 (or by 366 in the case of accrued interest which is payable on a Distribution Date in a leap year) and rounding the resulting number to nine decimal places.

         The following table sets forth the accrued interest factors that would have been applicable to any Notes which are T-Bill Indexed Securities bearing interest at the indicated rates, assuming a 365-day year:


                                                                                      ASSUMED INTEREST
                                                                         -------------------------------------
              SETTLEMENT                          DAYS                    RATE ON                    INTEREST
                 DATE                         OUTSTANDING                THE NOTES                    FACTOR
                 ----                         -----------                ---------                    ------
1st............................................                           5.00000%                 0.000000000
2nd............................................    1                      5.00000                  0.000136986
3rd............................................    2                      5.00000                  0.000273973

4th............................................    3                      5.00000                  0.000410959
5th*...........................................    4                      5.15000                  0.000547945
6th............................................    5                      5.15000                  0.000689041
7th............................................    6                      5.15000                  0.000830137
8th............................................    7                      5.15000                  0.000971233
9th............................................    8                      5.15000                  0.001112329
10th...........................................    9                      5.15000                  0.001253425

* First interest rate adjustment (91-day Treasury bills are generally auctioned weekly).

         The numbers in this table are examples given for information purposes only and are in no way a prediction of interest rates on any Notes which are T-Bill Indexed Securities. A similar factor calculated in the same manner is applicable to the return on any Certificates which are T-Bill Indexed Securities.

         The Administrator makes information concerning the current 91-day Treasury Bill Rate and the accrued interest factor available through Bloomberg L.P.

DETERMINATION OF LIBOR

         Pursuant to the Transfer and Servicing Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the interest due on the Notes and Certificates which are LIBOR Indexed Securities and the Noteholders' Interest Index Carryover for such Notes and the Certificateholders' Interest Index Carryover for such Certificates, in each case, for each given Interest Period on the second Business Day prior to the commencement of each Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a Business Day is any day on which banks in London and New York City are open for the transaction of business. Interest due for any Interest Period will be determined based on the actual number of days in such Interest Period over a 360-day year.

         "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrator, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR Reset Period will be Three-Month LIBOR in effect for the previous LIBOR Reset Period.

         "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Reference Bank" means a leading bank (i) engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) not controlling, controlled by or under common control with the Administrator and
(iii) having an established place of business in London.

THE INDENTURE

         Modification of Indenture. With the consent of the holders of a majority of the outstanding Notes, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or


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

eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the Noteholders.

         Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture,
(iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, the Seller, an affiliate of either of them or any obligor on the Notes, (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Eligible Lender Trustee on behalf of the Trust to sell or liquidate the Financed Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes,
(vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         The Trust and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Noteholders so long as such action will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder.

         Events of Default; Rights Upon Event of Default. An "Event of Default" with respect to the Notes is defined in the Indenture as consisting of the following (except as described in the remaining sentences of this paragraph):
(i) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding;
(iv) any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within thirty days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders on any Distribution Date is limited to the amount of Available Funds on such date after payment of the Servicing Fee, the Administration Fee and the Noteholders' Interest Distribution Amount, up to an amount necessary to reduce the aggregate principal balance of the Notes and the Certificate Balance of the Certificates to the Specified Collateral Balance. Consequently, the failure to pay the entire unpaid principal amount of any class of Notes on the applicable Final Maturity Date will result in an Event of Default. THE FAILURE TO PAY THE APPLICABLE NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT ON ANY CLASS OF NOTES ON ANY DISTRIBUTION DATE SHALL NOT RESULT IN THE OCCURRENCE OF AN EVENT OF DEFAULT UNTIL THE FINAL MATURITY DATE FOR SUCH CLASS OF NOTES. IN ADDITION THE FAILURE TO PAY THE NOTEHOLDERS' INTEREST INDEX CARRYOVER OR THE CERTIFICATEHOLDERS' INTEREST INDEX CARRYOVER AS A RESULT OF INSUFFICIENT AVAILABLE FUNDS WILL NOT RESULT IN THE OCCURRENCE OF AN EVENT OF DEFAULT.

         If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of


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

the Notes then outstanding at any time prior to the entry of judgment for the payment of such amount if (i) the Trust has paid to the Indenture Trustee a sum equal to all amounts then due with respect to the Notes (without giving effect to such acceleration) and (ii) all Events of Default (other than nonpayment of amounts due solely as a result of such acceleration) have been cured or waived.

         If the Notes have been declared to be due and payable following an Event of Default with respect thereto, the Indenture Trustee may, in its discretion, either require the Eligible Lender Trustee to sell the Financed Student Loans, subject to compliance with the rights of first offer held by PHEAA, or elect to have the Eligible Lender Trustee maintain possession of the Financed Student Loans and continue to apply collections with respect to such Financed Student Loans as if there had been no declaration of acceleration. In addition, the Indenture Trustee is prohibited from directing the Eligible Lender Trustee to sell the Financed Student Loans following an Event of Default, other than a default in the payment of principal on a Final Maturity Date for a class of Notes or a default for five days or more in the payment of any interest on any Note, unless (i) the holders of all outstanding Notes consent to such sale,
(ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of such sale or
(iii) the Indenture Trustee determines that the collections on the Financed Student Loans would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of the Notes then outstanding; provided, further that the Indenture Trustee may not sell or otherwise liquidate the Financed Student Loans following an Event of Default, other than a default in the payment of any principal on the Final Maturity Date for a class of Notes or a default of five days or more on the payment of any interest on any Note, unless (iv) the proceeds of the sale or liquidation of the Financed Student Loans distributable to the Certificateholders are sufficient to pay to the Certificateholders the outstanding Certificate Balance of the Certificates plus accrued and unpaid return thereon or (v) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation distributable to the Certificateholders would not be sufficient to pay to the Certificateholders the outstanding Certificate Balance of the Certificates plus accrued and unpaid return thereon, the Certificateholders of at least a majority of the outstanding Certificate Balance of the Certificates consent thereto; provided, further that the Indenture Trustee may not sell or otherwise liquidate the Financed Student Loans following an Event of Default, other than a default in the payment of any principal on the Final Maturity Date for a class of Notes or a default of five days or more on the payment of any interest on any Note unless (vi) proceeds of the sale or liquidation of the Financed Student Loans distributable from such sale are sufficient (a) to pay to Noteholders, the outstanding principal balance of the Notes (other than the Noteholders Interest Index Carryover) and (b) to pay to Certificateholders, the outstanding Certificate Balance of the Certificates plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Index Carryover) or (vii) after receipt of notice from the Eligible Lender Trustee that the proceeds of such sale or liquidation would not be sufficient (a) to pay to Noteholders, the outstanding principal balance of the Notes (other than the Noteholders Interest Index Carryover) and (b) to pay to Certificateholders the outstanding Certificate Balance of the Certificates plus accrued and unpaid interest thereon (other than the Certificateholders' Interest Index Carryover). If the proceeds of any such sale are insufficient to pay the then outstanding principal amount of the Notes and any accrued interest, such proceeds shall be distributed to the Holders of Group 1 Notes and Group 2 Notes on a pro rata basis, based on the amount then owing on each class of Notes.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

         No holder of any Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the


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


holders of not less than 25% in principal amount of the outstanding Notes have requested in writing that the Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

         In addition, the Indenture Trustee and the Noteholders will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

         None of the Indenture Trustee, the Seller, the Administrator, the Servicers or the Eligible Lender Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

         Certain Covenants. The Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture,
(iii) no Event of Default has occurred and is continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the Notes and the Certificates would not be reduced or withdrawn by the nationally recognized rating agencies rating the Securities as a result of such merger or consolidation and (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Pennsylvania state tax consequence to the Trust or to any Certificateholder or Noteholder.

         The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

         The Trust may not engage in any activity other than financing, purchasing, owning, selling and managing the Financed Student Loans and the other assets of the Trust and making Additional Fundings, in each case in the manner contemplated by the Related Documents and activities incidental thereto.

         The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.

         Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

         Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

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         Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

         The Indenture Trustee. Bankers Trust Company, a New York banking corporation, will be the Indenture Trustee under the Indenture. The Seller maintains normal commercial banking relations with the Indenture Trustee.

BOOK-ENTRY REGISTRATION

         Persons acquiring beneficial ownership interests in the Notes may hold their interests through The Depository Trust Company ("DTC") in the United States or Cedel or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede & Co. ("Cede") as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the Indenture Trustee or the Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. It is anticipated that the only "Securityholder," "Certificateholder" and "Noteholder" will be Cede, as nominee for DTC. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such terms are used in the Indenture and the Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

         Transfers between DTC participants will occur in the ordinary way in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         Cross-market transfers between persons holding Notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary;


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

however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to the Notes offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

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

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Notes under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

         DTC has advised the Administrator that it will take any action permitted to be taken by a Securityholder under the Indenture or the Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         NONE OF THE TRUST, THE SELLER, THE SERVICER, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE NOR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR INTEREST ON THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

DEFINITIVE SECURITIES

         The Notes and the Certificates will initially be issued in book-entry form. The Notes and the Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

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

         Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive security representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the Indenture or the Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to Securityholders.

         Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

         Three or more holders of the Notes or one or more holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders.

         Three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance may, by written request to the Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other
Certificateholders with respect to their rights under the Trust Agreement or under the Certificates.

REPORTS TO SECURITYHOLDERS

         On each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the related quarterly report provided to the Indenture Trustee and the Trust described under "Description of Transfer and Servicing Agreements -- Statements to Indenture Trustee and Trust."

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Indenture or the Trust Agreement, as the case may be, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Tax Consequences."

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

GENERAL

         The following is a summary of certain terms of the Sale and Servicing Agreement, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase, the Servicers will service and the Administrator will perform certain administrative functions with respect to the Financed Student Loans; the Administration Agreement, pursuant to which the Administrator will undertake certain other administrative duties with respect to the Trust and the Financed Student Loans; and the Trust Agreement, pursuant to which the Trust will be created and the Certificates will


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be issued (collectively, the "Transfer and Servicing Agreements"). However, the
summary does not purport to be complete and is qualified in its entirety by reference to the provisions of such Transfer and Servicing Agreements.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

         On or prior to the Closing Date, the Seller will sell and assign to the Eligible Lender Trustee on behalf of the Trust, without recourse, its entire interest in the Initial Financed Student Loans, all collections received and to be received with respect thereto for the period on and after September 1, 1998 and all the Assigned Rights pursuant to the Sale and Servicing Agreement. Each Initial Financed Student Loan will be identified in schedules appearing as an exhibit to the Sale and Servicing Agreement. The Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Notes. The net proceeds received from the sale of the Notes and the Certificates will be applied to the purchase of the Financed Student Loans and the Assigned Rights and to the deposit of the Pre-Funded Amounts in the Pre-Funding Accounts. See "-- Additional Fundings" for a description of the application of funds on deposit in the Pre-Funding Accounts during the Funding Period.

         In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to the Financed Student Loans to the Trust for the benefit of the Certificateholders and the Noteholders, including, among other things, that (i) each Financed Student Loan, on the date on which transferred to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (ii) the information provided with respect to the Initial Financed Student Loans is true and correct as of the Statistical Cutoff Date and, in some cases, the Closing Date (iii) the information provided with respect to the Subsequent Pool Student Loans is true and correct as of the Statistical Cutoff Date and, as of the related Subsequent Cutoff Date, no claim has been made to a Guarantor with respect to such Student Loans, and (iv) each Financed Student Loan, at the time it was originated, complied and, at the Closing Date or Transfer Date (as defined below), as applicable, complies in all material respects with applicable federal and state laws (including, without limitation, the Higher Education Act, consumer credit, truth in lending, equal credit opportunity and disclosure laws) and applicable restrictions imposed by the Programs or under any Guarantee Agreement.

         Following the discovery by or notice to the Seller of a breach of any such representation or warranty with respect to any Financed Student Loan that materially and adversely affects the interests of the Certificateholders or the Noteholders in such Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect), the Seller will, unless such breach is cured within 60 days, repurchase such Financed Student Loan from the Eligible Lender Trustee, as of the first day following the end of such 60-day period that is the last day of a Collection Period, at the related Purchase Price as of the day of repurchase plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). In addition, the Seller will reimburse the Trust with respect to a Financed Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such representation or warranty by the Seller. The repurchase and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of the Trust, the Certificateholders or the Noteholders for any such uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to the Sale and Servicing Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

         To assure uniform quality in servicing and to reduce administrative costs, each Servicer will be appointed custodian of the promissory notes representing the Financed Student Loans which such Servicer is servicing by the Eligible Lender Trustee on behalf of the Trust. The Seller's and the Servicers' accounting and other records will reflect the sale and assignment of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

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         The Administrator will establish and maintain the Collection Accounts, the Pre-Funding Accounts, the Escrow Accounts, the Negative Carry Accounts and the Reserve Accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Certificateholders.

         Funds in the Collection Accounts, the Pre-Funding Accounts, the Escrow Accounts, the Negative Carry Accounts and the Reserve Accounts (collectively, the "Trust Accounts") will be invested as provided in the Sale and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to short-term U.S. government backed securities, certain highly rated commercial paper and money market funds and other investments acceptable to the Rating Agencies as being consistent with the rating of the Notes. Subject to certain conditions, Eligible Investments may include securities or other obligations issued by the Seller or its affiliates, or trusts originated by the Seller or its affiliates, or shares of investment companies for which the Seller or its affiliates may serve as the investment advisor. Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next Distribution Date. Investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the Financed Student Loans.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such accounts may be maintained with the Seller or any of its affiliates, if such accounts meet the requirements described in clause (a) of the preceding sentence. "Eligible Institution" means a depository institution (which may be, without limitation, the Seller or an affiliate thereof, the Eligible Lender Trustee or an affiliate thereof, or the Indenture Trustee, or an affiliate thereof) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has a long-term unsecured debt rating and/or a short-term unsecured debt rating acceptable to the two nationally recognized rating agencies rating the Securities; and (ii) whose deposits are insured by the FDIC.

ADDITIONAL FUNDINGS

         On the Closing Date, for administrative convenience, a portion of the Group 1 Pre-Funded Amount equal to the Group 1 Subsequent Pool Pre-Funded Amount will be allocated to an administrative subaccount of the Pre-Funding Account for Loan Group 1 the ("Group 1 Subsequent Pool Pre-Funding Subaccount") and a portion of the Group 2 Pre-Funded Amount equal to the Group 2 Subsequent Pool Pre-Funded Amount will be allocated to an administrative subaccount of the Pre-Funding Account for Loan Group 2 (the "Group 2 Subsequent Pool Pre-Funding Subaccount"). The remaining portion of the Group 1 Pre-Funded Amount equal to $_______ (the "Group 1 Other Additional Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account for Loan Group 1 (the "Group 1 Other Additional Pre-Funding Subaccount"). The remaining portion of the Group 2 Pre-Funded Amount equal to $_____ (the "Group 2 Other Additional Pre-Funded Amount") will be allocated to an administrative subaccount of the Pre-Funding Account (the "Group 2 Other Additional Pre-Funding Subaccount"). The Group 1 and Group 2 Subsequent Pool Pre-Funded Amounts may only be used by the Trust on or prior to the Special Determination Date to purchase from the Seller Subsequent Pool Student Loans to be included in Loan Group 1 and Loan Group 2, respectively. The Group 1 and Group 2 Subsequent Pool Pre-Funded Amounts will be reduced on each date Subsequent Pool Student Loans to be included in Loan Group 1 and Loan Group 2, respectively, are transferred to the Trust by the aggregate Purchase Price of such Subsequent Pool Student Loans transferred on such date for each Loan Group.

         The Trust intends to use funds on deposit in the related Subsequent Pool Pre-Funding Subaccount on or prior to the Special Determination Date to acquire the Subsequent Pool Student Loans to be included in Loan Group 1 or Loan Group 2, respectively. In the event that the Group 1 or Group 2 Subsequent Pool Pre-Funded Amount allocable to a Loan Group is insufficient to pay the Purchase Price of the Subsequent Pool Student Loans to be included in Loan

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Group 1 or Loan Group 2, as the case may be, then the amount of such deficiency may be withdrawn from the Group 1 or Group 2 Other Additional Pre-Funding Subaccount, as applicable. Pursuant to the Sale and Servicing Agreement, the Seller is obligated to sell, and the Eligible Lender Trustee on behalf of the Trust is obligated to purchase during the Funding Period, Other Subsequent Student Loans to be included in a Loan Group having an aggregate principal balance (net of the aggregate principal balance of the Financed Student Loans in such Loan Group repaid by any Other Subsequent Student Loans that are Consolidation Loans) of not less than $_______ with respect to Loan Group 1 and $______ with respect to Loan Group 2, (less the amount thereof, if any, used by the Trust to fund shortfalls in the payment of interest on the Securities as described herein) to the extent that such Other Subsequent Student Loans to be included in such Loan Group are available. Funds on deposit in the Group 1 and Group 2 Other Additional Pre-Funding Subaccounts will be used from time to time during the Funding Period, subject to certain limitations described below, together with any amounts on deposit in the applicable Escrow Account, to purchase from the Seller, for an amount equal to 100% of the aggregate principal balance thereof plus accrued interest (to the extent capitalized or to be capitalized), Other Subsequent Student Loans to be included in Loan Group 1 or Loan Group 2, as applicable, made by the Seller to those eligible borrowers who have Student Loans that are part of the pool of Initial Financed Student Loans as of the Statistical Cutoff Date or Subsequent Pool Student Loans as of the related Subsequent Cut-off Date and to pay Guarantee Fee Advances. See "The Student Loan Financing Business -- Federal Loans Under the Programs -- Federal Consolidation Loans" and "-- Private Loans Under the Programs -- Private Consolidation Loans." "Serial Loans" constitute Student Loans which are made to a borrower who is also a borrower under at least one outstanding Initial Financed Student Loan or Subsequent Pool Student Loan but do not include Stafford Loans made after July 1, 1998. The Seller expects that the total amount of Additional Fundings will approximate 100% of the sum of the Group 1 and Group 2 Pre-Funded Amounts by the last day of the Collection Period preceding the December 2000 Distribution Date; however, there can be no assurance that a sufficient amount of Additional Fundings will be made during such time. If, on the Special Determination Date, the Group 1 or Group 2 Subsequent Pool Pre-Funded Amount has not been reduced to zero, then such amounts will be distributed to Securityholders as described in "Description of the Securities--Notes--Mandatory Redemption." If the Group 1 or Group 2 Pre-Funded Amount has not been reduced to zero by the end of the Funding Period, any amounts remaining in the applicable Pre-Funding Account will be deposited into the applicable Collection Account for distribution on the immediately following Distribution Date. Such reduction in the Group 1 or Group 2 Pre-Funded Amount will result in a corresponding increase in the amount of principal distributable to the related Securities on such Distribution Date.

         During the period which will begin following the end of the Funding Period and end on the Loan Purchase Termination Date, the Trust will be obligated to (a) purchase Other Student Loans to be included in a Loan Group which meet the criteria described herein and (b) in the case of Loan Group 2 only, pay Guarantee Fee Advances related to Financed Student Loans in Loan Group 2, in each case, to the extent of Available Loan Purchase Funds available therefor. The Trust may not purchase any Other Subsequent Student Loans or any Other Student Loans which are (a) Stafford Loans, if after giving effect to such purchase Stafford Loans which are Other Subsequent Student Loans or Other Student Loans in an aggregate principal amount of $__________ have been purchased by the Trust, (b) Federal Consolidation Loans, if after giving effect to such purchase Federal Consolidation Loans which are Other Subsequent Student Loans or Other Student Loans in an aggregate principal amount of $__________ have been purchased by the Trust, (c) Private Consolidation Loans, if after giving effect to such purchase Private Consolidation Loans which are Other Subsequent Student Loans or Other Student Loans in an aggregate principal amount of $__________ have been purchased by the Trust and (d) Private Loans, which are not Private Consolidation Loans, if after giving effect to such purchase Private Loans, which are not Private Consolidation Loans and are Other Subsequent Student Loans or Other Student Loans in an aggregate principal amount of $__________ have been purchased by the Trust, in each case without giving effect to any capitalized interest accrued thereon. After the Loan Purchase Termination Date, Guarantee Fee Advances may continue to be paid from available funds.

         "Available Loan Purchase Funds" means for a Loan Group and with respect to any Collection Period and any Transfer Date after the Funding Period, the excess of Available Funds for such Loan Group (without giving effect to clause
(B) of the first proviso and the entire second proviso thereof) for the Collection Period relating to the Distribution Date next succeeding such Transfer Date that are on deposit in the Collection Account for such Loan Group on such Transfer Date (before giving effect to any application thereof) over the Accrued Expected Expense Payment for such Loan Group for such Distribution Date.

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         "Accrued Expected Expense Payment" means for a Loan Group for any
Transfer Date on which Other Student Loans to be included in such Loan Group are transferred to the Trust an amount equal to (x) the product of (i) the applicable Expected Rate multiplied by (ii) the sum of principal balances of the related Notes and Certificates as of such Transfer Date divided by (y) a fraction the numerator of which is the number of days between such Transfer Date and the last day of the preceding Collection Period and the denominator of which is 365 (or 366 in the case of a leap year).

         "Expected Rate" means for a Loan Group and with respect to any Transfer Dates after the end of the Funding Period on which other Student Loans are to be included in such Loan Group are transferred to the Trust, the sum of the weighted average of the Note Interest Rates and the Certificate Rate for the Notes and Certificates related to such Loan Group as of the first day of the related Collection Period plus (x) ____% in the case of the Expected Rate for Loan Group 1 and (y) ____% in the case of the Expected Rate for Loan Group 2.

         The Group 1 and Group 2 Other Additional Pre-Funded Amounts will also be available on each Monthly Servicing Payment Date to cover any shortfalls in payments of the Servicing Fee allocable to the applicable Loan Group and on each Distribution Date to cover any shortfalls in payments of the Servicing Fee allocable to such Loan Group, the Administration Fee allocable to such Loan Group, interest amounts payable in respect of the Notes and the Certificates related to such Loan Group (other than the Noteholders' Interest Index Carryover and the Certificateholders' Interest Index Carryover) for such Distribution Date for which funds otherwise available therefor for such Distribution Date are insufficient to make such distributions and after giving effect to the application of funds on deposit in the Reserve Account for such Loan Group to cover such shortfalls; provided, however, that the Group 1 and Group 2 Other Additional Pre-Funded Amounts will only be available to cover shortfalls in interest payments on the Certificates related to the applicable Loan Group to the extent that the Note Collateralization Amount for such Loan Group (after giving effect to such reductions in the Other Additional Pre-Funded Amount allocable to such Loan Group) would not be less than the outstanding principal balance of the Notes related to such Loan Group. Amounts withdrawn from any Pre-Funding Account for such purposes will not be replenished with future available funds.

         The obligation to purchase any Additional Student Loan (including a Student Loan in the Subsequent Pool) by the Eligible Lender Trustee on behalf of the Trust is subject to the following conditions, among others: (i) such Additional Student Loan must satisfy all applicable origination requirements and all other requirements specified in the Sale and Servicing Agreement or elsewhere, (ii) the Seller will not select such Additional Student Loan in a manner that it believes is adverse to the interests of the Securityholders and
(iii) the Seller will deliver certain opinions of counsel to the Indenture Trustee and the Rating Agencies with respect to the validity of the conveyance of such Additional Student Loan. In addition, (a) no Consolidation Loan will be transferred to the Trust unless at least one underlying student loan was held by the Eligible Lender Trustee on behalf of the Trust at the time of consolidation and (b) no Serial Loan will be transferred to the Trust unless the borrower of such loan is the borrower for one or more Financed Student Loans already owned by the Trust. On the fifteenth day (or, if such day is not a business day, the next succeeding business day) of each month or on certain other dates designated by the Seller during the Funding Period and during the period which begins following the end of the Funding Period and ends on the Loan Purchase Termination Date (each, a "Transfer Date"), the Seller will sell and assign, without recourse, to the Eligible Lender Trustee on behalf of the Trust, its entire interest in the Other Subsequent Student Loans or Other Student Loans, as applicable, made or, with respect to Subsequent Pool Student Loans, owned during the period preceding the applicable Transfer Date, in each case as of the date specified in the applicable Transfer Agreement to be delivered on such Transfer Date (each, a "Subsequent Cutoff Date"). Subject to the satisfaction of the foregoing conditions, the Seller will convey the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust on each such Transfer Date pursuant to the Sale and Servicing Agreement and the applicable Transfer Agreement (a "Transfer Agreement") executed by the Seller, the applicable Servicer, the Eligible Lender Trustee and the Administrator on such Transfer Date. Each such Transfer Agreement will include as an exhibit a schedule identifying each Additional Student Loan transferred on such Transfer Date. Upon such conveyance of Additional Student Loans to be included in a Loan Group to the Eligible Lender Trustee on behalf of the Trust, the Pool Balance for such Loan Group will increase in an amount equal to the aggregate principal balances of such Additional Student Loans (less any existing Financed Student Loans included in such Loan Group being repaid pursuant to any Consolidation Loans included within such Additional Student Loans) and an amount equal to the Purchase Price of such Additional Student Loans, will be withdrawn first from the applicable Escrow Account to the extent amounts are available therein and then (i) with respect to Subsequent Pool Student Loans and Other Subsequent Student Loans to be included in such Loan Group only, during the Funding Period, from the applicable Pre-Funding


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Account and (ii) with respect to Other Student Loans to be included in such Loan
Group only, during the period following the end of the Funding Period until the Loan Purchase Termination Date, from Available Loan Purchase Funds for such Loan Group on deposit in the applicable Collection Account, in each case on such date and transferred to the Seller. Amounts in any Escrow Account will not be available to purchase any Subsequent Pool Student Loan.

         With respect to any Consolidation Loan to be made by the Seller to a given borrower, the Eligible Lender Trustee on behalf of the Trust will convey to the Seller all Underlying Federal Loans and Underlying Private Loans, as applicable, held by it with respect to that borrower, as specified in a notice delivered by or on behalf of the Seller. In exchange for and simultaneously with such conveyance, the Seller will deposit an amount of cash equal to the principal balances of all such (x) Underlying Federal Loans, in the case of the Escrow Account for Loan Group 1 and (y) Underlying Private Loans, in the case of the Escrow Account for Loan Group 2, in each case, plus accrued interest thereon to the date of such conveyance. Each purchase of a Serial Loan will be funded by means of a transfer from (a) during the Funding Period, the applicable Pre-Funding Account and (b) after the end of the Funding Period until the Loan Purchase Termination Date, from Available Loan Purchase Funds on deposit in the applicable Collection Account, in each case, of an amount equal to the Purchase Price of such Serial Loan.

         Amounts on deposit in the Escrow Account will be invested in Eligible Investments (see "-- Accounts") and will be used on the succeeding Transfer Date, as described above, to purchase Additional Student Loans from the Seller. Any of such amounts remaining in an Escrow Account for a Loan Group on the Transfer Date after giving effect to the conveyance of all such Additional Student Loans to be included in such Loan Group on such Transfer Date will be deposited into the applicable Collection Account and distributed as Available Funds for such Loan Group on the Distribution Date immediately following such Transfer Date.

SERVICING PROCEDURES

         Pursuant to the Sale and Servicing Agreement, PHEAA and EFS have each agreed as Servicers to service, and perform all other related tasks with respect to, the Financed Student Loans acquired from time to time. PHEAA will be Servicer with respect to each of those Financed Student Loans which were made to a borrower whose initial graduate school student loan was for a school year prior to the 1997-1998 school year and with respect to any subsequent graduate student loans to that same borrower; EFS will be Servicer with respect to each of those Financed Student Loans which were made to a borrower whose initial graduate school student loan was for the 1997-1998 school year and with respect to any subsequent graduate student loans to that same borrower. So long as no claim is being made against a Guarantor for any Financed Student Loan, a Servicer will hold on behalf of the Trust the notes evidencing, and other documents relating to, that Financed Student Loan. With respect to the Financed Student Loans it is servicing, each Servicer is required pursuant to the Sale and Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), and to do so in the same manner as such Servicer has serviced student loans on behalf of the Seller and in compliance with all standards and procedures provided for in the Higher Education Act, the Guarantee Agreements and all other applicable federal and state laws.

         Without limiting the foregoing, the duties of each Servicer under the Sale and Servicing Agreement include, but are not limited to, the following: collecting and depositing into the Collection Accounts (or, in the event that daily deposits into the Collection Accounts are not required, paying to the Administrator) all payments with respect to the Financed Student Loans such Servicer is servicing, including claiming and obtaining any Guarantee Payments with respect thereto but excluding such tasks with respect to Interest Subsidy Payments and Special Allowance Payments (as to which the Administrator and the Eligible Lender Trustee have agreed to perform, see "--Administrator"), responding to inquiries from borrowers on such Financed Student Loans, investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, each Servicer will keep ongoing records with respect to such Financed Student Loans and collections thereon and will furnish quarterly and annual statements to the Administrator with respect to such information, in accordance with the Servicer's customary practices with respect to the Seller and as otherwise required in the Sale and Servicing Agreement. In its capacity as Servicer PHEAA will from time to time be required on behalf of the Trust to file claims against, and pursue the receipt of Guarantee Payments from, itself as a Federal Guarantor.

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PAYMENTS ON FINANCED STUDENT LOANS

         Except as provided below, each Servicer will deposit all payments on Financed Student Loans (from whatever source, except for guarantee payments made by TERI, which instead will be deposited by each Servicer into the TERI Guarantee Payment Account) and all proceeds of Financed Student Loans collected by it during each Collection Period into the applicable Collection Account within two business days of receipt thereof. Except as provided below, the Eligible Lender Trustee will deposit all Interest Subsidy Payments and all Special Allowance Payments with respect to the Financed Student Loans received by it during each Collection Period into the Collection Account for Loan Group 1 within two business days of receipt thereof.

         However, in the event that Key Bank USA, National Association satisfies certain requirements for quarterly remittances and the Rating Agencies affirm their ratings of the Notes and the Certificates at the initial level, then so long as Key Bank USA, National Association is the Administrator and provided that (i) there exists no Administrator Default (as described below) and (ii) each other condition to making quarterly deposits as may be specified by the Rating Agencies is satisfied, each Servicer and the Eligible Lender Trustee will pay all the amounts referred to in the preceding paragraph that would otherwise be deposited into the applicable Collection Account to the Administrator, and the Administrator will not be required to deposit such amounts into the applicable Collection Account until on or before the business day immediately preceding each Monthly Servicing Payment Date (to the extent of the Servicing Fee payable on such date) and on or before the business day immediately preceding each Distribution Date (to the extent of the remainder of such amounts). In such event, the Administrator will deposit the aggregate Purchase Amount of Financed Student Loans repurchased by the Seller and purchased by a Servicer into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into the applicable Collection Account, collections may be invested by the Administrator at its own risk and for its own benefit, and will not be segregated from funds of the Administrator.

SERVICER COVENANTS

         In the Sale and Servicing Agreement, each Servicer covenants that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Financed Student Loans such Servicer is servicing, maintain in effect all qualifications required in order to service such Financed Student Loans and comply in all material respects with all requirements of law in connection with servicing such Financed Student Loans, the failure to comply with which would have a materially adverse effect on the Certificateholders or the Noteholders; (b) it will not permit any rescission or cancellation of a Financed Student Loan such Servicer is servicing except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the Eligible Lender Trustee and the Indenture Trustee; (c) it will do nothing to impair the rights of the Certificateholders and the Noteholders in such Financed Student Loans and (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any such Financed Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable Programs requirements.

         Certain incentive programs currently or hereafter made available by the Seller to borrowers may also be made available by each Servicer to borrowers with Financed Student Loans. Any such incentive program that effectively reduces borrower payments on Financed Student Loans and is not required by the Higher Education Act will be applicable to the Financed Student Loans only if and to the extent that such Servicer receives payment from the Seller in an amount sufficient to offset such effective yield reductions.

         Under the terms of the Sale and Servicing Agreement, if the Seller or a Servicer discovers, or receives written notice, that any covenant of the Servicers set forth above has not been complied with by such Servicer in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the Certificateholders or the Noteholders in any Financed Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect), unless such breach is cured, such Servicer will purchase such Financed Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection


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

Period. In that event, such Servicer will be obligated to deposit into the applicable Collection Account an amount equal to the Purchase Amount of such Financed Student Loan and the Trust's interest in any such purchased Financed Student Loan will be automatically assigned to such Servicer. In addition, a Servicer will reimburse the Trust with respect to any Financed Federal Loan for any accrued interest amounts that a Federal Guarantor refuses to pay pursuant to its Guarantee Agreement due to, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department as a result of, a breach of any such covenant of such Servicer.

SERVICING COMPENSATION

         The Servicers will be entitled to receive, subject to the limitations set forth in the following paragraph, the Servicing Fee monthly in an amount in the aggregate equal to the sum of (i) 0.41% per annum of the sum of the Pool Balances as of the last day of the preceding calendar month and (ii) certain one-time fixed fees for each Financed Student Loan for which a forbearance period was granted or renewed or for which a guarantee claim was filed, in each case subject to adjustment, together with other administrative fees and similar charges, as compensation for performing the functions as servicers for the Trust described above. The total Servicing Fee will be allocated between the two Loan Groups based on each Loan Group's Pool Balance. The Servicing Fee set forth in clause (i) above may be subject to reasonable increase agreed to by the Administrator, the Eligible Lender Trustee and the Servicers to the extent that a demonstrable and significant increase occurs in the costs incurred by the Servicers in providing the services to be provided under the Sale and Servicing Agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, United States Postal Service postal rates or some other identifiable cost increasing event. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be payable on each Monthly Servicing Payment Date and will be paid solely out of Available Funds and amounts on deposit in the Reserve Accounts on such Monthly Servicing Payment Date.

         Notwithstanding the foregoing, in the event that the fee payable to the Servicers as defined above for any Monthly Payment Date would exceed 0.50% per annum of the sum of the Pool Balances as of the last day of the preceding calendar month (the "Capped Amount"), then the "Servicing Fee" for such Monthly Servicing Payment Date will instead be the Capped Amount for such date plus any deconversion fees referred to below. The remaining amount in excess of such Servicing Fee allocable to a Loan Group, together with any such excess amounts from prior Monthly Servicing Payment Dates allocable to such Loan Group that remain unpaid (the aggregate amounts allocable to each Loan Group being the "Excess Servicing Fee"), will be payable to the Servicers on each succeeding Distribution Date out of Available Funds for such Loan Group after payment on such Distribution Date of the amounts set forth in "Description of the Transfer and Servicing Agreements--Distributions." The Servicers will only be entitled to receive the Excess Servicing Fee allocable to a Loan Group if and to the extent that Available Funds for such Loan Group exist to make such payments after making all prior distributions and deposits.

         The Servicing Fee and the Excess Servicing Fee will compensate the Servicers for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Financed Student Loans, investigating delinquencies, pursuing, filing and collecting any Guarantee Payments, accounting for collections and furnishing monthly and annual statements to the Administrator. The Servicing Fee and the Excess Servicing Fee also will reimburse the Servicers for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Financed Student Loans.

         In the event of (i) any sale of the Financed Student Loans on behalf of the Trust to any person (other than the Seller, the Administrator, PHEAA or the Servicers) in which the purchaser elects to deconvert the Financed Student Loans and not retain PHEAA or EFS, as the case may be, as Servicer or (ii) any termination by the Trust of PHEAA or EFS, as the case may be, as Servicer of the Financed Student Loans, except for any termination for cause or as a result of any Servicer Default by PHEAA or EFS, as the case may be, the Trust shall pay to PHEAA or EFS, as the case may be, as a part of the Servicing Fee (not subject to the Capped Amount) the following deconversion fee, per loan, based on the status of the loan at the time of deconversion: (a) $115 for each in-school Stafford Loan, in-school deferred SLS Loan, Law Loan, Medical Loan, Dental Loan, Business Loan, Graduate Loan, Bar Exam Loan, and Residency Loan; and (b) $62.50 for each loan of any other status or loan type.


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

DISTRIBUTIONS

         Deposits to Collection Accounts. On or about the third business day prior to each Distribution Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the distributions to be made on such Distribution Date.

         On or before the business day preceding each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will cause (or will cause the Servicers and the Eligible Lender Trustee to cause) a portion of the amount of the Available Funds equal to the Servicing Fee, payable on such date to be deposited into the Collection Account for payment of the Servicing Fee. On or before the business day prior to each Distribution Date, the Administrator will cause (or will cause the Servicers and the Eligible Lender Trustee to cause) the amount of Available Funds to be deposited into the Collection Account.

         For purposes hereof, the term "Available Funds" means, for any Loan Group and with respect to a Distribution Date or any Monthly Servicing Payment Date, the sum of the following amounts received with respect to the related Collection Period (or, in the case of a Monthly Servicing Payment Date, the applicable portion thereof) to the extent not previously distributed:

                  (i) all collections received by the Servicers on the Financed Student Loans included in such Loan Group (including any Guarantee Payments received with respect to such Financed Student Loans other than any Guarantee Payments received from TERI) but net of (x) any Federal Origination Fee and Federal Consolidation Loan Rebate payable to the Department on Federal Consolidation Loans disbursed after October 1, 1993, and (y) any collections in respect of principal on the Financed Student Loans applied by the Trust to repurchase guaranteed loans from the Guarantors in accordance with the Guarantee Agreements;

                  (ii) with respect to Loan Group 1 only, any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the then elapsed portion of such Collection Period with respect to the Financed Federal Loans;

                  (iii) all proceeds of the Financed Student Loans included in such Loan Group which were liquidated ("Liquidated Student Loans") during the then elapsed portion of such Collection Period in accordance with the Servicers' customary servicing procedures, net of expenses incurred by the Servicers in connection with such liquidation and any amounts required by law to be remitted to the borrower on such Liquidated Student Loans ("Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans included in such Loan Group which were written off in prior Collection Periods or prior months of such Collection Period;

                  (iv) the aggregate Purchase Amounts received for those Financed Student Loans included in such Loan Group and repurchased by the Seller or purchased by a Servicer under an obligation which arose during the elapsed portion of such Collection Period;

                  (v) the aggregate amounts, if any, received from the Seller or a Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, with respect to the Financed Student Loans included in such Loan Group;

                  (vi) amounts deposited by the Seller into the Collection Account for such Loan Group in connection with the making of Consolidation Loans;

                  (vii) with respect to the first Distribution Date, the amount transferred for such Loan Group from the related Negative Carry Account to the related Collection Account;

                  (viii) Investment Earnings for such Distribution Date;

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


                  (ix) amounts withdrawn from the Reserve Account for such Loan Group in excess of the related Specified Reserve Account Balance and deposited into the related Collection Account;

                  (x) amounts withdrawn from the Escrow Account for such Loan Group and deposited into the related Collection Account;

                  (xi) with respect to the Distribution Date on or immediately after the end of the Funding Period, the amount transferred from the Pre-Funding Account for such Loan Group to the related Collection Account; and

                  (xii) with respect to Loan Group 2 only, the amounts withdrawn from the TERI Guarantee Payment Account and deposited into the Collection Account for Loan Group 2;

provided, however, that Available Funds for such Loan Group will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans included in such Loan Group, the Purchase Amount of which has been included in Available Funds for such Loan Group for a prior Distribution Date and (B) following the end of the Funding Period and prior to the Loan Purchase Termination Date, amounts withdrawn from the Collection Account for such Loan Group to purchase Other Student Loans or pay Guarantee Fee Advances during the period following the preceding Distribution Date and ending on or prior to such Distribution Date; provided, further, that if on any Distribution Date there would not be sufficient funds, after application of Available Funds for such Loan Group and amounts available from the Reserve Account for such Loan Group and the Pre-Funding Account for such Loan Group (1) to pay any of the items specified in clauses (i) through (iii), respectively, under "-- Distributions from Collection Accounts," for such Distribution Date and (2) if the principal balance of the related Notes (after giving effect to any distributions thereon on such Distribution Date) is less than or equal to the Note Collateralization Amount for such Notes, to pay the related Certificateholders' Interest Distribution Amount for such Distribution Date, then Available Funds for such Loan Group for such Distribution Date will include, in addition to the Available Funds for such Loan Group, amounts on deposit in the Collection Account for such Loan Group on the Determination Date relating to such Distribution Date which would have constituted Available Funds for such Loan Group for the Distribution Date succeeding such Distribution Date up to the amount necessary to pay, in the case of clause (1) above such items and in the case of clause (2) above such Certificateholders' Interest Distribution Amount, and the Available Funds for such succeeding Distribution Date will be adjusted accordingly.

         Distributions from Collection Accounts. On each Monthly Servicing Payment Date that is not a Distribution Date, the Administrator will instruct the Indenture Trustee to pay to the Servicers the Servicing Fee allocable to each Loan Group due with respect to the period from and including the preceding Monthly Servicing Payment Date from amounts on deposit in the applicable Collection Account.

         On each Distribution Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions with respect to each Loan Group, in the amounts and in the order of priority specified below, to the extent of the Available Funds for such Loan Group for the related Collection Period:

                  (i) to the Servicers, the Servicing Fee allocable to such Loan Group due on such Distribution Date and all prior unpaid Servicing Fees allocable to such Loan Group;

                  (ii) to the Administrator, the Administration Fee allocable to such Loan Group and all unpaid Administration Fees allocable to such Loan Group from prior Collection Periods;

                  (iii) to the holders of the related Notes, the Noteholders' Interest Distribution Amount for such Notes;

                  (iv) to the holders of the related Certificates, the Certificateholders' Interest Distribution Amount for such Certificates;

                  (v) to the applicable Reserve Account, an amount, up to the amount, if any, necessary to reinstate the balance of such Reserve Account to its Specified Reserve Account Balance;

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

                  (vi) to the holders of the related Notes, the related Noteholders' Principal Distribution Amount;

                  (vii) on each Distribution Date on and after which the related Notes have been paid in full, to the holders of the related Certificates, the related Certificateholders' Principal Distribution Amount;

                  (viii) to the Servicers, the aggregate unpaid amount, if any, of the Excess Servicing Fee allocable to such Loan Group;

                  (ix) to the holders of the related Notes on a pro rata basis, based on the amount of the Noteholders' Interest Index Carryover owing on each class of Notes, the aggregate unpaid amount of the Noteholders' Interest Index Carryover, if any;

                  (x) to the holders of the related Certificates, the aggregate unpaid amount of the related Certificateholders' Interest Index Carryover, if any;

                  (xi) to the Reserve Account for the other Loan Group, an amount, up to the amount, if any, necessary to reinstate the balance of such Reserve Account to its Specified Reserve Account Balance; and

                  (xii) to the Seller, any remaining amounts after application of clauses (i) through (xi).

         Additionally, if on any Distribution Date the outstanding principal balance of the Notes for a Loan Group (prior to giving effect to distributions on such Distribution Date) is in excess of the Note Collateralization Amount for such Notes, principal will be payable to the related Noteholders in the amount of the related Noteholders' Priority Principal Distribution Amount to the extent of funds available before any amounts are payable to the holders of the related Certificates.

         Upon any distribution to the Seller of any amounts included as Available Funds for any Loan Group, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts.

         For purposes hereof, the following terms have the following meanings:

         "Certificate Balance" (x) with respect to the Class I-B Certificates, equals $_________ as of the Closing Date and (y) with respect to the Class II-B Certificates, equals $_________ as of the Closing Date and in each case thereafter, equals the initial Certificate Balance, reduced by all amounts allocable to principal previously distributed to the applicable
Certificateholders.

         "Certificateholders' Distribution Amount" means, with respect to any Distribution Date, the Certificateholders' Interest Distribution Amount for the Certificates related to a Loan Group for such Distribution Date plus, for each Distribution Date on and after which the related Notes have been paid in full, the Certificateholders' Principal Distribution Amount for such Certificates for such Distribution Date.

         "Certificateholders' Interest Carryover Shortfall" means, for the Certificates related to a Loan Group and with respect to any Distribution Date, the excess of (i) the sum of the Certificateholders' Interest Distribution Amount for such Certificates on the preceding Distribution Date over (ii) the amount of interest actually distributed to the holders of such Certificates on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of such Certificates, to the extent permitted by law, at the applicable Certificate Rate from such preceding Distribution Date to the current Distribution Date.

         "Certificateholders' Interest Distribution Amount" means, for the Certificates related to a Loan Group and with respect to any Distribution Date, the sum of (i) the amount of interest accrued at the applicable Certificate Rate for the related Interest Period on the outstanding Certificate Balance for such Certificates on the immediately preceding Distribution Date, after giving effect to all distributions of principal to holders of such Certificates on such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and (ii) the Certificateholders' Interest


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

Carryover Shortfall for such Certificates for such Distribution Date; provided, that the Certificateholders' Interest Distribution Amount for such Certificates will not include any Certificateholders' Interest Index Carryover for such Certificates.

         "Certificateholders' Principal Distribution Amount" means, for the Certificates related to a Loan Group and on each Distribution Date on and after which the principal balance of the related Notes has been paid in full, the Principal Distribution Amount for such Loan Group for such Distribution Date (or, in the case of the Distribution Date on which the principal balance of the related Notes is paid in full, any remaining Principal Distribution Amount for such Loan Group not otherwise distributed to the holders of such Notes on such Distribution Date); provided, however, that the Certificateholders' Principal Distribution Amount for such Certificates will in no event exceed the Certificate Balance for such Certificates. In addition, on the applicable Final Maturity Date for such Certificates, the principal required to be distributed to the holders of such Certificates will include the amount required to reduce the outstanding principal balance of such Certificates to zero.

         "Net Government Receivable" means, with respect to Loan Group 1 only and any Distribution Date, the sum of the amount of Interest Subsidy Payments and Special Allowance Payments due from the Department less the amount owed to the Department for Federal Origination Fee and Federal Consolidation Loan Rebate as of the end of the related Collection Period.

         "Note Collateralization Amount" means, with respect to a Loan Group and any Distribution Date, the sum of (i) the Pool Balance for such Loan Group as of the end of the related Collection Period, (ii) the Group 1 or Group 2 Pre-Funded Amount, as applicable, as of the end of the related Collection Period, (iii) the amount on deposit in the Reserve Account for such Loan Group after giving effect to distributions on such Distribution Date, and (iv) with respect to Loan Group 1 only, the Net Government Receivable.

         "Noteholders' Distribution Amount" means, for the Notes related to a Loan Group and with respect to any Distribution Date, the sum of the Noteholders' Interest Distribution Amount for such Notes and the Noteholders' Principal Distribution Amount for such Notes for such Distribution Date.

         "Noteholders' Interest Carryover Shortfall" means, for the Notes related to a Loan Group and with respect to any Distribution Date, the excess of
(i) the sum of the Noteholders' Interest Distribution Amount for such Notes on the preceding Distribution Date over (ii) the amount of interest actually distributed to the holders of such Notes on such preceding Distribution Date, plus interest on the amount of such excess interest due to the holders of such Notes, to the extent permitted by law, at the weighted average of the Note Interest Rates for such Notes from such preceding Distribution Date to the current Distribution Date.

         "Noteholders' Interest Distribution Amount" means, for the Notes related to a Loan Group and with respect to any Distribution Date, the sum of
(i) the aggregate amount of interest accrued at the respective Note Interest Rate for the related Interest Period on the outstanding principal balance of each class of such Notes on the immediately preceding Distribution Date after giving effect to all principal distributions to Noteholders of each such class on such date (or, in the case of the first Distribution Date, on the Closing
Date) and (ii) the Noteholders' Interest Carryover Shortfall for such Notes for such Distribution Date; provided, that the Noteholders' Interest Distribution Amount for such Notes will not include any Noteholders' Interest Index Carryover for such Notes.

         "Noteholders' Principal Distribution Amount" means, for the Notes related to a Loan Group and with respect to any Distribution Date, the Principal Distribution Amount for such Notes for such Distribution Date; provided, however, that the Noteholders' Principal Distribution Amount for such Notes will not exceed the outstanding principal balance of such Notes. In addition, (i) on the Final Maturity Date for each related class of Notes, the principal required to be distributed to such class of Notes will include the amount required to reduce the outstanding principal balance of such class of Notes to zero, and
(ii) on the related Distribution Date following a sale of the Financed Student Loans in the manner described under "--Termination," the principal required to be distributed to the holders of Class A-2 Notes related to such Loan Group will include the amount required to reduce the outstanding principal balance of such Class A-2 Notes to zero. In the event that the outstanding balance of the related Notes is in excess of the Note


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Collateralization Amount for the related Loan Group, the Noteholders' Principal
Distribution Amount for such Notes will be reduced by the amount of any Noteholders' Priority Principal Distribution Amount for such Notes.

         "Noteholders' Priority Principal Distribution Amount" means, for the Notes related to a Loan Group and with respect to any Distribution Date, the excess of (i) the aggregate outstanding principal balance of such Notes (after giving effect to any distributions on such Distribution Date) over (ii) the Note Collateralization Amount for the related Loan Group.

         "Pool Balance" means, for a Loan Group, at any time, the aggregate principal balance of the Financed Student Loans in such Loan Group at the end of the preceding Collection Period (including accrued interest thereon for such Collection Period to the extent such interest will be capitalized upon commencement of repayment), after giving effect to the following without duplication: (i) all payments received by the Trust related to the Financed Student Loans in such Loan Group during such Collection Period from or on behalf of borrowers, Guarantors (except with respect to any guarantee payments made by TERI in excess of the Maximum TERI Payments Amount) and, with respect to certain payments on certain Financed Federal Loans, the Department (collectively, "Obligors"), (ii) all Purchase Amounts received by the Trust related to the Financed Student Loans in such Loan Group for such Collection Period from the Seller or the Servicers, (iii) all Additional Fundings made from the applicable Escrow Account and the applicable Pre-Funding Account or the related Available Loan Purchase Funds with respect to such Collection Period and (iv) all losses realized on Financed Student Loans in such Loan Group liquidated during such Collection Period.

         "Principal Distribution Amount" means, for a Loan Group and with respect to any Distribution Date, the amount by which the sum of the outstanding principal balance of the related Notes and the related Certificates exceeds the Specified Collateral Balance for such Loan Group for such Distribution Date.

         "Specified Collateral Balance" means, for a Loan Group and with respect to any Distribution Date, the sum of (a) the Pool Balance for such Loan Group as of the last day of the related Collection Period plus (b) the Group 1 or Group 2 Pre-Funded Amount, as applicable, as of the last day of the related Collection Period for such Distribution Date. In the event that the Financed Student Loans are not sold pursuant to the auction process described under "Termination," with respect to any Distribution Date occurring on or after the December 2008 Distribution Date, the Specified Collateral Balance for such Loan Group will be zero.

CREDIT ENHANCEMENT

         Negative Carry Accounts. Pursuant to the Sale and Servicing Agreement, each Negative Carry Account will be created with an initial deposit by the Seller on the Closing Date of cash or certain Eligible Investments in an amount equal to the Negative Carry Account Initial Deposit for such Negative Carry Account. On the date on which all of the Subsequent Pool Student Loans to be included in a Loan Group that can be transferred to the Trust have been transferred, but in no event later than the Special Determination Date (the "Final Subsequent Transfer Date"), the Administrator will instruct the Indenture Trustee to withdraw from the applicable Negative Carry Account and deposit into the applicable Collection Account an amount equal to the difference (if positive) between (i) the product of (a) a fraction the numerator of which is the actual number of days from the Cutoff Date to the Subsequent Cutoff Date relating to the Student Loans to be included in such Loan Group transferred on the Final Subsequent Transfer Date, and the denominator of which is 365, (b) the current weighted average of the Note Interest Rates (as defined under "Description of the Securities -- The Notes") for the related Notes and the Certificate Rate (as defined under "Description of the Securities--the Certificates") for the related Certificates as measured for the period of time commencing on the Closing Date and ending on the Final Subsequent Pool Transfer Date, and (c) the Group 1 or Group 2 Subsequent Pool Pre-Funded Amount, as the case may be, minus (ii) the investment earnings on the Group 1 or Group 2 Subsequent Pool Pre-Funded Amount, as the case may be. After making such deposit to the applicable Collection Account, any amounts remaining in such Negative Carry Account shall be released to the Seller.

         Reserve Accounts. Pursuant to the Sale and Servicing Agreement, each Reserve Account will be created with an initial deposit by the Seller on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit for such Reserve Account. Each Reserve Account will be augmented on each Distribution Date by deposit therein of the amount, if any, necessary to reinstate the balance of such Reserve Account to the related


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Specified Reserve Account Balance from the amount of Available Funds for the related Loan Group remaining after payment of the amounts set forth under "Description of the Transfer and Servicing Agreements--Distributions," all for such Distribution Date. Each Reserve Account will also be augmented on each date that a Subsequent Pool Student Loan to be included in the related Loan Group is transferred by the Seller to the Trust by a transfer from the related Pre-Funding Account of a portion of the Purchase Price payable to the Seller in respect of such Subsequent Pool Student Loan in an amount equal to 0.50% of the aggregate principal balance of such Student Loan. As described below, subject to certain limitations, amounts on deposit in each Reserve Account will be withdrawn and deposited into the related Collection Account and included as Available Funds for the related Loan Group for distribution to the extent that the amount on deposit in such Reserve Account exceeds the related Specified Reserve Account Balance.

         "Specified Reserve Account Balance" with respect to Loan Group 1 means
________.

         "Specified Reserve Account Balance" with respect to Loan Group 2 means
________.

          Funds will be withdrawn from the Reserve Account for a Loan Group to the extent that the amount of Available Funds for such Loan Group is insufficient to pay the Servicing Fee allocable to such Loan Group on any Monthly Servicing Payment Date and any of the items specified in clauses (i) through (iv) under "-- Distributions -- Distributions from Collection Account" with respect to such Loan Group on any Distribution Date; provided, however, that amounts on deposit in such Reserve Account shall only be available to cover shortfalls in interest payments on the related Certificates to the extent that the Note Collateralization Amount for such Loan Group (after giving effect to such withdrawals from such Reserve Account) is not less than the outstanding principal balance of the related Notes. Such funds will be paid from such Reserve Account to the Servicers on a Monthly Servicing Payment Date, and to the persons and in the order of priority specified for distributions out of the applicable Collection Account in such clauses (i) through (iv) on a Distribution Date. In addition, on the Final Maturity Dates for the related Securities, amounts on deposit in such Reserve Account, if any, will be available, if necessary, to be applied to reduce the principal balance of the applicable Securities to zero. Amounts on deposit in the Reserve Accounts will not be available to cover any reimbursement for unpaid Excess Servicing Fee, Noteholders' Interest Index Carryover or Certificateholders' Interest Index Carryover.

         If the amount on deposit in the Reserve Account for a Loan Group on any Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the applicable Specified Reserve Account Balance for such Distribution Date, subject to certain limitations, the Administrator will instruct the Indenture Trustee to deposit the amount of the excess into the applicable Collection Account for distribution as Available Funds for such Loan Group on such Distribution Date. Upon any distribution to the Seller of any amounts included as Available Funds for a Loan Group, neither the Noteholders nor the Certificateholders will have any rights in, or claims to, such amounts. Subject to the limitation described in the preceding sentence, amounts held from time to time in the Reserve Accounts will continue to be held for the benefit of the Trust.

         The Reserve Account for a Loan Group is intended to enhance the likelihood of timely receipt by the holders of the related Notes and the holders of the related Certificates of the full amount of interest due them and to decrease the likelihood that such holders will experience losses. In certain circumstances, however, such Reserve Account could be depleted.

         Subordination of the Certificates. The rights of the holders of Certificates related to a Loan Group to receive payments of interest are subordinated to the rights of the holders of the related Notes to receive payments of interest (and, in certain circumstances, principal) and the rights of the holders of such Certificates to receive payments of principal are subordinated to the rights of the holders of the related Notes to receive payments of interest and principal. Consequently, amounts on deposit in the applicable Collection Account, the applicable Reserve Account and the applicable Pre-Funding Account will be applied to the payment of interest on such Notes before payment of interest on such Certificates and will be applied to the payment of principal on such Notes before payment of principal on such Certificates. In addition if (i) an Event of Default should occur and be continuing under the Indenture or (ii) an Insolvency Event should occur and the Financed Student Loans were liquidated, all amounts due on the related Notes will be payable before any amounts are payable on the related Certificates. Also if the outstanding principal balance of the Notes related to a Loan Group is in excess of the Note Collateralization Amount for such Loan Group, principal will


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be payable to holders of such Notes in the amount of such excess to the extent of funds available before any amounts are payable to holders of the related Certificates. See "Description of the Securities--The
Certificates--Subordination of the Certificates" and "Risk
Factors--Subordination of Certificates to Notes."

         TERI Guarantee Payment Account. Pursuant to the Sale and Servicing Agreement, the Seller will establish and maintain with Bankers Trust Company, as collateral agent (in such capacity, the "Collateral Agent"), an account (the "TERI Guarantee Payment Account"). The TERI Guarantee Payment Account will be owned by the Seller and will not be an asset of the Trust but will be pledged by the Seller to the Collateral Agent for the benefit of the Securityholders. During any Collection Period, upon receipt by any Servicer of a guarantee payment made by TERI with respect to any of the Financed Private Loans, such Servicer shall deposit such guarantee payment into the TERI Guarantee Payment Account. On each Distribution Date, funds on deposit in the TERI Guarantee Payment Account shall be included in Available Funds for Loan Group 2 and deposited into the Collection Account for such Loan Group until the aggregate of all funds that have been withdrawn from the TERI Guarantee Payment Account and deposited into such Collection Account since the Closing Date equal the Maximim TERI Payments Amount. Any funds on deposit in the TERI Guarantee Payment Account in excess of such amount shall be released to the Seller.

         Cross-Collateralization Provisions. In addition to the use of Available Funds from collections on Financed Student Loans in a Loan Group to make deposits into the Reserve Account for such Loan Group up to the related Specified Reserve Account Balance, Available Funds from collections on Financed Student Loans in the other Loan Group (after the payment of any Certificateholders' Interest Index Carryover as set forth in "Description of the Transfer and Servicing Agreements - Distributions") shall be available to make deposits into the Reserve Account for such other Loan Group up to the related Specified Reserve Account Balance.

STATEMENTS TO INDENTURE TRUSTEE AND TRUST

         Prior to each Distribution Date, the Administrator (based on the quarterly statements and other information provided to it by the Servicers) will provide to the Indenture Trustee and the Trust, as of the close of business on the last day of the preceding Collection Period, a statement which will include the following information with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates relating to each Loan Group, to the extent applicable:

                  (i) the amount of the distribution allocable to principal of each class of Group 1 and Group 2 Securities;

                  (ii) the amount of the distribution allocable to interest on each class of Group 1 and Group 2 Securities, together with the interest rates applicable with respect thereto (indicating whether such interest rates are based on the applicable Investor Index or on the Student Loan Rate and specifying what each such interest rate would have been if it had been calculated using the alternate basis; provided that no such calculation of the Student Loan Rate will be required to be made unless the Investor Index for such Interest Period is 100 basis points greater than the Investor Index of the preceding Determination Date or, with respect to T-Bill Indexed Securities only, the 52 Week Treasury Bill Rate is 100 basis points less than the T-Bill Rate as of such Determination Date);

                  (iii) the amount of the distribution, if any, allocable to any Noteholders' Interest Index Carryover and any Certificateholders' Interest Index Carryover for each Loan Group, together with the outstanding amount, if any, of each thereof after giving effect to any such distribution;

                  (iv) the Pool Balance for each Loan Group as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported as described in clause (i) above;

                  (v) for each Loan Group, the aggregate outstanding principal balance of each Class of Notes, the Certificate Balance for each Class of Certificates and each Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

                  (vi) the amount of the Servicing Fee and any Excess Servicing Fee paid to the Servicers and the amount of the Administration Fee paid to the Administrator, respectively, with respect to such Collection Period, and the amount, if any, of the Excess Servicing Fee remaining unpaid after giving effect to any such payment in each case as allocable to each Loan Group;

                  (vii) the amount of the aggregate Realized Losses for each Loan Group, if any, for such Collection Period and the balance of Financed Student Loans for each Loan Group that are delinquent in each delinquency period as of the end of such Collection Period;

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                  (viii) the balance of each Reserve Account on such
         Distribution Date, after giving effect to changes therein on such Distribution Date;

                  (ix) for Distribution Dates during the Funding Period, the remaining Pre-Funded Amount for each Loan Group on such Distribution Date, after giving effect to changes therein during the related Collection Period;

                  (x) for the first Distribution Date, the amount, if any, remaining in the Group 1 and Group 2 Subsequent Pool Pre-Funding Subaccounts that has not been used to acquire Subsequent Pool Student Loans and is being paid out to the related Noteholders and Certificateholders; and

                  (xi) for the first Distribution Date on or following the end of the Funding Period, the amount of any remaining Group 1 and Group 2 Pre-Funded Amount that has not been used to make Additional Fundings and is being paid out to the related Noteholders.

         "Realized Losses" means, for a Loan Group, the excess of the principal balance of the Liquidated Student Loans in such Loan Group over the related Liquidation Proceeds to the extent allocable to principal.

         "52 Week T-Bill Rate" means, on any date of determination, the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to the preceding June 1.

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Trust and the Indenture Trustee annually a statement (based on a limited examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Servicers during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1998) with certain standards under the Sale and Servicing Agreement relating to the servicing of the Financed Student Loans.

         The Sale and Servicing Agreement will further provide that a firm of independent public accountants (which may be the same firm referred to in the immediately preceding paragraph) will furnish to the Trust and the Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Administrator during the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1998) with all applicable standards under the Sale and Servicing Agreement and the Administration Agreement relating to the administration of the Trust and the Financed Student Loans.

         The Sale and Servicing Agreement will also provide for delivery to the Trust and the Indenture Trustee, concurrently with the delivery of each statements of compliance referred to above, of a certificate signed by an officer of each Servicer or the Administrator, as the case may be, stating that, to his knowledge, such Servicer or the Administrator, as the case may be, has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding calendar year (or, in the case of the first such certificate, the period from the Closing Date to December 31, 1998) or, if there has been a default in the fulfillment of any such obligation, describing each such default. Each of the Servicers and the Administrator has agreed to give the Indenture Trustee and the Eligible Lender Trustee notice of certain Servicer Defaults and Administrator Defaults, respectively, under the Sale and Servicing Agreement.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

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CERTAIN MATTERS REGARDING THE SERVICERS

         The Sale and Servicing Agreement will provide that neither PHEAA nor EFS may resign from its obligations and duties as Servicers thereunder, except upon determination that PHEAA's or EFS's, as the case may be, performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed PHEAA's or EFS's, as the case may be, servicing obligations and duties under the Sale and Servicing Agreement.

         The Sale and Servicing Agreement will further provide that neither of the Servicers nor any of their respective directors, officers, employees or agents will be under any liability to the Trust, the Noteholders or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, that neither of the Servicers nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations or duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicers are under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in the Sale and Servicing Agreement, any entity into which a Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which a Servicer is a party, or any entity succeeding to the business of a Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of a Servicer, will be the successor of a Servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT; ADMINISTRATOR DEFAULT

         "Servicer Default" under the Sale and Servicing Agreement will consist of (i) any failure by a Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts (or, in the event that daily deposits into the Collection Accounts are not required, to the Administrator) any collections, Guarantee Payments (except for certain TERI Guarantee Payments) or other amounts received with respect to the Financed Student Loans, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by such Servicer or after discovery by such Servicer; (ii) any failure by a Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to such Servicer by the Indenture Trustee, the Eligible Lender Trustee, the other Servicer or the Administrator or (2) to such Servicer and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a Servicer and certain actions by a Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations and (iv) failure by a Servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

         "Administrator Default" under the Sale and Servicing Agreement or the Administration Agreement will consist of (i)(A) in the event that daily deposits into the Collection Accounts are not required, any failure by the Administrator to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any Monthly Servicing Payment Date or Distribution Date, as applicable, or (B) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts on any Monthly Servicing Payment Date or any Distribution Date, which failure in case of either clause (A) or (B) continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee is received by the Administrator or after discovery by the Administrator; (ii) any failure by the Administrator duly to observe or perform in any material respect any other covenant or agreement in the Administration Agreement or the Sale and Servicing Agreement which failure materially and adversely affects the rights of Noteholders or Certificateholders and which continues unremedied for 60 days after the giving of written


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notice of such failure (1) to the Administrator by the Indenture Trustee or the
Eligible Lender Trustee or (2) to the Administrator and to the Indenture Trustee and the Eligible Lender Trustee by holders of Notes or Certificates, as applicable, evidencing not less than 25% in principal amount of the outstanding Notes or Certificates; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Administrator and certain actions by the Administrator indicating its insolvency or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT AND ADMINISTRATOR DEFAULT

         As long as a Servicer Default under the Sale and Servicing Agreement or an Administrator Default under the Sale and Servicing Agreement or the Administration Agreement remains unremedied, the Indenture Trustee or holders of Notes evidencing not less than 25% in principal amount of then outstanding Notes may terminate all the rights and obligations of the applicable Servicer under the Sale and Servicing Agreement, or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, whereupon a successor servicer or administrator appointed by the Indenture Trustee, or the Indenture Trustee, will succeed to all of the responsibilities, duties and liabilities of the applicable Servicer under the Sale and Servicing Agreement, or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for a Servicer or the Administrator, and no Servicer Default or Administrator Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting such a transfer. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer whose regular business includes the servicing of student loans or a successor administrator whose regular business includes administering trusts containing pools of loans or receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the compensation to the Servicers under the Sale and Servicing Agreement or the Administrator under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, unless such compensation arrangements will result in a downgrading of the Notes and the Certificates by any Rating Agency. In the event a Servicer Default or an Administrator Default occurs and is continuing, the Indenture Trustee or the holders of Notes, as described above, may remove the applicable Servicer or the Administrator, as the case may be, without the consent of the Eligible Lender Trustee or any of the holders of Certificates. Moreover, only the Indenture Trustee or the holders of Notes, and not the Eligible Lender Trustee or the holders of Certificates, have the ability to remove a Servicer or the Administrator, as the case may be, if a Servicer Default or an Administrator Default occurs and is continuing.

WAIVER OF PAST DEFAULTS

         The holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding aggregate Certificate Balances, in the case of any default which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all Noteholders and Certificateholders, waive any default by a Servicer in the performance of its obligations under the Sale and Servicing Agreement, or any default by the Administrator of its obligations under the Sale and Servicing Agreement and the Administration Agreement, as the case may be, and their respective consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or giving instructions regarding the same in accordance with the Sale and Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Servicers and the Administrator which could materially adversely affect the Certificateholders. No such waiver will impair the Noteholders' or the Certificateholders' rights with respect to subsequent defaults.

         Unless and until Definitive Securities are issued, holders of Notes and Certificates will not be recognized by the Indenture Trustee or the Eligible Lender Trustee as "Noteholders" or "Certificateholders," as the case may be (as such terms are used in the Indenture and the Trust Agreement, respectively). Hence, until Definitive Securities are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC, Cedel or Euroclear and their respective participating organizations.

AMENDMENT


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



         The Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the Noteholders or the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the Indenture Trustee and the Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. The Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Servicers, the Eligible Lender Trustee and the Indenture Trustee, as applicable, with the consent of the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes and the holders of Certificates evidencing at least a majority of the aggregate Certificate Balances for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of the holders of Notes or the holders of Certificates; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the holders of Notes or the holders of Certificates or (ii) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

INSOLVENCY EVENT

         If any of certain events of insolvency or receivership, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Seller or certain actions by the Seller indicating its insolvency or inability to pay its obligations (each, a "Seller Insolvency Event") occurs, the Financed Student Loans will be liquidated and the Trust will be terminated 90 days after the date of such Seller Insolvency Event, unless, before the end of such 90-day period, the Eligible Lender Trustee shall have received written instructions from the holders of the Certificates (other than the Seller) representing more than 50% of the aggregate unpaid principal amount of the Certificates (not including the principal amount of Certificates held by the Seller) to the effect that such group disapproves of the liquidation of the Financed Student Loans and termination of the Trust. Promptly after the occurrence of any Seller Insolvency Event, notice thereof is required to be given to Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust, the Eligible Lender Trustee will direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. Each of PHEAA, TERI and certain other unrelated third parties will be given the opportunity, upon 30 days' prior notice of any such proposed sale, to bid to purchase the Financed Student Loans and, if any such entity is the highest bidder, the Financed Student Loans must be sold to that entity. The proceeds from any such sale, disposition or liquidation of the Financed Student Loans will be treated as collections thereon and deposited in the Collection Accounts. If the proceeds from the liquidation of the Financed Student Loans and any amounts on deposit in the Reserve Accounts are not sufficient to pay the Notes in full, the amount of principal returned to the holders of Notes will be delayed and the holders of Notes will incur a loss. If such amounts are not sufficient to pay the Notes and the Certificates in full, the amount of principal returned to the holders of Certificates will be delayed and the holders of Certificates will incur a loss.

         The Trust Agreement provides that the Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all holders of Certificates and the delivery to the Eligible Lender Trustee by each holder of Certificates of a certificate certifying that such holder reasonably believes that the Trust is insolvent.

PAYMENT OF NOTES

         Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the holders of Certificates will succeed to all the rights of the holders of Notes, under the Sale and Servicing Agreement, except as otherwise provided therein.

SELLER LIABILITY

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         Under the Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a holder of Notes or a holder of Certificates in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the [Delaware Revised Uniform Limited Partnership Act] in which the Seller was a general partner.

TERMINATION

         The obligations of the Servicers, the Seller, the Administrator, the Eligible Lender Trustee and the Indenture Trustee pursuant to the Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last Financed Student Loan and the disposition of any amount received upon liquidation of any remaining Financed Student Loans and (ii) the payment to the holders of Notes and the holders of Certificates of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements. In order to avoid excessive administrative expense, the Seller is permitted at its option to repurchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the sum of the then outstanding Pool Balances is 5% or less than the sum of the Initial Pool Balances, all remaining Financed Student Loans at a price sufficient to retire the Certificates concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to holders of Notes and holders of Certificates therefrom, will be conveyed and transferred to the Seller.

         Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the December 2008 Distribution Date will be offered for sale by the Indenture Trustee. KeyCorp, its affiliates (other than the Seller), PHEAA, TERI and unrelated third parties may offer bids to purchase such Financed Student Loans on such Distribution Date. If at least two bids are received, the Indenture Trustee will solicit and resolicit bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The Indenture Trustee will accept the highest of such remaining bids if it is equal to or in excess of an amount (the "Minimum Purchase Amount") equal to the greatest of (i) the Auction Purchase Amount, (ii) the fair market value of such Financed Student Loans as of the end of the Collection Period immediately preceding such Distribution Date and (iii) the aggregate unpaid principal amount of the Notes and principal balance of the Certificates plus, in each case, accrued and unpaid interest thereon payable on such Distribution Date (other than any Noteholders' Interest Index Carryover and Certificateholders' Interest Index Carryover). If at least two bids are not received or the highest bid after the resolicitation process is completed is not equal to or in excess of the Auction Purchase Amount and the fair market value of the Financed Student Loans, the Indenture Trustee will not consummate such sale. The Indenture Trustee may consult and, at the direction of the Seller, shall consult, with a financial advisor, including the Underwriters or the Administrator, to determine if the fair market value of the Financed Student Loans has been offered. The net proceeds of any such sale will be used to redeem any outstanding Notes and to retire any outstanding Certificates on such Distribution Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Distribution Dates upon terms similar to those described above. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the December 2008 Distribution Date or any subsequent Distribution Date. In the event the Financed Student Loans in a Loan Group are not sold in accordance with the foregoing, on each Distribution Date on and after the December 2008 Distribution Date the Specified Collateral Balance for such Loan Group shall be reduced to zero and all Available Funds for such Loan Group remaining after applying such amounts to pay the Servicing Fee allocable to such Loan Group, the Administration Fee allocable to such Loan Group, the related Noteholders' Interest Distribution Amount, the related Noteholders Priority Principal Distribution Amount, if any, and the related Certificateholders' Interest Distribution Amount will be paid as principal to the holders of the related Notes and then to the holders of the related Certificates until the outstanding principal balance of the related Notes and related Certificates has been reduced to zero.

ADMINISTRATOR

         The Seller, in its capacity as Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee and the Sale and Servicing Agreement with the Trust, the Seller, the Servicers and the Eligible


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Lender Trustee, pursuant to which the Administrator will agree, to the extent provided therein, (i) in the event that daily deposits into the Collection Account are not required, to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment on or before the business day prior to any Monthly Servicing Payment Date or any Distribution Date, as applicable,
(ii) to direct the Indenture Trustee to make the required distributions from the Trust Accounts on each Monthly Servicing Payment Date and each Distribution Date, (iii) to prepare and file with the Department all appropriate claim forms and other documents and filings on behalf of the Eligible Lender Trustee in order to claim any Interest Subsidy Payments and Special Allowance Payments that may be payable in respect of each Collection Period with respect to the Financed Federal Loans, (iv) to prepare (based on the quarterly and annual reports received from the Servicers) and provide monthly, quarterly and annual statements to the Eligible Lender Trustee and the Indenture Trustee with respect to distributions to Noteholders and Certificateholders and any related federal income tax reporting information and (v) to provide the notices and to perform other administrative obligations required by the Indenture, the Trust Agreement and the Sale and Servicing Agreement. As compensation for the performance of the Administrator's obligations under the Administration Agreement and the Sale and Servicing Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee in an amount equal to $3,000 per quarter (the "Administration Fee").


               CERTAIN LEGAL ASPECTS OF THE FINANCED STUDENT LOANS

TRANSFER OF FINANCED STUDENT LOANS

         The Seller intends that the transfer of the Financed Student Loans by it to the Eligible Lender Trustee on behalf of the Trust constitutes a valid sale and assignment of such Financed Student Loans. In addition, the Seller has taken and will take all actions that are required under applicable state law to perfect the Eligible Lender Trustee's ownership interest in the Financed Student Loans and the collections with respect thereto. Notwithstanding the foregoing, if the transfer of the Financed Student Loans is deemed to be an assignment of collateral as security for the benefit of the Trust, the Financed Student Loans would be considered general intangibles for purposes of the applicable Uniform Commercial Code (the "UCC"). If such transfer is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the Eligible Lender Trustee's security interest. A financing statement or statements covering the Financed Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Seller is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Eligible Lender Trustee's interest from third parties.

         If the transfer of the Financed Student Loans is deemed to be an assignment as security for the benefit of the Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Financed Student Loans coming into existence after the Closing Date could have an interest in such Financed Student Loans with priority over the Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a Financed Student Loan comes into existence may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loan. Furthermore, if the FDIC were appointed as a receiver or conservator of the Seller, the FDIC's administrative expenses may also have priority over the interest of the Eligible Lender Trustee in such Financed Student Loans. Under the Sale and Servicing Agreement, however, the Seller will warrant that it has transferred the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Financed Student Loan (or any interest therein) other than to the Eligible Lender Trustee on behalf of the Trust, except as provided below.

         Pursuant to the Sale and Servicing Agreement the Servicers as custodians on behalf of the Trust will have custody of the promissory notes evidencing the Financed Student Loans such Servicers are servicing following the sale of the Financed Student Loans to the Eligible Lender Trustee. Although the accounts of the Seller will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Financed Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Financed Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Financed Student Loans were sold to another party, or a security interest therein were granted to another party,


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that purchased (or took such security interest in) any of such Financed Student
Loans in the ordinary course of its business and took possession of such Financed Student Loans, then the purchaser (or secured party) would acquire an interest in such Financed Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) such Financed Student Loans for new value and without actual knowledge of the Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants."

CERTAIN MATTERS RELATING TO RECEIVERSHIP

         The FDIA, as amended by FIRREA, sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller.

         Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC that the FDIC, in its capacity as a receiver or conservator for the Seller, would not interfere with the timely transfer to the Trust of collections with respect to the Financed Student Loans. To the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that interest was validly perfected before the Seller's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, based upon opinions and statements of policy issued by the general counsel of the FDIC addressing the enforceability against the FDIC, as conservator or receiver for a depository institution, of a security interest in collateral granted by such depository institution, such security interest should not be subject to avoidance and payments to the Trust with respect to the Financed Student Loans should not be subject to recovery by the FDIC as receiver or conservator of the Seller. If, however, the FDIC were to assert a contrary position, certain provisions of the FDIA which, at the request of the FDIC, have been applied in recent lawsuits to avoid security interests in collateral granted by depository institutions, would permit the FDIC to avoid such security interest, thereby resulting in possible delays and reductions in payments on the Notes and the Certificates. In addition, if the FDIC were to require the Indenture Trustee or the Eligible Lender Trustee to establish its right to such payments by submitting to and completing the administrative claims procedure under the FDIA, as amended by FIRREA, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur.

         In the event of a Servicer Default or an Administrator Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to a Servicer or the Administrator, a court, conservator, receiver or liquidator may have the power to prevent either the Indenture Trustee or Noteholders from appointing a successor Servicer or Administrator, as the case may be. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default and Administrator Default."

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. In certain circumstances, the Trust may be liable for certain violations of consumer protection laws that apply to the Financed Student Loans, either as assignee from the Seller or as the party directly responsible for obligations arising after the transfer. For a discussion of the Trust's rights if the Financed Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants."

LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO FINANCED STUDENT LOANS

         The Higher Education Act, including the implementing regulations thereunder (in the case of Federal Loans), and the Programs impose specified requirements, guidelines and procedures with respect to originating and servicing Student Loans such as the Financed Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis in the case of Federal Loans and the performance of a creditworthiness


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evaluation in the case of Private Loans) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Servicers have agreed pursuant to the Sale and Servicing Agreement to perform collection and servicing procedures on behalf of the Trust with respect to the Financed Student Loans each is servicing. However, failure to follow these procedures or failure of the Seller to follow procedures relating to the origination of any Financed Federal Loans could result in adverse consequences. In the case of any such Financed Federal Loans, any such failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Financed Federal Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Financed Federal Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the Eligible Lender Trustee with respect to such Financed Federal Loans. In the case of the Financed Private Loans, failure to make or service properly such Private Loans in accordance with such procedures could adversely affect the Eligible Lender Trustee's ability to obtain Guarantee Payments (through the Collateral Agent) from TERI or Guarantee Payments from HICA with respect to such Financed Private Loans.

         Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the Trust's ability to pay principal and interest on the Notes and to make distributions in respect of the Certificates. Under certain circumstances, pursuant to the Sale and Servicing Agreement, the Seller is obligated to repurchase any Financed Student Loan, or a Servicer is obligated to purchase any Financed Student Loan, if a breach of the representations, warranties or covenants of the Seller or such Servicer, as the case may be, with respect to such Financed Student Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within any applicable cure period (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have such a material adverse effect). See "Description of the Transfer and Servicing Agreements--Sale of Financed Student Loans; Representations and Warranties" and "--Servicer Covenants." The failure of the Seller or a Servicer to so purchase a Financed Student Loan would constitute a breach of the Sale and Servicing Agreement, enforceable by the Eligible Lender Trustee on behalf of the Trust or by the Indenture Trustee on behalf of the Noteholders, but would not constitute an Event of Default under the Indenture.

STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

         Neither Financed Federal Loans nor Financed Private Loans are generally dischargeable by a borrower in bankruptcy pursuant to the Bankruptcy Code, unless (A) such Student Loan first became due before seven years (exclusive of any applicable suspension of the repayment period) before the date of the bankruptcy or (B) excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                             INCOME TAX CONSEQUENCES

Set forth below is a general summary of material federal and Pennsylvania state income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. Federal Tax Counsel has reviewed this summary with respect to federal income tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to Noteholders and Certificateholders. Pennsylvania Tax Counsel has reviewed this summary with respect to Pennsylvania income and franchise tax matters and is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the Pennsylvania income and franchise tax considerations that are likely to be material to Noteholders and Certificateholders. The summary is intended as an explanatory discussion of the possible effects of certain federal and Pennsylvania income tax consequences to holders generally, but does not purport to furnish information in the level of detail or with the attention to a holder's specific tax circumstances


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that would be provided by a holder's own tax advisor. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. In addition, any discussion regarding the Notes is limited to the federal and Pennsylvania income tax consequences of the initial Noteholders and not a purchaser in the secondary market. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

         With respect to federal tax matters, the summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Federal Tax Counsel, regarding certain federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

SCOPE OF THE TAX OPINIONS

         Federal Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Further, Federal Tax Counsel will advise the Trust that the Notes will be characterized as debt for federal income tax purposes.

         Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion that the same characterizations of the Notes and the Trust would apply for Pennsylvania state income tax purposes as for federal income tax purposes.

FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE NOTES

         Tax Characterization of the Notes and the Trust. Federal Tax Counsel will, prior to the issuance of the Notes, deliver its opinion that based on the terms of the Notes and the transactions relating to the Financed Student Loans as set forth herein, the Notes will be treated as debt for federal income tax purposes. There is, however, no specific authority with respect to the characterization for federal income tax purposes of securities having the same terms as the Notes.

         Federal Tax Counsel will also deliver its opinion that based on the applicable provisions of the Trust Agreement and related documents, the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. If the Trust were taxable for federal income tax purposes as a corporation, the income from the Financed Student Loans (reduced by deductions, possibly including interest on the Notes) would be subject to federal income tax at corporate rates, which would reduce the amounts available to make payments on the Notes.

         If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership but it would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. Furthermore, such a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

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         Treatment of the Notes as Indebtedness. The Seller will agree, and the
Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal, state and local income and franchise tax purposes. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury Regulations (the "OID regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations.

         Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Based on the above assumptions, the Notes will not be considered issued with original issue discount. However, because of limitations on the payment of interest on the Notes to the extent of the Trust's having insufficient Available Funds the IRS may contend that the Notes should be treated as having been issued with OID. In such case, Noteholders (regardless of whether they otherwise use the cash or accrual method of accounting) would be required to include interest on the Notes in taxable income on an accrual basis. However, until the IRS determines otherwise, the Trust intends to take the position that the Notes are not issued with OID. A holder who purchases a Note at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

         Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with an appropriate statement (on Form W-8 or similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a relevant signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States Federal


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income tax on the interest, gain or income at regular federal income tax rates.
In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

         On October 6, 1997, Treasury Regulations (the "New Withholding Tax Regulations") were issued which alter the rules described above in certain respects. The New Withholding Tax Regulations generally will be effective with respect to payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made. Prospective investors should consult their tax advisors concerning the requirements imposed by the New Withholding Tax Regulations and their effect on the holding of the Notes.

         Information Reporting and Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability. Prospective investors should consult with their tax advisors as to their eligibility for exemption from backup withholding and the procedure for obtaining the exemption, and the potential impact of the New Withholding Tax Regulations.

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE NOTES

         The activities to be undertaken by PHEAA, as Servicer in servicing and collecting the Financed Student Loans it is servicing will take place in Pennsylvania. There is no authority in Pennsylvania addressing the question of whether the Notes will be treated as debt or equity for Pennsylvania purposes. Furthermore, Pennsylvania does not necessarily adopt Federal income tax definitions in characterizing income for state tax purposes. Nonetheless, subject to the foregoing uncertainties, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion to the Trust that, assuming the Notes are treated as debt for Federal income tax purposes, the Notes will be treated as debt for Pennsylvania income tax purposes. Noteholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holder's ownership of Notes. However, for Pennsylvania resident Noteholders otherwise subject to Pennsylvania tax, the interest on the Notes will be included in Pennsylvania taxable income.

FEDERAL TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

         Tax Characterization of the Trust. Federal Tax Counsel will, prior to the issuance of the Certificates, deliver its opinion that the Trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Seller and the Servicers will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership.

         If the Trust were held to be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust).

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         Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax, but each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest earned on the Financed Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from Eligible Investments in the Trust Accounts and any gain upon collection or disposition of the Financed Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of the Financed Student Loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury Regulations and the partnership agreement (here, the Trust Agreement and related documents). Under the Trust Agreement, payments on the Certificates at the Certificate Rate (including accruals on amounts previously due on the Certificates but not yet distributed) will be treated as "guaranteed payments" under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and the Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

         In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) prepayment premium, if any, payable to the Certificateholders for such month, and (ii) any Trust income attributable to discount on the Financed Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price. Such allocation will be reduced by any amortization by the Trust of premium on Financed Student Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Seller. It is believed that this allocation will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period based on the Certificate Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Certificateholders will, in effect, be required to report income from the Certificates on the accrual basis. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

         Additionally, all of the guaranteed payments and the taxable income allocated to a Certificateholder that is a tax-exempt entity will constitute "unrelated business taxable income," which, under the Code, is generally taxable to such a holder despite the holder's tax exempt status.

         An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicers) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

         The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Financed Student Loans, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse affect on Certificateholders.

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         Discount and Premium. It is believed that the Financed Student Loans will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Financed Student Loans may be greater or less than the remaining principal balance of the Financed Student Loans at the time of purchase. If so, the Financed Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.) The Trust will make an election that will result in any such market discount on the Financed Student Loans being included in income currently as such discount accrues over the life of the loans. As indicated above, a portion of such market discount income will be allocated to Certificateholders. Similarly, the Trust will make an election to amortize any market premium over the life of the Financed Student Loans, which could result in additional deductions allocated to the Certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust (which include the Certificates and the Seller's interest) are sold or exchanged within a 12-month period. If such a termination occurs the Trust will be considered to contribute all of its assets and its liabilities to the Trust, as a new partnership (the "New Partnership"), for an interest in the New Partnership; and immediately thereafter, the Trust, as the former partnership (the "Terminated Partnership"), will be considered to distribute interests in the New Partnership to the Certificateholders in proportion to their respective interests in the Terminated Partnership in liquidation of the Terminated Partnership. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.
Furthermore, the Trust might not be able to comply due to lack of data.

         Disposition of Certificates. Subject to the discussion in the immediately following paragraph, generally, capital gain or loss will be recognized on a sale of a Certificate in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificate sold. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by his share of Trust income that is includible in his gross income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

         Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Financed Student Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid these special reporting requirements, the Trust will elect to include any such market discount in income as it accrues.

         If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

         Allocations Between Transferor and Transferee. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

         The use of such a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed (or is allowed only for transfers of less than all of the partner's interest), taxable income or


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losses of the Trust might be reallocated among the Certificateholders. The
Seller is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by any future authority.

         Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

         Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report to holders (and to the IRS) each Certificateholder's allocable share of items of Trust income and expense on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Certificates as a nominee on behalf of another person at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information concerning Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information described above and such nominees will be required to forward such information to the beneficial owners of the Certificates.

         The Seller, will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

         Tax Consequences to Foreign Certificateholders. If the Trust is considered to be engaged in a trade or business in the United States, it may be required to withhold taxes on income allocable to non-U.S. Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Because it is unclear whether the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury Regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign Certificateholder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the computation of the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. The Trust will cooperate in any such refund claim if it can do so without incurring any out-of-pocket cost. No assurance can be given as to whether any such refund claim would be granted.

         The New Withholding Tax Regulations modify certain of the filing requirements with which foreign persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. The New Withholding Tax Regulations generally are effective for payments of interest due after December 31, 1999. Prospective investors are urged to consult their tax advisors with respect to the effect of the New Withholding Tax Regulations.

         Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. Certificateholders should consult with their tax advisors as to their eligibility for exemption to backup withholding and the procedure for obtaining the exemption, and the potential impact of the New Withholding Tax Regulations.

PENNSYLVANIA INCOME AND FRANCHISE TAX CONSEQUENCES WITH RESPECT TO THE CERTIFICATES

         Because state and local income and franchise tax laws vary greatly, it is impossible to predict the income and franchise tax consequences to the Certificateholders in all of the state and local taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own advisors with respect to state and local income and franchise taxes. However, Pennsylvania Tax Counsel will, prior to the issuance of the Notes and Certificates, deliver its opinion that the Trust will not be subject to Pennsylvania corporate net income tax or capital stock franchise tax or any other Pennsylvania entity level income or franchise tax. There is no assurance, however, that this conclusion will not be challenged by the Pennsylvania taxing authorities or, if challenged, that the taxing authorities will not be successful. If the Trust were subject to an entity level tax in Pennsylvania, any such tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). Certificateholders not otherwise subject to taxation in Pennsylvania should not become subject to taxation in Pennsylvania solely because of a holding ownership of Certificates. However, for Pennsylvania resident Certificateholders otherwise subject to Pennsylvania tax, the distributions on the Certificates will be included in Pennsylvania taxable income.

         THE FEDERAL AND PENNSYLVANIA TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA, and/or Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, and certain types of Keogh Plans, and other plans subject to Section 4975 of the Code (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

         Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Trustee or the Indenture Trustee, the Seller, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         No Certificates may be purchased for, or on behalf of, any Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan.

         If the Securities are Certificates, the purchaser is deemed to have represented that it is not acquiring the Certificates directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan. If the Securities are Notes, the purchaser is deemed to have represented that either: (A) the purchaser is not acquiring the Notes directly or indirectly for, or on behalf of, a Benefit Plan or any entity whose underlying assets are deemed to be plan assets of such Benefit Plan, or (B) the acquisition and holding of the Notes by the purchaser qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the respective Underwriting Agreements relating to the Notes and the Certificates (the "Underwriting Agreements"), the Seller has agreed to cause the Trust to sell to the underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount of Class IA-1 Notes, Class IA-2 Notes and Class I-B Certificates set forth opposite its name:


                                                           PRINCIPAL                                        PRINCIPAL
UNDERWRITER                                                AMOUNT OF       PRINCIPAL AMOUNT OF              AMOUNT OF
                                                       CLASS IA-1 NOTES      CLASS IA-2 NOTES         CLASS I-B CERTIFICATES
                                                       ----------------      ----------------         ---------------------


Credit Suisse First Boston Corporation............
Key Capital Markets, Inc..........................
         Total....................................


                                                                                                      PRINCIPAL
                                                           PRINCIPAL                                  AMOUNT OF
                                                           AMOUNT OF       PRINCIPAL AMOUNT OF       CLASS II-B
UNDERWRITER                                            CLASS IIA-1 NOTES    CLASS IIA-2 NOTES       CERTIFICATES
------------                                           -----------------    -----------------       ------------

Credit Suisse First Boston Corporation............
Key Capital Markets, Inc..........................
         Total....................................

         In the respective Underwriting Agreements, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase (i) all the Notes offered hereby if any of the Notes are purchased and (ii) all the Certificates offered hereby if any of the Certificates are purchased. The Seller has been advised by the Underwriters that the Underwriters propose initially to offer the Securities to the public at the respective public offering prices set forth on the covering page of this Prospectus, and to certain dealers at such prices less a concession not in excess of % per Class IA-1 Note, % per Class IA-2 Note, ___% per Class I-B Certificate, ___% per Class II A-1 Note, ___% per Class II A-2 Note, and ___% per Class II-B Certificate. The Underwriters may allow and such dealers may reallow to other dealers a discount not in excess of % per Class IA-1 Note, % per Class IA-2 Note, ___% per Class I-B Certificate, ___% per Class II-A-1 Note, ___% per Class II-A-2 Note and ___% per Class II-B Certificate. After the initial public offering, such public offering prices, concessions and reallowances may be changed.

         Credit Suisse First Boston Corporation has informed the Seller that it does not expect discretionary sales by the Underwriters to exceed 5% of the aggregate principal amount of the Notes and the Certificates being offered hereby.

         The Seller does not intend to apply for listing of the Securities on a national securities exchange, but has been advised by Credit Suisse First Boston Corporation that it intends to, and by Key Capital Markets, Inc. that it may, make a market in the Securities. The Underwriters are not obligated, however, to make a market in the Securities and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Securities.

         The Underwriting Agreements provide that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

         The closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes and the closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates.

         Credit Suisse First Boston Corporation is engaged from time to time by KeyCorp, the parent corporation of the Seller, to provide investment banking services.

         After the initial distribution of the Securities by the Underwriters, this Prospectus may be used by Key Capital Markets, Inc. in connection with offers and sales relating to market making transactions in the Securities. Key Capital

Markets, Inc. may act as principal or agent in such transactions, but has no obligation to do so. Such transactions will be at prices related to prevailing market prices at the time of sale.

         Key Capital Markets, Inc. is a broker-dealer registered as such with the National Association of Securities Dealers, Inc., and commenced business on February 26, 1996. Key Capital Markets, Inc. has acted as an underwriter in a variety of public finance offerings as well as a number of asset-backed and other debt offerings for subsidiaries of Key Corp. The Seller is an affiliate of Key Capital Markets, Inc.

                                 LEGAL MATTERS

         Certain legal matters relating to the Securities will be passed upon for the Trust, the Seller and the Administrator by Forrest F. Stanley, Esq., General Counsel and Secretary of the Seller, as counsel for the Seller, and by Thompson Hine & Flory LLP, Cleveland, Ohio and for the Underwriters by Stroock & Stroock & Lavan, New York, New York. Certain federal income tax and other matters will be passed upon for the Trust by Thompson Hine & Flory LLP. Certain Pennsylvania state income tax matters will be passed upon for the Trust by
------------.

                            INDEX OF PRINCIPAL TERMS

         Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

PAGE
----

1992 Amendments.......................................................................24
52 Week T-Bill Rate..................................................................106
91-day Treasury Bill Rate.............................................................45
AACSB.................................................................................40
Accrued Expected Expense Payment......................................................95
Additional Student Loans..............................................................13
Administration Agreement...............................................................4
Administration Fee....................................................................37
Administrator..........................................................................2
Administrator Default................................................................107
Applicable Trustee....................................................................88
ASA....................................................................................9
Assigned Rights.......................................................................22
Association............................................................................1
Auction Purchase Amount...............................................................20
Available Funds.......................................................................99
Available Loan Purchase Funds.........................................................16
Bank..................................................................................36
Benefit Plan.........................................................................121
Capped Amount.........................................................................19
Cede...................................................................................2
Cedel..................................................................................3
Cedel Participants....................................................................89
Certificate  Balance.................................................................101
Certificate Pool Factor...............................................................79
Certificate Rate......................................................................82
Certificateholder.....................................................................88
Certificateholders....................................................................35
Certificateholders' Distribution Amount..............................................101
Certificateholders' Interest Carryover Shortfall.....................................101
Certificateholders' Interest Distribution Amount.....................................101
Certificateholders' Interest Index Carryover...........................................6
Certificateholders' Principal Distribution Amount....................................102
Certificates...........................................................................1
Class IA-2 Note Pool Factor...........................................................79
Class I-B Certificate Pool Factor.....................................................79
Class II-B Certificate Pool Factor....................................................79
Class A-2 Note Pool Factor............................................................79
Code.................................................................................114
Cohort Default Rate...................................................................78
Collateral Agent..................................................................19,105
Collection Account....................................................................14
Collection Period.....................................................................11
Commission.............................................................................2
Consolidation Loans...................................................................52
Cooperative...........................................................................89
cumulative cash reserves..............................................................73
Deferral..............................................................................59
Deferral Period.......................................................................46
Definitive Certificates...............................................................90
Definitive Notes......................................................................90
Definitive Securities.................................................................90

Department.............................................................................4
Depositaries..........................................................................88
Depository............................................................................79
Determination Date....................................................................99
DOE Data Book.........................................................................73
DTC....................................................................................2
ECMC...................................................................................9
EFS....................................................................................1
Eligible Deposit Account..............................................................93
Eligible Institution..................................................................93
Eligible Investments..................................................................93
Eligible Lender Trustee................................................................4
Eligible Student......................................................................40
ERISA Considerations..................................................................21
Escrow Account........................................................................14
Euroclear..............................................................................3
Euroclear Operator....................................................................89
Euroclear Participants................................................................89
Event of Default......................................................................85
Excess Servicing Fee..................................................................19
Exchange Act...........................................................................2
Expected Interest Collections.........................................................80
Expected Rate.........................................................................95
FDIA..................................................................................30
FDIC..................................................................................30
Federal Assistance....................................................................44
Federal Consolidation Loan............................................................48
Federal Consolidation Loan Rebate.....................................................49
Federal Consolidation Loans...........................................................40
Federal Direct Student Loan Program...................................................25
Federal Guarantee Agreements..........................................................39
Federal Guarantors.....................................................................9
Federal Loans.........................................................................24
Federal Origination Fee...............................................................26
Federal Programs......................................................................26
Federal Tax Counsel...................................................................21
FFELP.................................................................................29
Final Subsequent Transfer Date........................................................16
Financed Federal Loans.................................................................4
Financed Private Loans.................................................................4
Financed Student Loans.................................................................4
FIRREA................................................................................30
Forbearance...........................................................................59
Forbearance Period....................................................................46
foreign person.......................................................................115
Formula Rate..........................................................................80
Funding Period........................................................................13
Grace.................................................................................59
Grace Period..........................................................................45
Graduate Loan Programs................................................................39
Graduate Schools......................................................................39
Group 1 Other Additional Pre-Funded Amount............................................12
Group 1 Other Additional Pre-Funding Subaccount.......................................93
Group 1 Pre-Funded Amount.............................................................11
Group 1 Subsequent Pool Pre-Funded Amount..............................................8
Group 1 Subsequent Pool Pre-Funding Subaccount........................................12
Group 2 Other Additional Pre-Funded Amount............................................12
Group 2 Other Additional Pre-Funding Subaccount.......................................12
Group 2 Pre-Funded Amount.............................................................11
Group 2 Subsequent Pool Pre-Funded Amount..............................................8
Group 2 Subsequent Pool Pre-Funding Subaccount........................................12
Guarantee Agreement...................................................................24
Guarantee Agreements..................................................................39


Guarantee Fee Advance.................................................................51
Guarantee Payments....................................................................24
Guarantor.............................................................................39
Guarantors.............................................................................9
HICA...................................................................................9
Higher Education Act...................................................................9
Indenture..............................................................................4
Indenture Trustee......................................................................4
Index Maturity........................................................................84
Indirect Participants.................................................................88
Initial Financed Federal Loans........................................................10
Initial Financed Private Loans........................................................10
Initial Financed Student Loans........................................................13
Initial Pool Balance..................................................................11
In-School.............................................................................59
Insolvency Event......................................................................33
Interest Period.......................................................................80
Interest Subsidy Payments.............................................................44
Interim...............................................................................51
Investment Earnings...................................................................93
Investor Index.........................................................................5
IRS..................................................................................114
KCMI...................................................................................3
LIBOR Determination Date..............................................................84
Liquidated Student Loans..............................................................99
Liquidation Proceeds..................................................................99
Loan Group 1.........................................................................1,4
Loan Group 2.........................................................................1,3
Loan Purchase Termination Date........................................................13
Lock-In Period........................................................................83
Margin.................................................................................5
Maximum TERI Payment Amount...........................................................19
Minimum Purchase Amount...............................................................20
Monthly Rebate Fee....................................................................26
Monthly Servicing Payment Date........................................................15
Negative Carry Account................................................................16
Negative Carry Account Initial Deposit................................................16
Net Government Receivable............................................................102
new borrowers.........................................................................45
New Partnership......................................................................118
New Withholding Tax Regulations......................................................116
Note Collateralization Amount........................................................102
Note Interest Rate....................................................................80
Noteholder............................................................................88
Noteholders...........................................................................35
Noteholders'  Distribution Amount....................................................102
Noteholders'  Interest Carryover Shortfall...........................................102
Noteholders'  Interest Distribution Amount...........................................102
Noteholders'  Principal Distribution Amount..........................................102
Noteholders' Interest Carryover Shortfall............................................102
Noteholders' Interest Index Carryover..................................................6
Noteholders' Priority Principal Distribution Amount..................................103
Notes..................................................................................1
NSLP...................................................................................9
Obligors.............................................................................103
OID..................................................................................115
OID regulations......................................................................115
original principal amount of outstanding loans........................................73
Other Additional Pre-Funded Amount....................................................93
Other Additional Pre-Funding Subaccount...............................................12
Other Student Loans...................................................................13
Other Subsequent Student Loans........................................................13
Participants..........................................................................80


PHEAA..................................................................................1
Plan Assets Regulation...............................................................121
Pool Balance..........................................................................11
Pool Factor...........................................................................79
Pre-Funding Account...................................................................11
Principal  Distribution Amount.......................................................103
Principal Distribution Amount..........................................................7
Private Consolidation Guarantee Fee...................................................52
Private Consolidation Loan............................................................52
Private Consolidation Loans.".........................................................40
Private Guarantee Agreements..........................................................39
Private Guarantors.....................................................................9
Private Loan Repayment Commencement Date..............................................51
Private Loans.........................................................................25
Programs..............................................................................39
PTCE.................................................................................121
Purchase Amount.......................................................................92
Purchase Price........................................................................12
Realized Losses......................................................................106
Reference Bank........................................................................84
Related Documents.....................................................................87
Repayment.............................................................................51
Reserve Account.......................................................................16
Reserve Account Initial Deposit.......................................................17
Rules.................................................................................89
Secretary.............................................................................27
Securities.............................................................................2
Securities Act.......................................................................2,3
Securityholder........................................................................88
Seller.................................................................................1
Seller Insolvency Event..............................................................109
Seller Trusts.........................................................................28
Serial Loans..........................................................................94
Servicer...............................................................................1
Servicer Default......................................................................13
Servicing Fee.........................................................................18
SLS Loans.............................................................................40
SLS Program...........................................................................47
Special Allowance Payments............................................................44
Special Determination Date.............................................................8
Specified Collateral Balance...........................................................7
Specified Reserve Account Balance.....................................................15
Stafford Loans........................................................................40
Statistical Cutoff Date................................................................8
Student Loan Rate.....................................................................80
Student Loans..........................................................................1
Subsequent Cutoff Date................................................................95
Subsequent Pool........................................................................8
Subsequent Pool Pre-Funding Subaccount................................................93
Subsequent Pool Student Loans.........................................................13
T-Bill Rate...........................................................................83
Telerate Page 3750....................................................................84
TERI...................................................................................5
TERI Guarantee Payment Account........................................................19
Terminated Partnership...............................................................118
Termination...........................................................................33
Terms and Conditions..................................................................90
The Graduate Loan Programs............................................................44
Three-Month LIBOR.....................................................................84
total dollars available for guaranty payment..........................................76 total loans outstanding...............................................................76
Transfer Agreement....................................................................95
Transfer and Servicing Agreements.....................................................92


Transfer Date.........................................................................14
Trust..................................................................................2
Trust Accounts........................................................................93
Trust Agreement........................................................................4
UCC..................................................................................111
Underlying Federal Loan...............................................................48
Underlying Private Loans..............................................................52
Underwriters...........................................................................1
Underwriting Agreements..............................................................121
unrelated business taxable income....................................................114
Unsubsidized Stafford Loans...........................................................44


         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE TRUST OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                TABLE OF CONTENTS

                                                 PAGE

Available Information................................
Reports to Securityholders...........................
Summary of Terms.....................................
Risk Factors.........................................
Formation of the Trust...............................
Management's Discussion and Analysis of
  Financial Condition and Results  of Operations.....
Use of Proceeds......................................
The Seller, the Administrator and the Servicers......
The Student Loan Financing Business..................
The Financed Student Loan Pool.......................
Pool Factors and Trading Information.................
Description of the Securities........................
Description of the Transfer
  and Servicing Agreements...........................
Certain Legal Aspects of the
  Financed Student Loans.............................
Income Tax Consequences..............................
ERISA Considerations.................................
Underwriting.........................................
Legal Matters........................................
Index of Principal Terms.............................

         UNTIL  ___________,  199_ (90 DAYS AFTER THE DATE
OF THIS PROSPECTUS),  ALL DEALERS  EFFECTING  TRANSACTIONS
IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS CREDIT SUISSE FIRST BOSTON DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO KEY CAPITAL MARKETS, INC.
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS  AND WITH
RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $___________

                        KEYCORP STUDENT LOAN TRUST 1998-A


                                  $___________
                            FLOATING RATE CLASS IA-1
                               ASSET BACKED NOTES


                                  $___________
                            FLOATING RATE CLASS IA-2
                               ASSET BACKED NOTES


                                  $-----------
                             FLOATING RATE CLASS I-B
                            ASSET BACKED CERTIFICATES


                                  $___________
                            FLOATING RATE CLASS IIA-1
                               ASSET BACKED NOTES


                                  $___________
                            FLOATING RATE CLASS IIA-2
                               ASSET BACKED NOTES


                                   $__________
                            FLOATING RATE CLASS II-B
                            ASSET BACKED CERTIFICATES


                       KEY BANK USA, NATIONAL ASSOCIATION
                                     SELLER


                                   PROSPECTUS


                           CREDIT SUISSE FIRST BOSTON

                           KEY CAPITAL MARKETS, INC.

                                                                [Alternate Page]

                SUBJECT TO COMPLETION, DATED ___________ __, 1998
                                 $_____________
                        KEYCORP STUDENT LOAN TRUST 1998-A


                       KEY BANK USA, NATIONAL ASSOCIATION
                                     Seller

         The KeyCorp Student Loan Trust 1998-A (the "Trust") will issue four classes of notes (the "Notes") and two classes of certificates (the "Certificates and together with the Notes (the "Securities") as set forth below. The Class IA-1 Notes and Class IA-2 Notes will be secured by a group ("Loan Group 1") of law school, medical school, dental school, graduate business school, and other graduate school student loans ("Student Loans"), originated by Key Bank USA, National Association (the "Seller") and reinsured by the United States Department of Education as described herein. The Class I-B Certificates will represent undivided beneficial ownership interests in the Student Loans to be included in Loan Group 1. The Class IIA-1 Notes and Class IIA-2 Notes will be secured by a group ("Loan Group 2") of Student Loans that are not reinsured by the United States Department of Education. The Class II-B Certificates will represent undivided beneficial ownership interests in the Student Loans to be included in Loan Group 2. Pennsylvania Higher Education Assistance Agency ("PHEAA" and in its capacity as servicer, "Servicer") and EFS Services, Inc. ("EFS" or "Servicer") will service the Student Loans included in the Trust.

         Interest on and principal of the Securities will be payable quarterly on or about the twenty-seventh day of each March, June, September and December, commencing December 27, 1998; provided, that no distributions in respect of principal of the Class A-2 Notes related to a Loan Group will be payable until the Class A-1 Notes related to such Loan Group are paid in full, and no distributions in respect of principal of the Certificates related to a Loan Group will be payable until the Class A-2 Notes related to such Loan Group are paid in full. The rights of Certificateholders to receive payments of interest and principal shall be subordinated to the rights of the Noteholders to receive payments of interest and principal to the extent described herein.

         Neither the Notes nor the Certificates will be listed on any national securities exchange. Credit Suisse First Boston Corporation intends to, and Key Capital Markets, Inc. may, make a secondary market in the Notes and the Certificates but neither has any obligation to do so. There can be no assurance that a secondary market for the Notes or the Certificates will develop or, if it does develop, that it will continue.

SEE "RISK FACTORS" BEGINNING ON PAGE FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES.

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES REPRESENT OBLIGATIONS OF, THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICERS OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE NOTES ARE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                -----------------

                             Original Class
                               Principal                                          Underwriting      Proceeds to
                                 Balance      Interest Rate    Price to Public      Discount        Seller(2)
                                 -------      -------------    ---------------      --------        ---------

Class IA-1 Notes......          $                  (1)                %                %                 %
Class IA-2 Notes......          $                  (1)                %                %                 %
Class I-B Certificates          $                  (1)                %                %                 %
Class IIA-1 Notes.....          $                  (1)                %                %                 %
Class IIA-2 Notes.....          $                  (1)                %                %                 %
Class II-B Certificates         $                  (1)                %                %                 %
Total

(1) Interest will accrue with respect to each Interest Period at a rate per annum equal to the lesser of (i) the applicable Investor Index plus the applicable Margin and (ii) the Student Loan Rate as described herein.

(2) Before deducting expenses, estimated to be $___________.


     The Securities are offered by Credit Suisse First Boston Corporation and Key Capital Markets, Inc. (the "Underwriters") when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Securities in book-entry form will be made through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and, in the case of the Notes, also Cedel Bank, societe anonyme and the Euroclear System on or about ________ __, 1998.

     This Prospectus is to be used by Key Capital Markets, Inc. ("KCMI") an affiliate of the Seller in connection with offers and sales related to market making transactions in the Securities in which KCMI acts as principal. KCMI may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.


              The date of this Prospectus is _______________, ___.

                                                               [Alternate Page]

                              PLAN OF DISTRIBUTION

     This Prospectus is to be used by KCMI, an affiliate of the Seller, in connection with offers and sales related to market-making transactions in the Securities in which KCMI acts as principal. KCMI may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale. Any obligations of KCMI are the sole obligations of KCMI and do not create any obligations on the part of any affiliate of KCMI.

     In connection with the offering, KCMI may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes and the Certificates. Specifically, KCMI may overallot the offering, creating a short position in the Notes and the Certificates for its own account. KCMI may bid for and purchase Notes and Certificates in the open market to cover such short positions. In addition, KCMI may bid for and purchase Notes and Certificates in the open market to stabilize the price of the Notes and the Certificates. These activities may stabilize or maintain the market price of the Notes and the Certificates above independent market levels. KCMI is not required to engage in these activities, and may end these activities at any time.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the offering of the Notes and the Certificates being registered herein are estimated as follows:

         SEC registration fee...............................................................   $
         Legal fees and expenses............................................................
         Accounting fees and expenses.......................................................
         Rating agency fees.................................................................
         Eligible Lender Trustee fees and expenses..........................................
         Indenture Trustee fees and expenses................................................
         Printing and engraving.............................................................
         Servicer conversion fees...........................................................
         Miscellaneous......................................................................      -----------

                  Total.....................................................................   $  ===========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Paragraph (a) of Article Tenth of the Articles of Association of the Registrant (this "Association") provides as follows:

               (a) This Association shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of this Association, or is or was serving at the request of this Association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise; in the case of a person serving at the request of this Association, such request shall be evidenced by a resolution of the Board of Directors or a duly authorized committee thereof or by a writing executed by an officer of this Association pursuant to a resolution of the Board of Directors or a duly authorized committee thereof. In the case of a merger into this Association of a constituent association which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent association, or served at the request of the constituent association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Association (as the surviving association) for acts, omissions, or other events or occurrences prior to the merger to the same extent he would have been entitled to indemnification by the constituent association if its separate existence had continued. The indemnification provided by this Article Tenth shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by law or under these Articles or the Bylaws of this Association, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

               (b) Notwithstanding division (a) of this [Article Tenth], no director, officer, or employee of this Association shall be indemnified against expenses, including attorneys' fees, penalties or other payments incurred in an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency when such proceeding or action results in a final order assessing civil money penalties against, or requiring affirmative action of, such director, officer, or employee in the form of payments to this Association.

         Reference is made to Section 1701.13(E) of the General Corporation Law of the State of Ohio relating to indemnification of directors, officers and employees of an Ohio corporation. For the full text of Article Tenth of the Registrant's Articles of Association, reference is hereby made to Exhibit 3(a) hereto.

         The Registrant also maintains insurance on behalf of each director and certain officers against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions.

ITEM 16.  EXHIBITS.


1.1.          Form of Underwriting Agreement for Notes*
1.2.          Form of Underwriting Agreement for Certificates*
3.1.          Articles of Association of Key Bank USA, National Association*
3.2.          Bylaws of Key Bank USA, National Association*
4.1.          Form of Indenture between the Trust and the Indenture Trustee (including as exhibits thereto a form of Floating Rate Asset Backed Note)*
4.2.          Form of Amended and Restated Trust Agreement between Key Bank USA, National Association and the
              Eligible Lender Trustee (including as an exhibit thereto a form of Floating Rate Asset Backed
              Certificate)*
5.1.          Opinion of Forrest F. Stanley, Esq. with respect to legality*
8.1.          Opinion of Thompson Hine & Flory LLP with respect to federal tax matters*
8.2.          Opinion of ____________ with respect to Pennsylvania tax matters*
10.1.         Form of Sale and Servicing Agreement among the Seller, the Servicers, the Trust, the Eligible
              Lender Trustee and the Administrator*
10.2.         Form of Supplemental Sale and Servicing Agreement among Key Bank USA, National Association, as
              Seller and Administrator, the Servicers, the Trust and the Eligible Lender Trustee*
10.3.         Form of Administration Agreement among the Administrator, the Trust and the Indenture Trustee*
10.4.         Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and PHEAA*
10.5.         Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and ASA*
10.6.         Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and NSLP*
10.7.         Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and
              ECMC*
10.8.         Form of Guarantee Agreement among the Eligible Lender Tristee on behalf of the Trust,
              Key Bank USA, National Association as Seller, and TERI*.
10.9          Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and HICA*
23.1.         Consent of Forrest F. Stanley, Esq. (included as part of Exhibit 5.1)*
23.2.         Consent of Thompson Hine & Flory LLP (included as Exhibit 8.1)*
23.3.         Consent of ________________________(included as Exhibit 8.2)*
24.1.         Powers of Attorney of directors and officers of Key Bank USA, National Association
25.1.         Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee*

---------------
*  To be filed by amendment


ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes that:

               (1) To provide to the Underwriters at the closing specified in the Underwriting Agreements Notes and Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

               (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

               (3) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (5) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

                    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (7) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (8) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, it believes that the securities rating requirement for use of Form S-3 will be met by the time of sale of the securities and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on June 29, 1998.

                                          KEY BANK USA, NATIONAL ASSOCIATION


                                          By:  /s/Forrest F. Stanley
                                             ---------------------------------
                                               Forrest F. Stanley, Assistant
                                                Secretary and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 29, 1998, by the following persons in the capacities indicated.

                     Signature                     Title
                     ---------                     -----


                             *                     Principal Executive Officer and Director
          ----------------------------
              James A. Fishell

                             *                     Principal Financial Officer
          ----------------------------
              Ronald J. Nicolas, Jr.

                             *                     Principal Accounting Officer
          ----------------------------
              Joseph A. Pampush

                             *                     Director
          ----------------------------
              Allen J. Gula, Jr.

                             *                     Director
          ----------------------------
              Kevin M. Blakely

                             *                     Director
          ----------------------------
              K. Brent Somers

          /s/Forrest F. Stanley                    Director
          ----------------------------
              Forrest F. Stanley



*By:     /s/Forrest F. Stanley
         -----------------------------
         Forrest F. Stanley
         Attorney-in-Fact
         June 29, 1998







                                  EXHIBIT INDEX

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
  ---                        ----------------------

1.1.          Form of Underwriting Agreement for Notes*
1.2.          Form of Underwriting Agreement for Certificates*
3.1.          Articles of Association of Key Bank USA, National Association*
3.2.          Bylaws of Key Bank USA, National Association*
4.1.          Form of Indenture between KeyCorp Student Loan Trust 1998-A (the "Trust")
              and Bankers Trust Company (the "Indenture Trustee") (including as exhibits thereto a form of Floating Rate Asset Backed Note)*
4.2.          Form of Amended and Restated Trust Agreement between Key Bank USA,
              National Association and The First National Bank of Chicago (the
              "Eligible Lender Trustee") (including as an exhibit thereto a form of Floating Rate Asset Backed Certificate)*
5.1.          Opinion of Forrest F. Stanley, Esq. with respect to legality*
8.1.          Opinion of Thompson Hine & Flory LLP with respect to federal and
              Pennsylvania tax matters*
8.2.          Opinion of ___________________with respect to Pennsylvania tax matters*
10.1.         Form of Sale and Servicing Agreement among Key Bank USA, National
              Association (in its capacity as the Seller and the Administrator),the
              Servicers, the Trust and the Eligible Lender Trustee*
10.2.         Form of Supplemental Sale and Servicing Agreement among Key Bank USA,
              National Association, as Seller and Administrator, the Servicers, the
              Trust and the Eligible Lender Trustee*
10.3.         Form of Administration Agreement among the Administrator, the Servicers, the Trust and the Indenture Trustee*
10.4.         Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and the Pennsylvania Higher Education Assistance Agency
              ("PHEAA")*
10.5.         Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and American Student Assistance ("ASA")*
10.6.         Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the Trust and Nebraska Student Loan Program ("NSLP")*
10.7.         Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the
              Trust and Educational Credit Management Corporation ("ECMC")*
10.8.         Form of Guarantee Agreement among the Eligible Lender Trustee on behalf of the Trust,
              Key Bank USA, National Association and The Education Resrources Institute, Inc.
              ("TERI")*
10.9.         Form of Guarantee Agreement between the Eligible Lender Trustee on behalf of the
              Trust and Hemar Insurance Company of America ("HICA")*
23.1.         Consent of Forrest F. Stanley, Esq. (included as part of Exhibit 5.1)*
23.2.         Consent of Thompson Hine & Flory LLP (included as Exhibit 8.1)*
23.3.         Consent of ________________________(included as Exhibit 8.2)*
24.1.         Powers of Attorney of directors and officers of Key Bank USA, National
              Association
25.1.         Statement of Eligibility under the Trust Indenture Act of 1939 of the
              Indenture Trustee*

------------------------

*       To be filed by amendment
